As filed with the Securities and Exchange Commission on June 28, 1996
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4

                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             TRIANGLE BANCORP, INC.
             (Exact name of registrant as specified in its charter)

    North Carolina                                   6022                        56-1764546
(State or other jurisdiction of          (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)               Classification Code No.)        Identification No.)

                            -------------------------

                              4300 GLENWOOD AVENUE
                          RALEIGH, NORTH CAROLINA 27612
                                 (919) 881-0455
                   (Address, including ZIP Code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)
                            -------------------------

MICHAEL S. PATTERSON                          ALEXANDER M. DONALDSON, ESQ.
PRESIDENT                         With Copy   MOORE & VAN ALLEN, PLLC
TRIANGLE BANCORP, INC.            to:         SUITE 1700, TWO HANNOVER SQUARE
4300 GLENWOOD AVENUE                          RALEIGH, NORTH CAROLINA 27611
RALEIGH, NORTH CAROLINA 27612                 (919) 821-6242
(919) 881-0455

          APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE
             SECURITIES TO THE PUBLIC: As soon as practicable after
                  the Registration Statement becomes effective.

               If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
                General Instruction G, check the following box. [ ]
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
Title of Each                                                               Proposed Maximum
Class of Securities                                 Proposed Maximum        Aggregate                Amount of
to be Registered           Amount to be             Offering Price Per      Offering Price(2)        Registration Fee
                           Registered(1)            Share
- ------------------------------------------------------------------------------------------------------------------------
Common Stock               829,973                  Not Applicable          $12,042,908              $4,159.49
========================================================================================================================


         (1) This Registration Statement covers (i) the maximum number of shares of common stock of the Registrant which is expected to be issued in connection with the transaction and (ii) the maximum number of shares of common stock reserved for issuance under various option plans of Granville United Bank, the obligations of which will be assumed by the Registrant upon consummation of the transaction but which may be issued prior to consummation of the transaction.

         (2) In accordance with Rule 457(f), the registration fee is based upon the book value as of May 31, 1996 ($14.74) of a share of the common stock of Granville United Bank.

         THIS REGISTRATION STATEMENT COVERS ADDITIONAL SHARES OF THE COMMON STOCK OF THE REGISTRANT WHICH MAY BE ISSUED TO PREVENT DILUTION RESULTING FROM A STOCK SPLIT, STOCK DIVIDEND OR SIMILAR TRANSACTION INVOLVING THE COMMON STOCK OF THE REGISTRANT, PURSUANT TO RULE 416.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             TRIANGLE BANCORP, INC.

          CROSS-REFERENCE SHEET PURSUANT TO ITEM 501 OF REGULATION S-K

Item of Form S-4                                                           Caption in Prospectus/Proxy Statement
PART I - INFORMATION REQUIRED IN THE PROSPECTUS

A.   INFORMATION ABOUT THE TRANSACTION

      1.      Forepart of Registration Statement and Outside Front
              Cover Page of Prospectus...........................          Facing Page of Registration Statement; Cross-Reference
                                                                           Sheet; Outside Front Cover Page of Prospectus

      2.      Inside Front and Outside Back Cover Pages of Prospectus      Table of Contents; Available Information; Incorporation
                                                                           of Certain Documents by Reference

      3.      Risk Factors, Ratio of Earnings to Fixed Charges and
              Other Information..................................          Summary - Special Meeting of Granville Shareholders, -
                                                                           Parties to the Merger, - Structure and Terms of the
                                                                           Merger, - Conditions to Consummation of the Merger, -
                                                                           Required Regulatory Approval, - Certain Federal Income
                                                                           Tax Consequences, - Appraisal Rights of Dissenting
                                                                           Shareholders, - Triangle Stock and Granville Stock;
                                                                           Comparative Per Share Data; Selected Consolidated
                                                                           Financial Data

     4.       Terms of the Transaction...........................          The Merger; Summary - Granville Stock and Triangle Stock;
                                                                           Comparison of Granville Stock and Triangle Stock;
                                                                           Appendix I

     5.       Pro Forma Financial Information....................          Pro Forma Combined Condensed Financial Information

     6.       Material Contacts with the Company Being Acquired..          The Merger - Interest of Certain Persons in the Merger

     7.       Additional Information Required for Reoffering by
              Persons and Parties Deemed to be Underwriters......          Not Applicable

     8.       Interest of Named Experts and Counsel..............          Legal and Tax Matters

     9.       Disclosure of Commission Position on Indemnification
              for Securities Act Liabilities.....................          Comparison of Granville Stock and Triangle Stock -
                                                                           Indemnification of and Elimination of Director Liability

B.   INFORMATION ABOUT THE REGISTRANT

     10.      Information with Respect to S-3 Registrants........          Available Information; Incorporation of Certain Documents
                                                                           by Reference; Summary; Information About Triangle and
                                                                           Triangle Bank


     11.      Incorporation of Certain Information by Reference..          Incorporation of Certain Documents by Reference




     12.      Information with Respect to S-2 or S-3 Registrants.          Not Applicable

     13.      Incorporation of Certain Information by Reference..          Not Applicable

     14.      Information with Respect to Registrants Other Than S-3
              or S-2 Registrants.................................          Not Applicable


C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

     15.      Information with Respect to S-3 Companies..........          Not Applicable

     16.      Information with Respect to S-2 or S-3 Companies...          Incorporation of Certain Documents by Reference;
                                                                           Information About Granville; Selected Consolidated
                                                                           Financial Data; Summary - Granville Stock and Triangle
                                                                           Stock; Comparison of Granville Stock and Triangle Stock

     17.      Information with Respect to Companies Other than S-3 or
              S-2 Companies......................................          Not Applicable


D.   VOTING AND MANAGEMENT INFORMATION

     18.      Information if Proxies, Consents or Authorizations are
              to be Solicited....................................          Summary; Special Meeting of Granville Shareholders; The
                                                                           Merger - Interest of Certain Persons in the Merger, -
                                                                           Appraisal Rights of Dissenting Shareholders; Information
                                                                           About Triangle; Information about Granville; Appendix II

     19.      Information if Proxies, Consents or Authorizations are
              not to be Solicited or in an Exchange Offer.                 Not Applicable


                      [LETTERHEAD OF GRANVILLE UNITED BANK]


____, 1996

To the Shareholders of Granville United Bank:

You are cordially invited to attend a Special Meeting of the Shareholders ("Special Meeting") of Granville United Bank ("Granville") to be held at ____, Oxford, North Carolina at ___ p.m., local time, on ________, 1996, notice of which is enclosed.

At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of June 7, 1996 (the "Agreement"), among Granville, Triangle Bank and Triangle Bank's parent holding company, Triangle Bancorp, Inc. The Agreement provides for the merger (the "Merger") of Granville with and into Triangle Bank, with Triangle Bank being the surviving corporation. Upon consummation of the Merger, each share of Granville common stock issued and outstanding will be exchanged for
1.75 shares of Triangle Bancorp, Inc. common stock, with cash being paid in lieu of issuing fractional shares. Enclosed are the (i) Notice of Special Meeting of Shareholders, (ii) Prospectus/Proxy Statement, (iii) proxy card for the Special Meeting, (iv) Granville's Annual Report to Shareholders for the year ended December 31, 1995, and (v) Granville's Quarterly Report on Form F-4 for the three months ended March 31, 1996. The Prospectus/Proxy Statement describes in more detail the Agreement and the Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of Granville shareholders. Please read these materials carefully and consider thoughtfully the information set forth in them.

The Board of Directors of Granville has unanimously approved the Agreement and consummation of the Merger contemplated thereby, and unanimously recommends that you vote FOR approval of the Agreement.

It is important to understand that approval of the Agreement will require the affirmative vote of two-thirds of the votes entitled to be cast at the Special Meeting by holders of the issued and outstanding shares of Granville common stock. Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger with Triangle Bank and your vote on this matter is of great importance.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE AGREEMENT BY MARKING THE ENCLOSED PROXY CARD "FOR" PROPOSAL 1.

We look forward to seeing you at the Special Meeting.

Sincerely,


Billy N. Quick, Sr.
President and Chief Executive Officer

                             GRANVILLE UNITED BANK
                              109 HILLSBORO STREET
                        OXFORD, NORTH CAROLINA 27565-3211
                            TELEPHONE: (919) 693-9000



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                   TO BE HELD

                                __________, 1996


NOTICE is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Granville United Bank ("Granville") will be held at __.m., local time, on __________, 1996 at ______, _______, Oxford, North Carolina for the following purposes:

         1. PROPOSAL TO APPROVE PROPOSED MERGER. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of June 7, 1996, and the related Plan of Merger (collectively, the "Agreement"), by and among Triangle Bancorp, Inc. ("Triangle"), Triangle Bank ("Triangle Bank") and Granville and the transactions contemplated pursuant to the Agreement, which include, among other matters, (i) at the effective time, Granville will merge with and into Triangle Bank, the wholly-owned bank subsidiary of Triangle (the "Merger"), and (ii) each outstanding share of the common stock, $5.00 par value per share (the "Granville Stock"), of Granville will be converted into 1.75 shares of the common stock, no par value per share, of Triangle, all as more fully described in the accompanying Prospectus/Proxy Statement; and

         2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Under North Carolina law, each holder of Granville Stock has the right to dissent from the Merger and to demand payment of the fair value of his or her shares in the event the Merger is approved and consummated. The right of any such shareholder to dissent is contingent upon strict compliance with the requirements of Article 13 of the North Carolina Business Corporation Act ("Article 13"). The full text of Article 13 is attached as Appendix III to the Prospectus/Proxy Statement which accompanies this Notice and is incorporated herein by reference.

Shareholders of record at the close of business on _________, 1996 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

The Board of Directors unanimously recommends that the shareholders vote to approve the Agreement.

Each Granville shareholder is invited to attend the Special Meeting in person. However, to insure that a quorum is present at the Special Meeting, each shareholder is urged to complete, date, sign and return promptly the enclosed proxy in the enclosed pre-paid envelope. If you return the enclosed proxy, you may still attend the Special Meeting and vote in person, in which case your returned proxy will be void.

                                           By Order of the Board of Directors



                                           Billy N. Quick, Sr., President

Dated:  _________________, 1996

                                   PROSPECTUS

                             TRIANGLE BANCORP, INC.

                             UP TO __________ SHARES

                           COMMON STOCK, NO PAR VALUE


                                 PROXY STATEMENT

                       FOR SPECIAL MEETING OF SHAREHOLDERS
                              GRANVILLE UNITED BANK
                          TO BE HELD ON _________, 1996

         This Prospectus of Triangle Bancorp, Inc. ("Triangle"), a bank holding company organized under the laws of the State of North Carolina, relates to the shares of common stock, no par value per share, of Triangle ("Triangle Stock"), that are issuable to the shareholders of Granville United Bank ("Granville"), a commercial bank organized under the laws of the State of North Carolina, upon consummation of the proposed merger described herein, pursuant to which (i) Granville will be merged with and into Triangle Bank, the wholly-owned bank subsidiary of Triangle (the "Merger"), and (ii) each outstanding share of common stock, $5.00 par value per share, of Granville ("Granville Stock") will be converted into 1.75 shares of Triangle Stock pursuant to the terms of an Agreement and Plan of Reorganization and Merger, dated as of June 7, 1996, and the related Plan of Merger (collectively, the "Agreement"), by and among Triangle, Triangle Bank and Granville. A copy of the Agreement is attached hereto as Appendix I.

         Granville shareholders are entitled to their statutory dissenters' rights in accordance with North Carolina Law. See "THE MERGER-Appraisal Rights of Dissenting Shareholders." In lieu of issuing fractional shares of Triangle Stock, cash will be distributed to each Granville shareholder otherwise entitled to receive a fractional share in an amount equal to that fraction multiplied by the "market value" of one whole share of Triangle Stock. See "THE MERGER -Terms of the Merger".

         Upon the consummation of the Merger, except as described herein with respect to rights of dissenting shareholders, each share of Granville Stock outstanding immediately prior to the consummation of the Merger will cease to be outstanding and will be converted into 1.75 shares of Triangle Stock. As of _____, 1996, based on the closing sale price of Triangle Stock of $____ on the Nasdaq National Market, 1.75 shares of Triangle Stock would be worth $____. See "THE MERGER - Structure of the Merger", and "- Terms of the Merger".

         This Prospectus also serves as the Proxy Statement of Granville and is being furnished by Granville in connection with the solicitation of proxies to be used at the special meeting of shareholders of Granville, including any adjournments thereof (the "Special Meeting"), to be held on _____________, 1996. At the Special Meeting, shareholders of Granville will be asked to approve the Agreement.

         This Prospectus/Proxy Statement and related materials enclosed herewith are being mailed to the shareholders of Granville on or about _________, 1996.

         The address of Triangle's principal executive office is 4300 Glenwood Avenue, Raleigh, North Carolina 27612 (telephone number (919) 881-0455). The address of Granville's principal executive office is 109 Hillsboro Street, Oxford, North Carolina 27565-3211 (telephone number (919) 693-9000).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR HAS THE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus/Proxy Statement is ___________, 1996.

         No person is authorized to give any information or to make any representation other than those contained in this Prospectus/Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized by Triangle or Granville. This Prospectus/Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus/Proxy Statement in any jurisdiction in which such offer is not authorized or to or from any person to whom it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this Prospectus/Proxy Statement regarding Triangle and Triangle Bank has been furnished by Triangle and the information contained or incorporated by reference in this Prospectus/Proxy Statement regarding Granville has been furnished by Granville. Neither the delivery of this Prospectus/Proxy Statement nor any distribution of the securities being offered hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Triangle or Granville since the date of this Prospectus/Proxy Statement or the information contained herein or in the documents incorporated herein by reference is correct as of anytime subsequent to the date hereof.


         THE SHARES OF TRIANGLE STOCK BEING OFFERED TO GRANVILLE'S SHAREHOLDERS ARE NOT DEPOSITS OF ANY BANK OR OTHER FINANCIAL INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                                                            TABLE OF CONTENTS


                                                                                                                             Page

Available Information.............................................................................................................
Incorporation of Certain Documents by Reference...................................................................................
Summary...........................................................................................................................
Selected Consolidated Financial Data...............................................................................................
Comparative Per Share Data.........................................................................................................
Special Meeting of Granville Shareholders..........................................................................................
         Record Date and Voting Rights.............................................................................................
         Voting and Revocation of Proxies..........................................................................................
         Solicitation of Proxies...................................................................................................
         Recommendation ...........................................................................................................
The Merger.........................................................................................................................
         Parties to the Merger.....................................................................................................
         Structure of the Merger...................................................................................................
         Terms of the Merger.......................................................................................................
                  Exchange Rate....................................................................................................
                  Treatment of Fractional Shares...................................................................................
                  Closing and Effective Time.......................................................................................
                  Conduct of Business Pending the Merger...........................................................................
                  Conditions to Consummation of the Merger.........................................................................
                  Required Regulatory Approvals....................................................................................
                  Amendment and Waivers............................................................................................
                  Termination of the Agreement.....................................................................................
         Background of and Reasons for the Merger..................................................................................
         Recommendation of the Granville Board of Directors........................................................................
         Opinion of Financial Advisor..............................................................................................
         Comparable Transactions...................................................................................................
         History of Stock Trading..................................................................................................
         Comparison of Granville and Triangle to the Industry......................................................................
         Comparison of Investment and Other Characteristics of Granville and Triangle..............................................

                                      -3-



         Pro Forma Transaction Analysis....................................................................................
         Relative Contribution ............................................................................................
         Control Premiums..................................................................................................
         Certain Federal Income Tax Consequences...........................................................................
         Accounting Treatment..............................................................................................
         Expenses and Fees.................................................................................................
         Distribution of Triangle Certificates.............................................................................
         Resale of Triangle Stock..........................................................................................
         Appraisal Rights of Dissenting Shareholders.......................................................................
         Interest of Certain Persons in the Merger.........................................................................
Pro Forma Combined Condensed Financial Information.........................................................................
Capitalization.............................................................................................................
Information about Triangle and Triangle Bank...............................................................................
         General...........................................................................................................
         Triangle Stock....................................................................................................
         Security Ownership of Management..................................................................................
Information about Granville................................................................................................
         General...........................................................................................................
         Granville Stock...................................................................................................
         Security Ownership of Management and Principal Shareholders.....................................................
Comparison of Granville Stock and Triangle Stock...........................................................................
         Capital Structure.................................................................................................
         Governing Law ....................................................................................................
         Voting............................................................................................................
         Preemptive Rights ................................................................................................
         State Law Anti-Takeover Provisions................................................................................
         Business Combinations and Changes in Control......................................................................
         Amendment of Articles of Incorporation............................................................................
         Amendment of Bylaws ..............................................................................................
         Share Purchase and Option Plans for Affiliates....................................................................
         Redemption of Stock...............................................................................................
         Transferability by Certain Persons................................................................................
         Assessments; Impairment of Capital................................................................................
         Number, Election and Removal of Directors.........................................................................
         Indemnification and Elimination of Director Liability.............................................................
         Dividend Policy...................................................................................................
Certain Regulatory Matters.................................................................................................
         General...........................................................................................................
         Bank Holding Company Regulation...................................................................................
         Bank Regulation...................................................................................................
         Dividends.........................................................................................................
         Capital Requirements..............................................................................................
         Legislation and Governmental Policies.............................................................................
         Monetary Policy and Economic Controls.............................................................................
Legal and Tax Matters......................................................................................................
Experts....................................................................................................................
Other Matters..............................................................................................................
Shareholder Proposals......................................................................................................
Appendix I - Agreement and Plan of Reorganization and Merger.................................................................I-1
Appendix II - Fairness Opinion of Equity Research Services, Inc.............................................................II-1
Appendix III - North Carolina Law Regarding Dissenters' Rights.............................................................III-1

                              AVAILABLE INFORMATION

         Triangle is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning Triangle can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the Chicago Regional Office, Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and at the New York Regional Office, 13th Floor, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         Triangle has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Triangle Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus/Proxy Statement does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, which may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.

         Granville also is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Federal Deposit Insurance Corporation ("FDIC"). Such reports, proxy statements and other information filed by Granville may be obtained from the FDIC at prescribed rates by addressing written requests for such copies to the FDIC, Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429. In addition, such documents may be inspected and copied at the public reference facilities of the FDIC at 1776 F Street, N.W., Room F-643, Washington, D.C. 20006. Lastly, such documents are exhibits to the Registration Statement and may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by Triangle with the Commission are incorporated by reference into this Prospectus/Proxy Statement:
(i) Triangle's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) Triangle's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996; and (iii) Triangle's Current Reports on Form 8-K dated January 3, 1996, and January 11, 1996. The following documents previously filed by Granville with the FDIC (all of which are exhibits to the Registration Statement) are incorporated by reference into this Prospectus/Proxy Statement:
(i) Granville's Annual Report on Form F-2 for the fiscal year ended December 31, 1995; (ii) Granville's Quarterly Report on Form F-4 for the quarterly period ended March 31, 1996; and (iii) Granville's Current Report on Form F-3 dated June 18, 1996.

         In addition, all of the documents filed by Triangle pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date the Special Meeting has been finally adjourned shall be deemed to be incorporated by reference herein. Any statements contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE OTHER DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATED TO TRIANGLE OR GRANVILLE, INCLUDING EXHIBITS WHICH ARE SPECIFICALLY
INCORPORATED BY REFERENCE INTO THOSE DOCUMENTS, BUT EXCLUDING EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE IN THOSE DOCUMENTS, ARE AVAILABLE TO EACH PERSON INCLUDING ANY BENEFICIAL OWNER TO WHOM A COPY OF THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED WITHOUT CHARGE, FOR TRIANGLE UPON REQUEST FROM THE SECRETARY, TRIANGLE BANCORP, INC., 4300 GLENWOOD AVENUE, RALEIGH, NORTH CAROLINA 27612, TELEPHONE (919) 881-0455, OR FOR GRANVILLE UPON REQUEST FROM THE PRESIDENT, GRANVILLE UNITED BANK, 109 HILLSBORO STREET, OXFORD, NORTH CAROLINA 27565-3211, TELEPHONE (919) 693-9000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SPECIAL MEETING, ANY SUCH REQUESTS SHOULD BE MADE BY _____________, 1996.

         The documents are available without charge, but persons requesting copies of exhibits to such documents which are specifically incorporated by reference in such documents will be charged the cost of reproduction and mailing.

         GRANVILLE'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 AND QUARTERLY REPORT ON FORM F-4 FOR THE THREE MONTHS ENDED MARCH 31, 1996 ACCOMPANY THIS PROSPECTUS/PROXY STATEMENT.

                                     SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION RELATING TO THE SPECIAL MEETING, THE AGREEMENT AND THE MERGER DESCRIBED HEREIN AND IS NOT INTENDED TO BE A SUMMARY OF ALL MATERIAL INFORMATION RELATING TO TRIANGLE, GRANVILLE, THE AGREEMENT OR THE MERGER AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT, INCLUDING THE APPENDICES HERETO, AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. AS USED IN THIS PROSPECTUS/PROXY STATEMENT, THE TERMS "TRIANGLE" AND "GRANVILLE" REFER TO THE RESPECTIVE CORPORATIONS AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE SUBSIDIARIES OF TRIANGLE. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROSPECTUS/PROXY STATEMENT, INCLUDING THE APPENDICES.

SPECIAL MEETING OF GRANVILLE SHAREHOLDERS

         The Special Meeting will be held on _________, 1996, at _____ p.m., local time, at ______________, Oxford, North Carolina. At the Special Meeting, holders of Granville Stock will vote upon (i) a proposal to approve the Agreement, and (ii) such other business as may properly come before the Special Meeting.

         The affirmative vote of at least two-thirds of the outstanding shares of Granville Stock entitled to vote at the Special Meeting is required for approval of the Agreement.

         On _________, 1996, the record date of shareholders of Granville entitled to notice of and to vote at the Special Meeting (the "Record Date"), there were _______ shares of Granville Stock outstanding. Directors and executive officers of Granville and their affiliates own and are entitled to vote approximately ____% of the outstanding shares of Granville Stock. The directors and executive officers of Granville and their affiliates are expected to vote their shares in favor of the proposal to approve the Agreement. See "SPECIAL MEETING OF GRANVILLE SHAREHOLDERS."

         VOTING OF PROXIES. The persons named to represent Granville's shareholders as proxies at the Special Meeting are ______, _______, _______, and _______. Shares of Granville Stock represented by each appointment of proxy which is properly executed and returned by a Granville shareholder, and not revoked, will be voted by the proxy in accordance with the directions contained therein. If no directions are given, such shares will be voted by the proxies "FOR" approval of the Agreement and the transactions contemplated therein. On such other matters that may properly come before the Special Meeting, the proxies will be authorized to vote in accordance with their judgment on such matters. See "SPECIAL MEETING OF GRANVILLE SHAREHOLDERS-Voting and Revocation of Proxies."

         REVOCATION OF APPOINTMENTS OF PROXY. Any Granville shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Granville either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Special Meeting and announcing his or her intention to vote in person. See "SPECIAL MEETING OF GRANVILLE SHAREHOLDERS-Voting and Revocation of Proxies."

         PROXY SOLICITATION EXPENSES. Except under certain circumstances involving a wrongful breach or termination of the Agreement, Granville will pay the expenses associated with the Special Meeting, including the costs of preparing, assembling and mailing this Prospectus/Proxy Statement. See "THE MERGER - Terms of the Merger - Termination of the Agreement." In addition to the use of the mail, appointments of proxy may be solicited personally or by telephone by Granville's officers, directors and employees, none of whom will be compensated separately for any such solicitation activities.

PARTIES TO THE MERGER

         Triangle, a North Carolina corporation, is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Triangle owns all of the outstanding shares of Triangle Bank. Triangle Bank is a North Carolina-chartered commercial bank and also is a member bank of the Federal Reserve. Triangle Bank provides full-service commercial and consumer banking services from its 38 branches in 31 cities located throughout eastern North Carolina. As of March 31, 1996, Triangle had consolidated assets of $837 million, consolidated deposits of $710 million, and consolidated shareholders' equity of $74 million. The executive offices of Triangle and Triangle Bank are located at 4300 Glenwood Avenue, Raleigh, North Carolina 27612 (telephone (919) 881-0455). See "THE MERGER-Parties to the Merger-Triangle and Triangle Bank."

         Granville is a North Carolina-chartered, commercial bank under the supervision of the North Carolina Commissioner of Banks (the "Commissioner") and the FDIC. Granville provides full-service commercial and consumer banking services through three branches in Oxford and Creedmoor, North Carolina, which are in Granville County. As of March 31, 1996, Granville had assets of $60 million, deposits of $53 million, and shareholders' equity of $6 million. The executive offices of Granville are located at 109 Hillsboro Street, Oxford, North Carolina 27565-3211 (telephone number (919) 693-9000). See "THE MERGER-Parties to the Merger-Granville."

BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND.

         Granville. Since its organization in 1990, Granville has operated as a community-oriented commercial bank serving Granville County, North Carolina. The community-oriented banking philosophy of Granville generally has allowed it to compete effectively and profitably with the other banking institutions in its local market. Since Granville's inception, however, competition has dramatically increased with other types of financial institutions offering services traditionally offered only by banks. This increased competition has created an increase in public demand for a broader range of consumer services from community banking institutions. Providing such services and products to customers requires significant amounts of technology, in terms of both equipment and software. Additionally, since 1991 the federal banking agencies have imposed many additional regulations on banks. The increased regulatory oversight has burdened Granville due to its small size relative to many of its competitors.


         Given Granville's attractive franchise in Granville County, which is the northern extension of the greater Raleigh metropolitan area, Triangle became interested in acquiring Granville to expand its operations into Granville County. During April 1996, Triangle approached Granville to indicate that, if Granville chose to consider being acquired, Triangle would be interested in discussing a possible combination transaction. In early May 1996, Triangle's President met with Granville's Board of Directors to discuss a possible combination with Triangle.

         During the last week of May 1996 and the first week of June 1996, a proposed merger agreement among Granville, Triangle and Triangle Bank was negotiated. During this time, the Board engaged a financial advisor, Equity Research Services, Inc., Raleigh, North Carolina ("Equity Research"), to provide it assistance in evaluating and opining, from a financial point of view, as to the fairness to Granville's shareholders of the final, definitive offer by Triangle (the "Fairness Opinion"). On June 5, 1996, the Board of Directors considered the proposed agreement. At this meeting, the Granville Board considered the terms of the proposed agreement, the strategic and financial goals of Granville and the likelihood that it would achieve those goals, and the financial and strategic goals of Triangle, the likelihood it would achieve those goals and the possible, resulting enhancement of the market value of Triangle Stock, and the degree of possibility that significantly better proposals could be obtained from other companies. Based on these considerations and the advice of legal counsel, the Board concluded that a merger with Triangle upon the terms of the proposed agreement would be in the best interests of Granville's shareholders and unanimously approved the adoption of the Agreement. After its consideration of the Agreement and other matters described below (see "THE MERGER--Opinion of Financial Advisor"), Equity Research delivered to the Board the Fairness Opinion dated June 24, 1996. The Fairness Opinion was reissued to Granville on _____, 1996 for inclusion in this Prospectus/Proxy Statement.

         Triangle. As a result of Triangle's acquisitions during the last three years, Triangle's management determined that a well executed acquisition plan in concert with internal growth would allow Triangle to achieve certain benefits while maintaining loan quality and safe and sound operations. In particular, management believed a well executed acquisition plan could (i) provide opportunities to achieve economies of scale that would increase Triangle's efficiency and profitability; (ii) improve Triangle's ability to compete with the many financial institutions doing business in Triangle's market area; (iii) result in an institution better able to respond to technological changes; (iv) enable the resulting institution to better respond to the needs of its customers and the communities it serves; and (v) allow the shareholders of Triangle (including the former shareholders of acquired institutions) to participate in a financial institution with greater financial resources, a more expansive banking network and a larger market area. After the Merger, Triangle will remain a well-capitalized institution and will be the ninth largest commercial bank in North Carolina, based on assets, with a greater capacity to compete with larger banks in its market area. Further, Triangle Bank will expand its market area into Granville County, the northern extension of the greater Raleigh area of North Carolina.

         REASONS FOR THE MERGER.

         Granville. In reaching its conclusion that the Merger is fair to, and in the best interests of, Granville's shareholders, the Board of Directors of Granville consulted with financial, legal, accounting and other advisors, as well as Granville's management, and considered a number of factors. The Board did not assign any relative or specific weight to the factors considered. These factors included, among others: the Board's review of the business, operations, earnings and financial condition of Granville and Triangle, the enhanced opportunities for operating efficiencies, expanded customer service, competitiveness and growth that the Merger will make possible, and the respective contributions the parties would bring to a combined institution; a variety of factors affecting and relating to the overall strategic focus of Granville and Triangle; the expectation that the Merger generally will be a tax-free transaction to Granville and its shareholders and that the Merger will be accounted for under the pooling-of-interests method of accounting (see "THE MERGER--Certain Federal Income Tax Consequences" and "-Accounting Treatment"); and the current and prospective economic and competitive environments facing financial institutions, including Granville.

         TRIANGLE. The Board of Directors of Triangle constantly analyzes opportunities to expand its business and geographic markets by entry into new banking markets, whether by acquisition or de novo branching. Triangle considers the market served by Granville to be an attractive area for expansion. While Triangle could enter this market through de novo branching, the Merger provides the opportunity to expand Triangle's business without incurring the initial losses that are normally associated with de novo branching and to gain the advantages of commencing business in this market with Granville's existing deposit base, established customer relationships and proven management and staff.

         For a more detailed discussion of the background of and reasons for the Merger, see "THE MERGER - Background of and Reasons for the Merger."

STRUCTURE AND TERMS OF THE MERGER

         Subject to the terms and conditions of the Agreement, at the effective time of the Merger (the "Effective Time"), Granville will be merged with and into Triangle Bank. Triangle Bank will be the surviving corporation resulting from the Merger, operating as a North Carolina commercial bank under Triangle Bank's articles of incorporation and bylaws existing immediately prior to the Merger. Following the Merger, Triangle Bank will succeed to all of the rights, assets, liabilities, and obligations of Granville by operation of law. See "THE MERGER-Structure of the Merger."

         At the Effective Time, with the exception of shares surrendered in connection with the exercise of dissenters rights by Granville shareholders, each issued and outstanding share of Granville Stock will be converted into 1.75 shares of Triangle Stock (the "Exchange Rate"). As of ___________, 1996, based on the closing sale price of Triangle Stock of $____ on the Nasdaq National Market, 1.75 shares of Triangle Stock would be worth $____. See "THE MERGER-Appraisal Rights of Dissenting Shareholders." Each Granville shareholder will receive a number of shares of Triangle Stock equal to the number of shares of Granville Stock owned by such shareholder multiplied by the Exchange Rate. Any fractional shares resulting from the Merger will not be issued and shareholders of Granville will instead receive cash in lieu of the issuance of fractional shares. As of _________, 1996, the closing sale price of Triangle Stock on the Nasdaq National Market was $____. Each share of Granville Stock automatically will be cancelled by virtue of the Merger. See "THE MERGER - Terms of the Merger - Exchange Rate."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GRANVILLE

         The Board of Directors of Granville believes that the Merger is in the best interests of Granville and its shareholders and has unanimously approved the Agreement. GRANVILLE UNITED BANK DIRECTORS UNANIMOUSLY RECOMMEND THAT GRANVILLE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         Granville has received a written opinion of Equity Research, an independent financial advisory firm, that, as of the date of the Agreement and on the basis of the matters referred to therein, the Exchange Rate is fair, from a financial point of view, to the holders of Granville Stock. After its review of a variety of relevant factors, Equity Research rendered to Granville's Board of Directors the Fairness Opinion dated June 24, 1996, which was reissued on August __, 1996 and a copy of which is attached to this Prospectus/Proxy Statement as Appendix II and should be read in its entirety for information with respect to the assumptions made and other matters considered by Equity Research in rendering its opinion. For its services, Granville agreed to pay Equity Research a fee of $12,000. Such fee was paid to Equity Research upon the issuance of the Fairness Opinion. See "THE MERGER - Opinion of Financial Advisor."

CONDITIONS TO CONSUMMATION OF THE MERGER

         In addition to required regulatory and shareholder approvals, consummation of the Merger is conditioned upon the fulfillment of certain other conditions described in the Agreement, unless waived by the party entitled to the benefits of such provision, including without limitation, (i) receipt of an opinion to the effect that, among other things, for federal income tax purposes the Merger will constitute a "reorganization" as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) receipt of the Fairness Opinion and receipt of written confirmation of the Fairness Opinion immediately prior to the Effective Time; (iii) receipt by Triangle of assurances in form and content satisfactory to Triangle from Coopers & Lybrand L.L.P. to the effect that the Merger may be treated as a pooling-of-interests for accounting purposes, and (iv) certain other conditions customary in a transaction of this nature. See "THE MERGER - Conditions to Consummation of the Merger."

REQUIRED REGULATORY APPROVALS

         The Merger is subject to the approval of the Federal Reserve and the Commissioner. Applications for such approvals have been filed. Triangle has no reason to believe that the Merger will not be approved by the Federal Reserve and the Commissioner. The Merger may not be consummated until the thirtieth (or possibly the fifteenth day if the Federal Reserve so approves) following the date of Federal Reserve approval during which time the United States Department of Justice (the "DOJ") may challenge the Merger on antitrust grounds. There can be no assurance that the DOJ will not challenge the Merger. See "THE MERGER - Terms of the Merger."

CONDUCT OF BUSINESS PENDING MERGER

         The Agreement provides that, prior to the Effective Time, Granville will conduct its business in the regular and usual course consistent with past practices, and maintain and preserve intact its business organization, officers and employees and business relationships. Further, except as permitted by the Agreement, Granville will refrain from taking certain actions relating to the operation of its business without the prior approval of Triangle. See "THE MERGER-Terms of the Merger-Conduct of Business Pending the Merger."

AMENDMENT, WAIVERS, AND TERMINATION

         The Agreement may be terminated and the Merger abandoned, at any time prior to the Effective Time, (i) by the mutual agreement of the Boards of
Directors of  Triangle,  the Bank and  Granville  or (ii) by either  Triangle or
Granville: (A) if the Effective Time shall not have occurred on or before March 31, 1997; (B) if any appropriate Regulatory Authority has denied approval of the Merger; (C) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in the Agreement, which breach is not cured within 30 days after written notice thereof is given by the non-breaching party; or (D) Granville's shareholders do not approve the Merger. See "THE MERGER - Terms of the Merger - Termination of the Agreement." In addition, the Agreement may be terminated and the Merger abandoned by Triangle if, after testing, Granville faces environmental liabilities in excess of $100,000. See "THE MERGER - Terms of the Merger - Termination of the Agreement." Such termination and abandonment would not require the approval of the shareholders of any party to the Agreement. To the extent permitted by law, the Agreement may be amended upon the written agreement of Triangle and Granville without the approval of shareholders; provided, however, that the provisions of the Agreement relating to the manner or basis in which the shares of Granville Stock will be converted into Triangle Stock may not be amended after the Special Meeting without the requisite approval of the holders of the issued and outstanding shares of Granville Stock entitled to vote thereon. See "THE MERGER
- - Terms of Merger - Amendment and Waiver"

INTEREST OF CERTAIN PERSONS IN THE MERGER

In the Merger, one member of the Board of Directors of Granville, as determined by Triangle in its sole discretion, will be nominated or appointed to the Board of Directors of Triangle Bank and such person will be paid in accordance with Triangle's normal practices. The remaining members of the Board of Directors of Granville, other than those who choose not to serve, will be appointed to the Granville County advisory board of Triangle Bank and each such director will be paid in accordance with Triangle Bank's normal practices. In addition, consistent with Triangle's practices involving other advisory directors of Triangle Bank, each member of the Board of Directors of Granville who is elected to the Triangle Bank Board of Directors and who chooses to serve on the Granville County advisory board of Triangle Bank will be granted at the Effective Time options to purchase 250 shares of Triangle Stock.

At the Effective Time, Triangle Bank will enter into an employment agreement and a deferred compensation agreement with Billy N. Quick, Sr., President of Granville. The employment agreement provides for a term of five years at an annual base salary of $105,000. The deferred compensation agreement will commence upon either the end of the five-year term of the employment agreement or Mr. Quick's retirement from employment with Triangle Bank after the end of the five-year term of the employment agreement, but prior to Mr. Quick's attaining age 65. The deferred compensation agreement will have a term of ten years. Over the term of the deferred compensation agreement, Mr. Quick will be paid $300,000 in equal monthly installments of $2,500. In addition, consistent with Triangle's practices involving other advisory directors of Triangle Bank, Mr. Quick will be granted at the Effective Time options to purchase 7,500 shares of Triangle Stock.

To assist in the transition after the Merger and to ensure their continued employment, Triangle Bank shall pay severance compensation to Harriett D. Watkins, Kristy B. Stainback and Reca L. Callis in the event they are terminated for other than cause by Triangle Bank within one year after the Effective Time. In addition, Triangle Bank shall pay compensation for their continued employment for certain periods of time after the Effective Time to Lionel B. Burnette and Clarice B. Smiley.

Subject to availability of positions, Triangle will make a good faith effort to offer employment to employees of Granville in positions with Triangle Bank. Employees of Granville who are not offered positions with Triangle Bank shall receive severance compensation.

The Agreement contains provisions relating to indemnification of the present and former directors and officers of Granville to the same extent provided to Triangle's directors and officers. Additionally, options to purchase shares of Granville Stock held by directors and officers of Granville will be converted into options to purchase shares of Triangle Stock by multiplying the number of shares of Granville Stock subject to such options by the Exchange Rate. The per share exercise price under each option shall be adjusted by dividing the per share exercise price of the option by the Exchange Rate.

For a more detailed discussion of these items, See "THE MERGER - Interest of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         As a condition of the consummation of the Merger, Triangle and Granville have received the opinion of Coopers & Lybrand L.L.P., tax advisors to Triangle, concerning the tax consequences of the Merger. Shareholders of Granville will recognize no gain or loss as a result of the Merger, except with respect to cash received pursuant to the perfection of dissenters' rights or with respect to the payment of cash in lieu of the actual issuance of fractional shares of Triangle Stock. The tax basis of the Triangle Stock received by Granville shareholders will generally equal the tax basis of the Granville Stock surrendered, and the holding period of the Triangle Stock received will generally include the holding period of the Granville Stock surrendered. See "THE MERGER - Certain Federal Income Tax Consequences."

IT IS RECOMMENDED THAT EACH GRANVILLE SHAREHOLDER CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL AND ANY APPLICABLE FOREIGN, STATE, AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER.

ACCOUNTING TREATMENT

         The Agreement requires that the Merger qualify to be treated as a pooling-of-interests for accounting and financial reporting purposes. Generally, if the number of fractional shares of Triangle Stock resulting from the Merger for which cash is paid in effecting the Merger, shares of Triangle Stock or Granville Stock repurchased by Triangle or by Granville, and shares held by Granville shareholders who exercise their dissenters' rights together would represent more than the 10% of the shares issued by Triangle in connection with the Merger, then the Merger will not qualify for the pooling-of-interests method of accounting. In such event, or if for any other reason the Merger could not be accounted for as a pooling-of-interests, Triangle or Granville would be entitled to terminate the Agreement and abandon the Merger. See "THE MERGER - Accounting Treatment."

EFFECTS OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         Following the Merger, the Articles of Incorporation and Bylaws of Triangle and Triangle Bank will remain in full force and effect without change. The provisions of the Articles of Incorporation and Bylaws of Triangle differ in certain respects from the provisions of the Articles of Incorporation and Bylaws of Granville. For a comparison of the rights of shareholders under the Articles of Incorporation and Bylaws of Triangle and the Articles of Incorporation and Bylaws of Granville, see "COMPARISON OF GRANVILLE STOCK AND TRIANGLE STOCK."

RESALES OF TRIANGLE STOCK RECEIVED IN MERGER

         The shares of Triangle Stock into which Granville Stock will be converted in the Merger will be freely transferrable by the holders thereof except in the case of shares held by persons who may be deemed to be "affiliates" of Triangle or Granville under applicable federal securities laws. Generally, Granville's affiliates include its directors, executive officers, principal shareholders and other persons who may be deemed to "control" Granville. (See "THE MERGER-Resale of Triangle Stock").

CERTAIN PROVISIONS THAT MAY BE DEEMED TO HAVE AN ANTI-TAKEOVER EFFECT

         The Articles of Incorporation and Bylaws of Triangle contain several provisions that may be deemed to have an "anti-takeover" effect in that they would discourage or prevent an acquisition of Triangle unless the potential acquiror has obtained the approval of Triangle's Board of Directors. Triangle's Board of Directors believes that an unsolicited, nonnegotiated takeover proposal could seriously disrupt the business and management of Triangle and cause Triangle great expense. Although the Board of Directors of Triangle believes these provisions are beneficial to Triangle shareholders, such provisions may tend to discourage some acquisition proposals by potential acquirors. See "COMPARISON OF GRANVILLE STOCK AND TRIANGLE STOCK."

DISTRIBUTION OF TRIANGLE CERTIFICATES

         As soon as practicable after the consummation of the Merger, First-Citizens Bank & Trust Company, Raleigh, North Carolina, Triangle's transfer agent (the "Exchange Agent"), will mail to each holder of record of Granville Stock (other than dissenting shareholders) a letter of transmittal and instructions for its use in effecting the surrender of the certificates in exchange for certificates representing shares of Triangle Stock. See "THE MERGER
- - Distribution of Triangle Certificates."

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         Subject to certain conditions, each Granville shareholder has the right under Article 13 of the NCBCA to "dissent" from the Merger and receive the "fair value" of the shareholder's shares of Granville Stock in cash ("Dissenters' Rights"). Any Granville shareholder may give to Granville before the vote is taken on the Merger written notice of his or her intent to demand payment for his or her shares if the Merger is effected. A vote against the Merger will not be deemed to satisfy the notice requirement.  Such shareholder must not vote his or her shares in favor of the Merger. Any holder of Granville Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the Merger and will not be entitled to assert dissenters' rights of appraisal. No later than ten days after the Merger is effected, Granville must send to such shareholder by registered or certified mail a written dissenters' notice stating when the payment demand must be sent and where certificates for shares must be deposited and setting a date by which Granville must receive the payment demand which shall not be fewer than 30 nor more than 60 days after the date such notice is mailed. The shareholder sent such notice must demand payment and deposit certificates in accordance with the terms of the notice. A Granville shareholder who (i) submits, before the vote is taken on the Merger, written notice of intent to demand payment for the shareholder's shares, (ii) does not vote in favor of the Agreement, (iii) demands payment and deposits the shareholder's share certificates by the date set forth in and in accordance with the terms and conditions of a "dissenter's notice" sent to such shareholder, and (iv)
otherwise satisfies the requirements specified in Appendix II to this Prospectus/Proxy Statement, will be offered the amount Granville estimates to be the fair value of the shareholder's shares of Granville Stock, plus accrued interest to the date of payment, and will be paid such amount in cash provided the shareholder agrees in writing to accept such amount in full satisfaction of the shareholder's demand. In order to exercise Dissenters' Rights, a Granville shareholder must follow carefully all steps prescribed in Appendix III. See "THE MERGER Appraisal Rights of Dissenting Shareholders" and Appendix III. A GRANVILLE SHAREHOLDER WHO RETURNS A SIGNED APPOINTMENT OF PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED, WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE AGREEMENT AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS.

TRIANGLE STOCK AND GRANVILLE STOCK

         Transactions in Triangle Stock are quoted on the Nasdaq National Market. As of June 30, 1996, there were ______ shares of Triangle Stock outstanding and held by approximately ______ holders of record.

         Granville Stock is not traded on any exchange or in the over-the-counter market and, accordingly, no established public trading market exists. As of the Record Date, there were 430,000 shares of Granville Stock outstanding and held by approximately 1,120 holders of record.

         The following table sets forth quarterly information on the price range of Triangle Stock and Granville Stock for the periods indicated and shows the high and low sale prices as quoted by the Nasdaq National Market and the high and low sales prices as known to management of Granville, respectively. The sale prices shown are without retail markups, markdowns or commissions.

                                                       TRIANGLE STOCK                         GRANVILLE STOCK
                                                  HIGH                 LOW                HIGH               LOW
1996
1st Quarter..............................         $15.25               $11.75            $15.00              $15.00
2nd Quarter..............................


1995
1st Quarter..............................         $10.75              $ 9.125            $13.00              $13.00
2nd Quarter..............................          10.75                 9.00             13.00               13.00
3rd Quarter..............................          14.75                10.00             15.00               15.00
4th Quarter..............................          16.00               13.875             15.00               15.00

1994
1st Quarter (1)..........................         $11.00              $  7.50            $12.00              $12.00
2nd Quarter..............................          11.00                 9.50             12.00               12.00
3rd Quarter..............................          11.75                 9.75             12.00               12.00
4th Quarter..............................          12.25                 9.25             13.00               13.00

- ------------------

(1) Triangle Stock was qualified for quotation on Nasdaq National Market on February 28, 1994. Prices prior to this date were reported over-the-counter in the "pink sheets" by the National Daily Quotation System published by the National Quotation Bureau, Inc. Quotations do not necessarily represent actual transactions in Triangle Stock and should not be taken to indicate the existence of any established trading market.

         On June 7, 1996, the last full business day preceding the public announcement of the Merger, the last sale price for a share of Triangle Stock was $14.00. That last sale price of Granville Stock prior to the announcement of the Merger and known to management was $16.00 for 500 shares on June 7, 1996. On __________, 1996, the latest practical date for which such prices were available, the last sale price of a share of Triangle Stock was $____ and the last sale price of Granville Stock since the announcement of the Merger and known to management of Granville was $____ for _____ shares on ______ 1996.

DIVIDENDS

         Triangle paid its first cash dividend on Triangle Stock on September 30, 1994 in the form of a quarterly dividend of $0.04 per share. Prior to the formation of Triangle, Triangle Bank had not declared or paid any dividends since its organization in 1988. Under North Carolina law, Triangle Bank was not permitted to pay dividends until three years after it was organized. Therefore, Triangle Bank was first able to pay dividends under North Carolina law on January 5, 1991.

         The holders of Triangle Stock are entitled to receive dividends when and if declared by its Board of Directors out of funds legally available therefor. There can be no assurance that after the Merger any dividends will be declared or paid or, if declared and paid, continued in the future. The declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, and the Triangle Board of Directors' consideration of other relevant factors. Subject to the foregoing, it is currently Triangle's intent to continue to pay quarterly cash dividends. The principal sources of funds for the payment of dividends by Triangle are dividends from Triangle Bank. See "CERTAIN REGULATORY MATTERS - Dividends" for information regarding certain restrictions on the payment of dividends by Triangle Bank to Triangle.

         The holders of Granville Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. To date, Granville has not paid any cash dividends. Like Triangle, the payment of cash dividends by Granville is limited by certain regulatory restrictions, and is dependent upon its business conditions, operating results, capital and reserve requirements, and its Board of Directors' consideration of other relevant factors. See "INFORMATION ABOUT GRANVILLE - Granville Stock." There can be no assurance that, in the absence of the consummation of the Merger, dividends would be paid by Granville in the future.

         At March 31, 1996, under dividend restrictions imposed by federal and state laws, and without obtaining regulatory approvals, Triangle Bank could declare approximately $21 million in cash dividends and Granville could declare approximately $1.4 million in cash dividends. Sources of cash available to Triangle for the payment of cash dividends are cash on hand at Triangle, cash made available to Triangle from Triangle Bank in the form of dividends to Triangle, and borrowed funds. Except for the receipt of cash in exchange for shares of Triangle Stock in connection with the exercise of outstanding options and warrants, Triangle does not generate cash other than the dividends received from Triangle Bank. After giving effect to the Merger, at March 31, 1996, Triangle Bank could declare approximately $22 million in cash dividends on a pro forma basis, which amount in turn would be available to Triangle.

         The following table sets forth the cash dividends declared per share for the indicated periods.

                                       TRIANGLE(1)            GRANVILLE
                                      ------------            ---------

                1996
                1st Quarter            $ .07                  $ - - -
                2nd Quarter              .08                    - - -

                1995
                1st Quarter              .04                   - - -
                2nd Quarter              .04                   - - -
                3rd Quarter              .06                   - - -
                4th Quarter              .06                   - - -

                1994
                1st Quarter              - - -                 - - -
                2nd Quarter              - - -                 - - -
                3rd Quarter              .04                   - - -
                4th Quarter              .04                   - - -

(1) The dividends shown are dividends historically paid by Triangle on shares of Triangle Stock outstanding on the date declared without restating such dividends to reflect acquisitions of other entities by Triangle which were accounted for as pooling-of-interests.

                      SELECTED CONSOLIDATED FINANCIAL DATA


         The following tables set forth selected historical consolidated financial information for Triangle and Granville. This information has been derived from the audited and unaudited consolidated financial statements of Triangle and Granville, including the related notes thereto, incorporated herein by reference and should be read in conjunction therewith. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                             TRIANGLE BANCORP, INC.

                             SELECTED FINANCIAL DATA
                                 (CONSOLIDATED)
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED
                                                      MARCH 31,                         YEAR ENDED DECEMBER 31,
                                                      ---------     --------------------------------------------------------------
                                                1996           1995        1995       1994       1993(1)         1992      1991(1)
                                                ----           ----        ----       ----       ----            ----      ----
AT PERIOD END                                       (UNAUDITED)
  Loans Outstanding - Net                  $ 563,867      $ 467,662   $ 537,907  $ 451,765     $ 371,421    $ 263,894    $ 243,511
  Investment Securities Available for
Sale                                         114,665         85,574      95,655     96,837            --           --           --
  Investment Securities Held to
Maturity                                      79,374         70,099      75,531     62,781       156,250      111,341      113,999
  Total Assets                               837,301        699,916     794,697    703,990       645,599      438,298      414,616
  Total Deposits                             709,760        606,459     662,010    602,062       552,199      379,290      355,010
  Advances from FHLB                          14,500          5,500      19,500     10,500         5,500           --           --
  Subordinated Debentures                                                            2,000         6,720        2,000        2,000
  Shareholders' Equity                        74,283         65,979      73,112     64,212        61,450       46,989       44,340
SUMMARY OF OPERATIONS
  Net Interest Income                      $   8,937       $  8,189   $  33,309  $  29,316     $  19,969    $  17,944    $  15,765
  Provision for Loan Losses                      310            140         275      1,218         2,069        1,841        2,001
  Noninterest Income                           1,977          1,659       7,650      5,560         6,141        4,442        3,982
  Noninterest Expenses                         6,810          8,337      29,346     27,760        19,630       17,157       15,463
  Net Income                                   2,384            901       7,388      3,841         3,499        2,940        1,825
PER SHARE DATA
  Net Income                               $    0.24       $   0.10   $    0.77  $    0.41     $    0.46    $    0.39    $    0.26
  Book Value                                    7.67           6.85        7.57       6.68          6.62         6.29         5.91
  Cash Dividends                                0.07           0.03        0.18       0.07          0.02         0.02         0.01
SELECTED RATIOS
  Net Income to Average Assets                 1.19%          0.53%       1.01%      0.58%         0.76%        0.69%        0.47%
  Net Income to Average Equity                12.92%          5.60%      10.81%      6.07%         7.07%        6.41%        4.40%
  Shareholders' Equity/Assets                  8.87%          9.43%       9.20%      9.12%         9.52%       10.72%       10.69%



(1) In June 1991, Triangle Bank merged with Enterprise Bancorp, Inc. This transaction was accounted for as a purchase and caused the total assets of Triangle to increase by approximately $34 million. In addition, in December 1993, Triangle Bank merged with New East Bancorp ("New East") and New East's five bank subsidiaries. This acquisition was accounted for as a purchase and added approximately $131 million in assets to Triangle.

                              GRANVILLE UNITED BANK


                             SELECTED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)



                                   THREE MONTHS ENDED
                                     MARCH 31,                                             YEAR ENDED DECEMBER 31,

                                  1996           1995          1995          1994           1993          1992            1991
                                  ----           ----          ----          ----           ----          ----            ----

AT PERIOD END                             (UNAUDITED)

  Loan Outstanding -
Net....................     $   23,508     $   18,718    $   21,800    $   16,077     $   13,977    $   11,001      $    7,926

  Investment Securities         29,546          7,223        32,249         5,590             --            --              --

  Securities Held to
Maturity...............            754         23,367           754        13,118         16,948        16,610          17,599

  Total Assets.........         60,092         55,829        59,410        38,462         35,532        32,317          31,539

  Total Deposits.......         53,330         50,046        52,580        34,214         31,372        28,600          27,936

  Shareholders' Equity.          6,307          5,530         6,295         4,094          3,854         3,498           3,316



SUMMARY OF OPERATIONS

  Net Interest Income..     $      505     $      377    $    1,792    $    1,285     $    1,244    $    1,046      $      628

  Provision for Loan
Losses.................              2             --           153            32             78            64              58

  Noninterest Income...             71             68           442           198            137           116             244

  Noninterest Expense..            335            360         1,400           958            862           878             750

  Net Income ..........            163             57           469           341            356           182              65


PER SHARE DATA

  Net Income ..........     $     0.38     $     0.15    $     1.12    $     1.03     $     1.08    $     0.55      $     0.20

  Book Value...........          14.67          12.86         14.64         12.41          11.68         10.60           10.05

  Cash Dividends.......             --             --            --            --             --            --              --



SELECTED RATIOS

  Net Income to
    Average Assets.....          1.10%          0.51%         0.87%         0.91%          1.08%         0.61%           0.25%

  Net Income to
    Average Equity.....         10.40%          4.80%         8.40%         8.37%          9.60%         5.31%           2.03%

  Shareholders'
    Equity/Assets......         10.50%          9.91%        10.60%        10.64%         10.85%        10.82%          10.51%


                           COMPARATIVE PER SHARE DATA

         The following unaudited consolidated financial information reflects certain comparative per share data relating to (i) net income and book value per common share for Triangle and Granville on a historical basis; (ii) net income and book value per common share on a pro forma basis for Triangle after giving effect to the Merger; and (iii) net income and book value per common share on a pro forma equivalent basis for Granville assuming that the Merger had been effected for the periods presented and had been accounted for as a pooling-of-interests. The data presented should be read in conjunction with and has been derived from historical consolidated financial statements of Triangle and Granville and the related notes thereto incorporated herein by reference and in conjunction with the unaudited pro forma combined condensed financial information, including the related notes thereto, included elsewhere in this Prospectus/Proxy Statement. See "PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."



                                                                         THREE MONTHS
                                                                            ENDED
                                                                          MARCH 31,            YEAR ENDED DECEMBER 31,
                                                                   1996          1995      1995        1994          1993
                                                                   ----          ----      ----        ----          ----
PER COMMON SHARE:
NET INCOME:
 Triangle - historical:..................................           .24           .10       .77         .41           .46
 Granville - historical..................................           .38           .15      1.12        1.03          1.08
 Triangle/Granville pro forma combined:..................           .24           .09       .76         .42           .47
 Granville pro forma equivalent..........................           .42           .16      1.32         .74           .83

CASH DIVIDENDS:
 Triangle - historical...................................           .07           .03       .18         .07           .02
 Granville - historical..................................             0             0         0           0             0
 Triangle/Granville pro forma combined...................           .06           .03       .17         .07           .02
 Granville pro forma equivalent..........................           .11           .05       .30         .12           .04


                                                                   At 3/31/96                                At 12/31/95
                                                                   ----------                                -----------
BOOK VALUE:
 Triangle - historical...................................            $ 7.67                                     $ 7.57
 Granville - historical..................................             14.67                                      14.64
 Triangle/Granville pro forma combined...................              7.72                                       7.62
 Granville pro forma equivalent..........................             13.51                                      13.34


MARKET VALUE PER SHARE(1)(2):
                                                                                                                At June 7, 1996
                                                                                                                ---------------

 Triangle Stock.....................................................................................................$14.00

 Granville Stock....................................................................................................$16.00

Equivalent pro forma Granville Stock (giving effect to Merger only).................................................$24.50

     ----------------------

         1 The closing price for Triangle Stock is the closing sale price on the Nasdaq National Market on the indicated dates. The price for Granville Stock is the last sale price known to management.

         2 Equivalent pro forma amounts are calculated by multiplying the Triangle Stock market value by the Exchange Rate.

                    SPECIAL MEETING OF GRANVILLE SHAREHOLDERS

         This Prospectus/Proxy Statement is being furnished to shareholders of record of Granville Stock as of the close of business on _________, 1996, in connection with the solicitation of proxies by the Board of Directors of Granville for use at the Special Meeting to be held on ___________, 1996, at ____ p.m., local time, at ____________, _______________, Oxford, North Carolina
and at any adjournments thereof to consider and take action upon (i) a proposal to approve the Agreement and (ii) such other business as may properly come before the Special Meeting. Each copy of this Prospectus/Proxy Statement being furnished to the holders of record of Granville Stock is accompanied by a form of proxy for use at the Special Meeting.

HOLDERS OF GRANVILLE STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

RECORD DATE AND VOTING RIGHTS

         Granville United Bank Board of Directors has fixed the close of business on _________, 1996 (the "Record Date") as the record date for the determination of shareholders of Granville entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, there were ______ shares of Granville Stock issued and outstanding held by approximately _____ holders of record. Each share of Granville Stock issued and outstanding as of the Record Date is entitled to one vote on each of the matters to be decided at the Special Meeting. The affirmative vote of at least two-thirds of the total shares issued and outstanding is necessary for approval of the Agreement. Because the affirmative vote of at least two-thirds of the total shares issued and outstanding is required, abstentions, broker non-votes and shares otherwise not voted in the affirmative will have the same effect as votes against the Agreement.

         As of March 31, 1996, the directors and executive officers of Granville and their affiliates owned and were entitled to vote approximately ____% of the Granville Stock. The directors and executive officers are expected to vote their shares in favor of the proposal to approve the Agreement. Information as to the stock holdings of such persons is included in the section of this Prospectus/Proxy Statement entitled "INFORMATION ABOUT GRANVILLE - Security Ownership of Management and Principal Shareholders."

VOTING AND REVOCATION OF PROXIES

         The shares of Granville Stock represented by properly executed proxies received in time for the Special Meeting will be voted as directed by the shareholders, unless revoked as described below. If no instructions are given, such proxies will be voted FOR approval of the proposal to approve the Agreement. If any other matter is properly brought before the Special Meeting, such proxies will be voted in the discretion of a majority of the proxy holders named in the Granville proxy card. Management is not aware of any other business to be presented at the Special Meeting.

         Any shareholder may revoke a proxy at any time before it is voted by attending and voting in person at the Special Meeting or by giving a written notice of revocation to the Secretary of Granville provided such notice is actually received prior to the vote of shareholders. A later dated proxy that is actually voted at the Special Meeting also will revoke an earlier dated proxy. A proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the shares are voted, notice of such death or incapacity is filed with the Secretary of Granville or with any other person authorized to tabulate votes on behalf of Granville. Whether or not you plan to attend the Special Meeting, please complete, sign and return the enclosed proxy card.

SOLICITATION OF PROXIES

         Proxies may be solicited by the directors, officers and employees of Granville by mail, in person or by telephone or telegraph. Such persons will receive no additional compensation for such services. Granville may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Granville Stock held of record by such persons. Any such brokers, custodians, nominees, and fiduciaries will be reimbursed for the reasonable out-of-pocket expenses incurred by them for such services. Except under certain circumstances involving a wrongful breach or termination of the Agreement by Triangle, Granville will pay all expenses of its solicitation of proxies and of holding the Special Meeting. This Prospectus/Proxy Statement, Notice of the Special Meeting and form of proxy, are first being mailed to shareholders of Granville on or about _______________, 1996. (See "THE MERGER - Terms of the Merger - Termination of the Agreement.")

RECOMMENDATION

         The Board of Directors of Granville has unanimously approved the Agreement and the Merger, believes that the proposal to approve the Agreement and the Merger is in the best interest of Granville and its shareholders, and unanimously recommends that Granville shareholders vote FOR approval of the proposal to approve the Agreement and the Merger. In making its recommendation, the Board of Directors of Granville has considered, among other things, the Fairness Opinion of Equity Research that Triangle's proposal is fair to Granville shareholders from a financial point of view.

                                   THE MERGER

         The following information describes certain of the important terms and conditions of the Agreement and the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Agreement,
Article 13 and the Fairness Opinion of Equity Research which are attached hereto as Appendices to this Prospectus/Proxy Statement. Granville shareholders are urged to read the Agreement in its entirety.

PARTIES TO THE MERGER

         TRIANGLE AND TRIANGLE BANK. Triangle, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. Triangle owns all of the outstanding shares of Triangle Bank, a state commercial bank under the supervision of the Commissioner and the Federal Reserve. Triangle Bank provides full-service commercial and consumer banking services from its 38 branches in 31 cities located throughout eastern North Carolina. As of March 31, 1996, Triangle had consolidated assets of $837 million, consolidated deposits of $710 million, and consolidated shareholders' equity of $74 million. The executive offices of Triangle and Triangle Bank are located at 4300 Glenwood Avenue, Raleigh, North Carolina 27612 (telephone number (919) 881-0455).

         GRANVILLE. Granville is a North Carolina-chartered commercial bank under the supervision of the Commissioner and the FDIC. Granville provides full-service commercial and consumer banking services through three branches in Oxford and Creedmoor, North Carolina. As of March 31, 1996, Granville had assets of $60 million, deposits of $53 million, and shareholders' equity of $6 million. The executive offices of Granville are located at 109 Hillsboro Street, Oxford, North Carolina 27565-3211 (telephone number (919) 693-9000).

STRUCTURE OF THE MERGER

         Subject to the terms and conditions of the Agreement, at the Effective Time, Granville will be merged with and into Triangle Bank. Triangle Bank will be the surviving corporation resulting from the Merger, operating as a North Carolina banking corporation under Triangle Bank's articles of incorporation and bylaws as existing immediately prior to the Merger. Following the Merger, Triangle Bank will succeed to all of the rights, assets, liabilities and obligations of Granville by operation of law. At the Effective Time, the issued and outstanding shares of Granville Stock will be converted into shares of Triangle Stock at the Exchange Rate. See "- Terms of the Merger - Exchange Rate." Each share of Granville Stock issued and outstanding at the Effective Time will be automatically cancelled by virtue of the Merger. With the exception of the issuance of additional shares of Triangle Stock in connection with the Merger, the issued and outstanding shares of Triangle Stock will not be changed as a result of the Merger. Following the Effective Time, Triangle Bank will continue to be a wholly-owned subsidiary of Triangle. See "- Terms of the Merger."

         Granville maintains a stock option plan for employees and a stock option plan for directors (the "Granville Option Plans") under which it has granted options to purchase shares of Granville Stock (the "Granville Options"). At March 31, 1996, Granville Options to purchase a total of 44,270 shares of Granville Stock were outstanding. All such Granville Options will be converted into options to purchase Triangle Stock at the Effective Time and thereafter shall provide for the purchase of that number of shares of Triangle Stock equal to the product of the number of shares of Granville Stock subject to the Granville Option immediately prior to the Effective Time multiplied by the Exchange Rate. The per share exercise price immediately prior to the Effective Time shall be adjusted by dividing such per share price by the Exchange Rate. See "- Terms of the Merger - Exchange Rate."

         After the Effective Time, the holders of record of shares of Granville Stock will have voting rights and dividend rights with respect to that number of shares of Triangle Stock for which the shares of Granville Stock that such persons owned immediately prior to the Effective Time are exchanged.

         For a discussion of the rights of dissenting shareholders see "- Appraisal Rights of Dissenting Shareholders."

TERMS OF THE MERGER

         EXCHANGE RATE. Subject to the rights of Granville shareholders who dissent from the Merger and seek appraisal rights, shares of Granville Stock issued and outstanding immediately prior to the

Effective Time will be converted into shares of Triangle Stock at the Exchange Rate as provided in the Agreement. The Exchange Rate is 1.75. As of __________, 1996, based on the closing sale price of Triangle Stock of $____ on the Nasdaq National Market, 1.75 shares of Triangle Stock would be worth $____. Each Granville shareholder will receive a number of shares of Triangle Stock equal to the number of shares of Granville Stock owned by such shareholder multiplied by the Exchange Rate. No fractional shares will be issued but Granville shareholders, in lieu of the issuance of fractional shares, will receive cash as determined in the Agreement.

         TREATMENT OF FRACTIONAL SHARES. No fraction of a share of Triangle Stock will be issued in connection with the Merger. Each Granville shareholder (and each holder of a Granville Option) who otherwise would be entitled to receive a fraction of a share of Triangle Stock upon the conversion of that shareholder's shares of Granville Stock at the Effective Time (or upon the exercise of the Granville Option) shall receive, in lieu thereof, cash (without interest) in an amount equal to that fraction multiplied by the Market Value of one whole share of Triangle Stock at the Effective Time (or, in the case of a Granville Option, on the date of exercise). As used above, Market Value shall be equal to the closing sale price of Triangle Stock as quoted on the Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not so reported, by any other authoritative source) on the last trading day preceding the Closing Date (or, in the case of a Granville Option, the date of exercise). As of ____________, 1996, the closing sale price of Triangle Stock on the Nasdaq National Market was $_____. No Granville shareholders will be entitled to any dividend or other distribution or any voting or other rights as a shareholder with respect to any fractional share of Triangle Stock.

         CLOSING AND EFFECTIVE TIME. The Merger will not be consummated unless and until the Agreement and the transactions contemplated thereby are approved by the requisite vote of the shareholders of Granville, the Regulatory Approvals are received, and the other conditions to the Merger are satisfied (or waived to the extent permitted by applicable law). The Agreement provides that the closing of the Merger shall occur on a date specified by Triangle after the expiration of all required waiting periods following receipt of the Regulatory Approvals, but in no event more than 30 days after the expiration of all such required waiting periods. The Effective Time shall occur not later than ten days after the closing. The Merger will become effective on the date and at the time on which Articles of Merger shall have been accepted for filing by the North Carolina Secretary of State (or such later date and time as may be specified in the Articles of Merger). The Effective Time is currently anticipated to occur in October 1996.

         Upon consummation of the Merger, Granville will cease to be a separate entity, its offices will become offices of Triangle Bank, and Triangle Bank will succeed to all rights, assets, liabilities, and obligations of Granville by operation of law.

         CONDUCT OF BUSINESS PENDING THE MERGER. The Agreement provides that, during the period from June 7, 1996 (the date the Agreement was executed) to the Effective Time, except as provided in the Agreement, Granville will conduct its business in the regular and usual course consistent with past practice, and maintain and preserve intact its business organization, officers and employees and business relationships. The Agreement further provides that Triangle and Triangle Bank may enter into agreements to acquire other financial institutions prior to the Effective Time.

         In addition to other restrictions described elsewhere herein, the Agreement provides that, prior to the Effective Time and except in the ordinary course of its business or as otherwise required by applicable law or regulation, Granville may not, among other prohibited actions, (i) incur indebtedness for borrowed money, (ii) sell, transfer, mortgage, pledge or otherwise dispose of any of its properties or assets, or acquire any significant assets, (iii) increase the compensation or benefits of any of its employees, (iv) settle any claim, action or proceeding against it involving monetary damages, (v) make any change in its capital stock, or issue, sale, purchase, redeem or retire shares of such stock, (vi) amend its charter or bylaws, (vii) grant or issue any additional stock options, (viii) enter into any new employment agreements or adopt any new employee benefit plans, (ix) change its accounting practices, (x) acquire or open any new branch offices, or (xi) enter into any contract other than in the ordinary course of its business.

         CONDITIONS TO CONSUMMATION OF THE MERGER. Consummation of the Merger is subject to various conditions described in the Agreement, including without limitation: (i) approval of the Agreement by Granville's shareholders; (ii) receipt of all required regulatory approvals without the imposition by any regulatory agency of a condition to any such approval that is considered by Triangle or Triangle Bank to be materially disadvantageous or burdensome or to impact the economic or business benefits of the Merger so adversely that it would not be advisable to consummate it; (iii) receipt of the Tax Opinion; (iv) receipt of the Fairness Opinion and confirmation of the Fairness Opinion immediately prior to the Effective Time; (v) satisfaction of all requirements for the shares of Triangle Stock to be issued in connection with the Merger to be listed on the Nasdaq National Market as of the Effective Time; and (vi) execution of an employment agreement and a deferred compensation agreement with Billy N. Quick, Sr., President and Chief Executive Officer of Granville, as of the Effective Time.

         Triangle's and Granville's separate obligations under the Agreement are subject to various other conditions described in the Agreement, unless waived by the party entitled to the benefits of such provision, including without limitation: (i) the absence of a material adverse change in the financial condition, results of operations or business of the other party; (ii) compliance by the other party with all laws and regulations applicable to the transactions described in the Agreement; (iii) the absence of any violation or breach by the other party of any of its obligations, covenants, agreements, representations or warranties under the Agreement; and (iv) the receipt of certain certificates and opinions of the other party's senior officers and legal counsel.

         Additionally, Triangle's obligations are subject to certain additional conditions, unless waived by Triangle, including without limitation: (i) receipt of a written agreement as to certain matters from persons who are considered "affiliates" of Granville (see " - Resale of Triangle Stock"); (ii) receipt by Triangle of assurances in form and content satisfactory to Triangle to the effect that the Merger may be treated as a "pooling-of-interests" for accounting purposes; and (iii) that the aggregate of certain of Granville's expenses associated with the Merger not exceed $60,000.


         REQUIRED  REGULATORY   APPROVALS.   The  Merger  and  the  transactions
contemplated by the Agreement are contingent upon receipt of the following approvals:

         Federal Reserve. Because Triangle Bank is a Federal Reserve member bank and will be the resulting bank following the Merger, the Merger is subject to the approval of the Federal Reserve under the Bank Merger Act, which prohibits the merger or consolidation of any Federal Reserve member bank with any other depository institution without Federal Reserve approval. Triangle Bank has made application to the Federal Reserve and has no reason to believe that the Federal Reserve will not approve the Merger.

         North Carolina Commissioner of Banks. Because Triangle Bank and Granville are North Carolina-chartered commercial banks, the Merger is also subject to the approval of the Commissioner. North Carolina law prohibits the merger or consolidation of any state bank with any other depository institution without the approval of the Commissioner. Triangle Bank has made application to the Commissioner and has no reason to believe that the Commissioner will not approve the Merger.

         Other Approvals. Triangle and Granville are not aware of any other governmental approvals or actions that may be required for consummation of the Merger except those described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and, if obtained, would not be conditioned in a manner that would cause the parties to abandon the Merger.

         AMENDMENT AND WAIVERS. Prior to the Effective Time, any provision of the Agreement (other than provisions relating to regulatory approvals, shareholder approval and other approvals required by law) may be waived by the party entitled to the benefits of such provision. Additionally, the Agreement may be amended, modified or supplemented by Triangle, Triangle Bank and Granville at any time prior to the Effective Time, and whether before or after approval by Granville's shareholders, by an agreement in writing approved by a majority of members of their respective Boards of Directors. However, except as otherwise provided in the Agreement, following approval of the Agreement by Granville's shareholders, no such amendment may change the Exchange Rate without approval of such change by Granville's shareholders.

         TERMINATION OF THE AGREEMENT. The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by Granville's shareholders, upon the mutual agreement of Triangle, Triangle Bank and Granville, and may be terminated by either Triangle or Granville if, among other things: (i) the other party shall have violated or failed to perform fully any of its obligations, covenants or agreements in any material respect; (ii) any of the other party's representations or warranties shall have been false or misleading in any material respect when made, or if there has occurred any event or development or there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading; (iii) Granville's shareholders fail to ratify and approve the Agreement; or (iv) any condition to the obligations of the terminating party is not satisfied or effectively waived, or the Merger has not become effective by March 31, 1997 (or such later date as shall be mutually agreeable to Triangle, Triangle Bank and Granville).

         Additionally, Triangle and Triangle Bank may terminate the Agreement if, based on the advice of their legal counsel or consultants, they believe Granville or Triangle Bank as the successor to Granville, could incur or become responsible or liable at any time or over a period of time in an amount equal to or greater than $100,000 for expenses or monetary damages on account of any and all remediation, corrective action or damages relating to any discharge, disposal, release or emission by any person of any "hazardous substance" (as defined in the Agreement) on, from or relating to any real property belonging to Granville or serving as collateral for any of Granville's loans, or relating to any condition or event with respect to any such real property which constitutes a violation of any "environmental laws" (as defined in the Agreement).

         In the event of the termination and abandonment of the Merger pursuant to the termination provisions of the Agreement, the Agreement will become void and have no effect, except that certain provisions of the Agreement relating to expenses, indemnification and confidentiality of information obtained pursuant to the Agreement or in connection with the negotiation thereof will survive any such termination and abandonment.

BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND.

         Granville. Since its organization in 1990, Granville has operated as a community-oriented commercial bank serving Granville County, North Carolina. The community-oriented banking philosophy of Granville generally has allowed it to compete effectively and profitably with the other banking institutions in its local market. Since Granville's inception, however, competition has dramatically increased with other types of financial institutions offering services traditionally offered only by banks. This increased competition has created an increase in public demand for a broader range of consumer services from community banking institutions. Providing such services and products to customers requires significant amounts of technology, in terms of both equipment and software. Additionally, since 1991 the federal banking agencies have imposed many additional regulations on banks. The increased regulatory oversight has burdened Granville due to its small size relative to many of its competitors.

         The increase in competition has been accelerated in the last few years through the consolidation in the banking industry in North Carolina whereby many smaller financial institutions have been acquired by larger state-wide or regional banks. Given the rapid increase in technology and the greater size of many of Granville's competitors, Granville would have to expend significant amounts of capital to invest in the equipment and software necessary to remain competitive.

         Given Granville's attractive franchise in Granville County, which is the northern extension of the greater Raleigh metropolitan area, Triangle became interested in acquiring Granville to expand its operations into Granville County. During April 1996, Triangle approached Granville to indicate that, if Granville chose to consider being acquired, Triangle would be interested in discussing a possible combination transaction. In early May 1996, Triangle's President met with Granville's Board of Directors to discuss a possible combination with Triangle.

         The Board of Directors of Granville recognized that remaining an independent institution may not best serve the long-term interests of Granville and its shareholders. The increased competition to provide cost-effective services and products is a challenge to Granville which has fewer resources than many of its competitors in its market area. Further, Granville Stock is very lightly traded and, therefore, Granville's shareholders have limited ability to sell their Granville Stock. Granville's Board of Directors believes the Merger would give shareholders of Granville the opportunity for growth in a widely traded stock and ownership in a company with a good history of earnings and that had recently begun paying cash dividends. Granville has not paid cash dividends to date. Further, the Board of Directors considered it important to recognize the contribution of its employees to the profitability of Granville. As the acquisition would be a new market for Triangle, the Merger would offer the best alternative to maintaining Granville's existing branch and employee structure rather than an acquisition by a bank with existing branches and personnel in Granville's market area.

         During the last week of May 1996 and the first week of June 1996, a proposed merger agreement among Granville, Triangle and Triangle Bank was negotiated. During this time, the Board engaged a financial advisor, Equity Research, to provide it assistance in evaluating and opining, from a financial point of view, as to the fairness to Granville's shareholders of the final, definitive offer by Triangle. On June 5, 1996, the Board of Directors considered the proposed agreement. At this meeting, the Granville Board considered the terms of the proposed agreement, the strategic and financial goals of Granville and the likelihood that it would achieve those goals, and the financial and strategic goals of Triangle, the likelihood it would achieve those goals and the possible, resulting enhancement of the market value of Triangle Stock, and the degree of possibility that significantly better proposals could be obtained from other companies. Based on these considerations and the advice of legal counsel, the Board concluded that a merger with Triangle upon the terms of the proposed agreement would be in the best interests of Granville's shareholders and unanimously approved the adoption of the Agreement. After its consideration of the Agreement and other matters described below, Equity Research delivered to the Board the Fairness Opinion dated June 24, 1996. The Fairness Opinion was reissued to Granville on _____, 1996 for inclusion in this Prospectus/Proxy Statement.

         Triangle. As a result of Triangle's acquisitions during the last three years, Triangle's management determined that a well executed acquisition plan in concert with internal growth would allow Triangle to achieve certain benefits while maintaining loan quality and safe and sound operations. In particular, management believed a well executed acquisition plan could (i) provide opportunities to achieve economies of scale that would increase Triangle's efficiency and profitability; (ii) improve Triangle's ability to compete with the many financial institutions doing business in Triangle's market area; (iii) result in an institution better able to respond to technological changes; (iv) enable the resulting institution to better respond to the needs of its customers and the communities it serves; and (v) allow the shareholders of Triangle (including the former shareholders of acquired institutions) to participate in a financial institution with greater financial resources, a more expansive banking network and a larger market area. After the Merger, Triangle will remain a well-capitalized institution and will be the ninth largest commercial bank in North Carolina, based on assets, with a greater capacity to compete with larger banks in its market area. Further, Triangle Bank will expand its market area into Granville County, the northern extension of the greater Raleigh area of North Carolina.

REASONS FOR THE MERGER.

         Granville. In reaching its conclusion that the Merger is fair to, and in the best interests of, Granville's shareholders, the Board of Directors of Granville consulted with financial, legal, accounting and other advisors, as well as Granville's management, and considered a number of factors. The Board did not assign any relative or specific weight to the factors considered. These factors included:

         (i) the Board's review of the business, operations, earnings and financial condition of Granville and Triangle, the enhanced opportunities for operating efficiencies, expanded customer service, competitiveness and growth that the Merger will make possible, and the respective contributions the parties would bring to a combined institution;

         (ii) a variety of factors affecting and relating to the overall strategic focus of Granville and Triangle, including the similarity in business outlook, approach and corporate cultures of Granville and Triangle, the business line diversity that the combination of Granville and Triangle would allow and the geographic proximity and similarities of
                  Triangle's existing market areas to Granville's existing market areas;

         (iii) the expectation that the Merger generally will be a tax-free transaction to Granville and its shareholders (see "-Certain Federal Income Tax Consequences"); and

         (iv) the current and prospective economic and competitive environments facing financial institutions, including Granville, and the likelihood of an intensification of the consolidation trend in the financial institutions industry resulting from federal "interstate banking" legislation, near-term economic factors and the impact of a possible general decline in the securities markets' valuation of community banks similar to Granville.

         Triangle. The Board of Directors of Triangle constantly analyzes opportunities to expand its business and geographic markets by entry into new banking markets, whether by acquisition or de novo branching. Triangle's particular interest in the Merger results from the opportunity to enter into Granville's geographic market that Triangle considers to be an attractive area for expansion. Triangle currently operates no branches in Granville County, North Carolina, the northern extension of the greater Raleigh area. While Triangle could enter this market through de novo branching, the Merger provides the opportunity to expand Triangle's business without incurring the initial losses that are normally associated with de novo branching and to gain the advantages of commencing business in these markets with Granville's existing deposit base, established customer relationships and proven management and staff.

RECOMMENDATION OF THE GRANVILLE BOARD OF DIRECTORS

         FOR THE REASONS DESCRIBED ABOVE, THE GRANVILLE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF GRANVILLE VOTE FOR APPROVAL OF THE AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         Equity Research was retained as financial advisor to Granville in connection with the Merger and, on June 24, 1996, rendered an opinion to Granville's Board of Directors that, as of that date, the Exchange Rate was fair, from a financial point of view, to Granville's shareholders. Equity Research did not participate in the negotiations between Granville and Triangle. The full text of Equity Research's Fairness Opinion is included as Appendix II to this Prospectus/Proxy Statement and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and the qualifications and limitations on the review undertaken by Equity Research in connection with the Fairness Opinion.

         Equity Research's Fairness Opinion addresses only the fairness, from a financial point of view, of the Exchange Rate. It does not address Granville's underlying business decision to effect the Merger, nor does it constitute a recommendation to any Granville shareholder as to how such shareholder should vote with respect to the Merger or as to any other matter.

         Equity Research's Fairness Opinion was one of many factors taken into consideration by Granville's Board of Directors in making its determination to approve the Agreement and the receipt of Equity Research's Fairness Opinion is a condition precedent to Granville's consummation of the Merger. The Fairness Opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Granville or the effect of any other business combination in which Granville might engage.

         Equity Research is a North Carolina-based corporation primarily engaged in: (i) performing valuations of, and valuations related to, closely held and publicly traded companies and (ii) conducting research on the performance and investment characteristics of publicly-traded companies and publishing such analysis in the form of reports which are made available to the respective companies and the investment community. All reports generated by Equity Research for the purpose of investor relations are designated "Investor Relations Reports" and Equity Research receives a fee (from the company whose securities are described) for producing such reports. The reports do not contain a purchase or investment rating but do consider certain investment characteristics of respective company's securities. In addition, Equity Research regularly fields inquiries from brokers, shareholders and others who have questions about the respective company.

         In connection with the services including and related to the "Investor Relations Reports", the majority of Equity Research's clients are banks which are located in North Carolina. Until September 30, 1995, one of Equity Research's clients was Triangle. Equity Research's engagement by Triangle began on January 17, 1993 and during the period of its engagement, Equity Research provided for the production of the above-mentioned "Investor Relations Reports" as well as fielding questions about Triangle as discussed above.

         Equity Research was selected by Granville as its financial advisor because of its knowledge of and experience in valuations and capital markets and expertise in the commercial banking industry. Equity Research does not trade in the securities of either Granville or Triangle for its own account or for its clients.

         In connection with the rendering of the Fairness Opinion, Equity Research, among other things, (i) reviewed the financial terms of the Agreement;
(ii) reviewed drafts of the Prospectus/Proxy Statement; (iii) reviewed and analyzed the financial position and performance of Granville and Triangle as reflected in certain information provided to it for this purpose by their respective managements; (iv) reviewed historical stock prices of Granville and Triangle as well as, to the extent possible, trading activity in their common stock; (v) reviewed information including but not limited to, annual reports to shareholders, Forms 10-K and Forms F-2, quarterly reports to shareholders, Forms 10-Q and Forms F-4, proxy statements, Uniform Bank Performance Reports and Call Reports, and made a general and financial comparison of the two companies to one another, as well as to other comparable institutions; and (vi) analyzed the terms of other control transactions involving whole bank mergers of commercial banks in the Southeast. Equity Research also analyzed overall market, economic and other financial considerations as well. In providing the Fairness Opinion, Equity Research relied, without independent verification, on the accuracy and completeness of the financial and other information provided to it or that was publicly available and did not independently verify such information.

         The following is a summary of certain aspects of the analysis performed by Equity Research in connection with the Fairness Opinion.

COMPARABLE TRANSACTIONS

         As part of its analysis, Equity Research reviewed other transactions involving whole-bank acquisitions that had occurred in the Southeast. Specifically, Equity Research considered more than 250 transactions that occurred between January 1, 1991 and June 24, 1996 in the following states:
North Carolina, South Carolina, Virginia, Georgia, Tennessee and Alabama. For each of the transactions, Equity Research considered various factors in an attempt to develop a group of banks which were comparable to Granville. These factors included, but were not limited to, asset size, capital ratios, level of profitability (measured both by return on average assets as well as return on average equity) and asset quality. Equity Research also analyzed the type of consideration provided to the seller (stock, cash or both) and excluded any transactions which had not closed.

         Based on its analysis, Equity Resarch identified 24 transactions which involved selling companies that it believed had size, financial and other characteristics that were, on the whole, similar to Granville. Equity Research then looked at the terms of those transactions and considered the prices paid for those institutions based on a variety of ratios in comparison to those paid in the Granville acquisition. Equity Research used financial data as of March 31, 1996 for purposes of calculating Granville's respective ratios and a price of $14.00 per share (the closing price on June 7, 1996) for Triangle Stock for purposes of calculating the value of the transaction to Granville's shareholders. The bid and asked prices of Triangle Stock on June 24, 1996 were $13.50 and $14.25, respectively.

         The range of multiples to book value for the 24 above mentioned transactions was from 111% of book value to 240% of book value. The median price paid was 177% of book value. The comparable figure for Granville was 167%, slightly less than the median.

         On the basis of tangible book value, the range of multiples was the same as for the multiples of stated book value - from a low of 111% of tangible book value to a high of 240% of tangible book value. The fact that the range was the same as the multiple of book value reflects the fact that neither of the two banks represented by the end-points of the range had any intangible assets, resulting in book value and tangible book value being the same amount. The median multiple of tangible book value for the 24 transactions was 178%. The comparable figure for Granville was 181%, slightly higher than the median.

         Likewise, the multiple of trailing 12 month earnings was slightly higher for Granville than for the median of the 24 transactions. While the median price paid on the 24 acquisitions was 17.5 times trailing 12 month earnings, it was 17.9 times for Granville. The price to be paid in the Granville transaction as a percentage of assets and deposits was slightly lower than the median, while it was higher on the basis of the tangible book premium (excess of the consideration to be received in the transaction less tangible book value) as a percentage of core deposits. For the 24 transactions, the median percentage of deposits was 20.8% versus 19.8% for Granville. The median price paid for the 24 transactions as a percentage of assets was 18.6% versus 17.5% for Granville. The median tangible book premium as a percentage of core deposits was 10.1% for the 24 transactions, versus 10.5% for Granville. While not all of the multiples in the Granville transaction were higher than the medians, they were within a range Equity Research would consider reasonable.

HISTORY OF STOCK TRADING

         Equity Research reviewed the trading history of Triangle and compared its relative performance to broader market averages for the period from September 30, 1991 (the earliest date for which it was able to obtain reliable data) through June 20, 1996. Granville had no formal market for its stock and historical pricing data was quite limited. As a result, Equity Research focused most of its analysis on the price performance of Triangle Stock. Since closing prices for Triangle Stock as of the end of each quarter were not available for part of the period considered (it was not listed on Nasdaq until 1994), Equity Research used the average of the high and low prices during certain quarters as approximations of the closing price for those quarters. Based on the above, Triangle Stock increased in value from $5.45 at September 30, 1991 to $15.00 at March 31, 1996 and $14.25 at June 20, 1996, increases of more than 175% and 161%, respectively. It should be noted that these increases only represent approximations, particularly in light of assumptions Equity Research made which are discussed above, and should not be interpreted as being actual or exact percentages of appreciation.

         Equity Research compared the trading history of Triangle Stock to three indices. First, it compared the stock performance of Triangle to the S&P 500. The S&P 500 index increased at an annual rate of 12.0% between September 30,
1991 and June 20, 1996 (versus 22.3% for Triangle). Equity Research also compared the stock price performance of Triangle to the S&P Regional Bank index. This index is represented by approximately 18 regional banks located throughout the nation. From September 30, 1991 through March 31, 1996 (the most recently published data available), the index increased 106% (versus Triangle's 175% increase over the same period). While the index is a better benchmark for comparison to Triangle's stock price performance than is the S&P 500, it still contains many banking institutions which are significantly larger than Triangle. Equity Research therefore constructed an index represented by approximately 10 smaller regional banking institutions. These institutions were located in North Carolina, South Carolina, Georgia and Virginia and generally had total assets of less than $1 billion. The annual compound growth rate in the index between September 30, 1991 and June 20, 1996 was 20.9%, slightly less than Triangle's 22.3% annual return over the same period.

COMPARISON OF GRANVILLE AND TRIANGLE TO THE INDUSTRY

         Equity Research also compared Granville and Triangle to a group of publicly-traded commercial banks operating in the Southeast. Equity Research considered factors including, but not limited to, asset size, capitalization, asset quality and reserve coverage, dividend yield, profitability ratios and valuation measures. Equity Research's analysis indicated that Triangle Stock trades at a multiple of earnings and book value which is slightly higher than the median of the group, although the multiples were nearly identical to the average for the group. Triangle had a slightly lower level of capitalization, as measured by its equity to assets ratio, and had a lower level of nonperforming assets than the median for the 25 banks used in the analysis. Reserve coverage, as measured by the ratio of the allowance for loan losses to total nonperforming loans, was significantly higher than the median. Profitability measures such as return on average assets and return on average equity were marginally below the medians.

         Equity Research also compared Granville to a set of institutions, although in accordance with Granville's smaller size, these instituions were generally smaller than those with which Triangle was compared. Granville had a lower level of nonperforming assets and, like Triangle, its reserve coverage was higher than the median for the group. Its level of profitability was slightly below the median for the 39 institutions included in the sample. Based on a pre-announcement price for Granville of $16.00 per share, the price to earnings ratio was lower than the median for the group, as was the price to book value. Based on the $24.50 per share price offered to Granville's shareholders (calculated as Triangle's stock price of $14.00 per share at the time of the announcement times the exchange ratio of 1.75), the multiples of earnings and book value would exceed the medians for the group.

COMPARISON OF INVESTMENT AND OTHER CHARACTERISTICS OF GRANVILLE AND TRIANGLE

         Equity Research also considered as part of its analysis differences in the operating performance, financial condition and the investment characteristics of Granville and Triangle. Specific considerations included, but were not limited to, (i) relative levels of profitability and the components of those profits; (ii) the composition of the balance sheet; (iii) asset quality and reserve coverage; (iv) capitalization; (v) management depth; (vi) price appreciation and liquidity of common stocks; (vii) dividend policy; (viii) deposit market share; (ix) primary market demographics; and (x) trends in many of these and other factors.

         As part of this analysis, Equity Research compared growth rates of the banks from 1993 through 1995, as well as for the quarters ended March 31, 1996 and March 31, 1995. Among Equity Research's conclusions were that both banks had experienced rapid growth in earnings, although Triangle's earnings per share had had higher sustained growth. Granville's growth in deposits and loans were higher in the 1993 - 1995 time period, while Triangle's growth rates were higher in the quarter ended March 31, 1996. Granville generally had a higher percentage of deposits in its markets than did Triangle; however, most of the demographic measures Equity Research considered were superior for Triangle's primary markets. Triangle also had a more liquid stock, as defined by trading volume, superior historical appreciation and paid a dividend. Granville did not pay a dividend.

PRO FORMA TRANSACTION ANALYSIS

         Equity Research also considered certain pro forma effects on Triangle resulting from the merger with Granville. Specific considerations included, but were not limited to, the impact of the merger on Triangle's assets, net loans, deposits, equity, equity per share, earnings, as well as other selected measures. Equity Research also considered the anticipated impact of the Merger on projected earnings and profitability ratios, based largely on representations made to it by Granville and Triangle. These projections and the pro forma analysis are based on data available at the time the projections were made and the analysis performed and should not be construed as necessarily being indicative of the actual impact of the Merger on Triangle when consummated.

         According to the terms of the Agreement, Granville will be merged into Triangle's subsidiary, Triangle Bank. The transaction will be a tax-free stock-for-stock exchange which is structured as an exchange of 1.75 shares of Triangle Stock for each share of Granville Stock. Based on Granville's total outstanding number of shares as of March 31, 1996 (430,000) and an exchange ratio of 1.75, the total number of shares anticipated to be issued in the Merger is 752,500. This number of shares would represent approximately 7.2% of the total outstanding stock of Triangle.

RELATIVE CONTRIBUTION

         Equity Research also analyzed the relative contributions of Granville and Triangle to the (i) assets; (ii) deposits; (iii) net loans; (iv) stockholders' equity; and (v) earnings of the pro forma combined entities as of March 31, 1996 and December 31, 1995. Equity Research also analyzed the contribution to projected 1996 earnings of the pro forma combined companies. Granville contributed 6.7% of assets as of March 31, 1996. Granville contributed 7.0% of deposits, 4.0% of net loans and 7.8% of equity. For the three months ended March 31, 1996, Granville would have contributed 6.4% to earnings. Granville would contribute 6.3% to projected earnings for fiscal 1996. Equity Research excluded from these projections any restructuring charges and transaction costs since these amounts would generally be nonrecurring. While Granville would be contributing these percentages of assets, equity, deposits and earnings, it would own approximately 7.2% of the outstanding stock of the combined entity, as was stated above.

CONTROL PREMIUMS

         Another measure Equity Research considered in arriving at its opinion was the premium of the purchase price over the pre-announcement price of Granville's stock price. As was stated previously, trading activity in Granville's stock was quite limited with the exception of approximately 100,000 shares which were sold through a stock offering in 1995 at $13.00 per share. According to management at Granville, the most recent trade of which it was aware (which preceded the announcement of the transaction) occurred at $16.00 per share. Based on the price of Triangle Stock on the date of the announcement ($14.00), the value of the consideration offered to Granville's shareholders was $24.50 per share, which would imply a control premium of 53.1% from the $16.00 price.

         Numerous studies have been performed to quantify the premiums paid in control transactions involving publicly traded stocks. While Equity Research believes Granville's trading activity is more limited than most of the stocks included in such studies, Equity Research nevertheless considered these studies in its analysis. Control premiums may be influenced by many factors, such as trading liquidity, concentration of ownership, relative attraction of the acquiree as well as other factors. Based on the studies, control premiums have generally been between 20% and 50% (i.e., the price paid in the acquisition was 20% to 50% higher than the pre-announcement price). Accordingly, the premium being paid for Granville exceeds the typical range of premiums. It should be noted that the studies referred to above reflect control premiums for a broad cross-section of firms and are not necessarily limited to the financial services industry.

         The preparation of the Fairness Opinion requires the consideration of the most appropriate methods of financial analysis and their applications. The applications of that analysis consider many factors, all of which considered together result in a final opinion of fairness or not. As a result, the evaluation is not susceptible to partial analysis. Accordingly, none of the above analysis should be considered as a single determinant of fairness but should be construed as part of an overall analysis.

         In its analysis, Equity Research made numerous assumptions with respect to business conditions, economic conditions, projections of Granville's and Triangle's performance, as well as other matters, many of which are beyond Granville's and Triangle's control. Any estimates contained in Equity Research's analysis are not necessarily indicative of future results or values, nor do any estimates of value purport to be appraisals or reflect prices at which securities could actually be bought or sold.

         Pursuant to the letter agreement dated June 6, 1996, Granville engaged Equity Research to render the Fairness Opinion and to pay Equity Research $12,000 for its services. Granville also agreed to reimburse Equity Research for its reasonable out-of-pocket expenses and to indemnify Equity Research against certain liabilities, including certain liabilities under federal securities laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the federal income tax consequences of the Merger generally applicable to Granville and its shareholders under the Code. It does not include consequences of state, local or other tax laws or special consequences to particular Granville shareholders having special situations. Accordingly, each Granville shareholder is urged to consult with his or her own tax advisor regarding specific tax consequences of the Merger.

         As a condition of the consummation of the Merger, Triangle and Granville have received an opinion of Coopers & Lybrand L.L.P., tax advisors to Triangle, concerning the tax consequences of the Merger, which provides, in substance, that the federal income tax consequences of the Merger are as follows:

                  (i) The Merger will constitute a reorganization within the ` meaning of Section 368(a) of the Code;

                  (ii) The Merger will not give rise to any income to, and no gain or loss will be recognized by, Triangle or Granville;

                  (iii) The conversion of Granville Stock into Triangle Stock will not give rise to any income to, and no gain or loss will be recognized by, Granville shareholders except with respect to any cash payments in lieu of fractional shares or dissenter's rights (see subparagraphs (vi) and (vii) below);

                  (iv) The aggregate tax basis of the shares of Triangle Stock received by a Granville shareholder will be equal to the tax basis of the shares of Granville Stock converted into such shares of Triangle Stock;

                  (v) The holding period of the shares of Triangle Stock received by a Granville shareholder will include the holding period of the shares of Granville Stock converted into such shares of Triangle Stock provided that such stock was held as a capital asset on the date of consummation of the Merger;

                  (vi) The payment of cash to Granville shareholders in lieu of the actual issuance of fractional shares of Triangle Stock will be treated for tax purposes as if fractional shares of Triangle Stock were in fact issued and the cash was then distributed by Triangle in a redemption of such fractional shares subject to the provisions and limitations of Section 302 of the Code ("Section 302"). If the redemption meets one of the four tests set forth in
Section 302, the shareholder will be treated as if he or she sold such fractional shares of Triangle Stock for the amount of cash received, and such shareholder will recognize gain (or loss) to the extent that the amount of the cash received exceeds (or is less than) the tax basis allocable to such fractional shares. Any gain or loss recognized will be capital gain or loss, assuming that the shares of Triangle Stock would have been a capital asset in the hands of the shareholder. If none of the four tests provided in Section 302 is met, the assumed redemption will be treated as a dividend, and the shareholder will likely be required to recognize as ordinary income the full amount of the cash received; and,

                  (vii) The receipt of cash by a dissenting Granville shareholder will be treated as received by that shareholder as a distribution by Granville in redemption of such shareholder's common stock, subject to the provisions and limitations of Section 302. If the redemption meets one of the four tests set forth in Section 302, the shareholder will be treated as if he or she sold his or her shares of Granville Stock for the amount of cash received, and such shareholder will recognize gain (or loss) to the extent that the amount of the cash received exceeds (or is less than) the tax basis applicable to his or her shares of common stock. Any gain or loss recognized will be capital gain or loss, assuming that the shares of Granville Stock are a capital asset in the hands of the shareholder. If none of the four tests provided in Section 302 is met, the assumed redemption will be treated as a dividend, and the Granville shareholder will likely be required to recognize as ordinary income the full amount of the cash received.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. GRANVILLE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS, AND THE TAX CONSEQUENCES OF SALES OF TRIANGLE STOCK.

ACCOUNTING TREATMENT

         The Agreement requires that the Merger be treated as a pooling-of-interests for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Granville will be reported on the books of Triangle at their book values at the Effective Time and Triangle's consolidated financial statements for prior periods will be restated to reflect the consolidated assets, liabilities and operations of Granville for such periods. No goodwill or other intangible assets will be created in connection with the Merger.

         Among other requirements, in order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (at least 90%) of the outstanding shares of Granville Stock must be exchanged for Triangle Stock. Generally, if the number of fractional shares of Triangle Stock resulting from the Merger for which cash is paid, shares held by Granville shareholders who exercise their Dissenters' Rights, and the shares of Triangle Stock or Granville Stock repurchased by Triangle or Granville together represent more than 10% of the shares to be issued by Triangle in connection with the Merger, then the Merger will not qualify for the pooling-of-interests method of accounting. Consummation of the Merger is conditioned on receipt by Triangle, unless waived in whole or in part, of assurances in form and content satisfactory to Triangle from their independent accountants, Coopers & Lybrand L.L.P., that the Merger may be treated as a pooling-of-interests for accounting purposes. (See "- Conditions to Consummation of the Merger.")

INTEREST OF CERTAIN PERSONS IN THE MERGER

         DIRECTORS. As soon as practicable following the Effective Time, one member of the Board of Directors of Granville, selected by Triangle in its sole discretion, will be appointed to the Board of Directors of Triangle Bank. Such persons shall be compensated in accordance with Triangle's then current policies and procedures. The remaining members of the Board of Directors of Granville, other than those who choose not to serve, will be appointed to the Granville County advisory board of Triangle Bank for a period of one year following the Effective Time. Each such person shall be compensated in accordance with Triangle Bank's then current policies and procedures. In addition, consistent with Triangle's practices involving other advisory directors of Triangle Bank, the member of the Board of Directors of Granville who is elected to the Triangle Bank Board of Directors and those Granville directors who choose to serve on the Granville County advisory board of Triangle Bank will be granted at the Effective Time options to purchase 250 shares of Triangle Stock at an exercise price equal to the fair market value of Triangle Stock which, pursuant to Triangle's Non-Qualified Stock Option Plan, will be equal to the mean of the asked and bid prices of Triangle Stock as reported on the Nasdaq National Market at the Effective Time.

         OFFICERS. At the Effective Time, Triangle Bank will enter into an employment agreement and a deferred compensation agreement with Billy N. Quick, Sr., President of Granville. Pursuant to the employment agreement, Mr. Quick will serve as an Executive Vice President of Triangle Bank for a term of five years at an annual base salary of $105,000. At each anniversary date of the employment agreement, the term automatically shall be extended for an additional one year unless either party gives written notice to the other of their intention not to extend the agreement, which notice must be given at least three months prior to the next anniversary date. During any period in which Mr. Quick is receiving compensation from Triangle Bank, Mr. Quick will not compete with Triangle Bank in Granville County, North Carolina or any county contiguous to Granville County. The deferred compensation agreement will commence upon either the end of the five-year term of the employment agreement or Mr. Quick's retirement from employment with Triangle Bank after the end of the five-year employment agreement term but prior to Mr. Quick's obtaining age 65. The deferred compensation agreement will run for ten years over which time Mr. Quick will be paid an aggregate of $300,000 in equal monthly installments of $2,500. In addition, consistent with Triangle's practices involving other officers of Triangle Bank, Mr. Quick will be granted at the Effective Time options to purchase 7,500 shares of Triangle Stock at an exercise price equal to the fair market value of Triangle Stock which, pursuant to Triangle's Employee Stock Option Plan, will be equal to the mean of the ask and bid prices of Triangle Stock as reported on the Nasdaq National Market at the Effective Time.

To assist in the transition after the Merger and to ensure their continued employment with Triangle Bank after the Merger, Triangle has agreed to certain compensation arrangements with five other officers of Granville. In the event Harriett D. Watkins, Kristy B. Stainback or Reca L. Callis is terminated by Triangle Bank for any reason other than "cause" during the first six months after the Merger, Triangle Bank will pay a severance payment to Ms. Watkins in the amount of $30,500, and to each of Ms. Stainback and Ms. Callis in the amount of $11,000. In the event Ms. Watkins, Ms. Stainback or Ms. Callis is terminated by Triangle Bank for any reason other than "cause" during the second six months after the Merger, Triangle Bank will pay a severance payment to Ms. Watkins in the amount of $20,000 and to each of Ms. Stainback and Ms. Callis in the amount of $8,000. At the Effective Time, Triangle Bank will employ Lionel B. Burnette for a period of 90 days from the Effective Time for which service Triangle Bank will pay Mr. Burnette $25,000 at the end of the 90-day period. At the Effective Time Triangle Bank will employ Clarice B. Smiley for a period of 60 days from the Effective Time and for such service Triangle Bank shall pay Ms. Smiley $10,000 at the end of such 60-day period.

         EMPLOYEES. Subject to the availability of suitable positions, Triangle Bank shall make a good faith effort to offer employment with Triangle Bank to all employees of Granville employed by Granville immediately prior to the
Effective Time. If any employee is not retained by Triangle Bank at the Effective Time, Triangle Bank will pay to each employee who has been continuously employed as a full-time employee by Granville for at least one year prior to the Effective Time a severance payment in an amount equal to one week's salary or wages for each year of full prior continuous service with Granville, provided that any severance payment shall consist of the minimum of three weeks' salary or wages, but in no event shall an employee who is not an officer receive less than one month's salary or wages and an officer receive less than two months' salary or wages. Each employee of Granville at the Effective Time who has not been continuously employed as a full-time employee of Granville for at least one year prior to the Effective Time and who is not offered employment with Triangle Bank shall receive a severance payment in an amount equal to two weeks' salary or wages. No payment of severance compensation shall be made to any person who does not remain an employee of Granville at the Effective Time.

         The Agreement provides that Granville's employee benefit plans will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that the employees of Granville (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of Triangle or Triangle Bank, (ii) in the event a Granville employee benefit plan is terminated, the rights and benefits of a Granville employee thereunder shall become fully vested, with each participating Granville employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate Triangle or Triangle Bank employee benefit plan, on the same basis and applying the eligibility standards as would apply to the employees of Triangle or Triangle Bank as if such employee's prior service to Granville had been performed on behalf of Triangle or Triangle Bank for qualification, participation and vesting (but not for funding purposes), and (iii) in the event a Granville employee benefit plan is merged into a Triangle or Triangle Bank employee benefit plan, shall be entitled to participate in such plan on the same basis and applying the same eligibility standards as would apply to employees of Triangle or Triangle Bank. Triangle and Triangle Bank have agreed that the overall level of benefits offered or provided to the employees of Granville under the Triangle or Triangle Bank benefit plans will be no less than that offered or provided to the present employees of Triangle or Triangle Bank, and that for purposes of qualification, participation and vesting, the employees of Granville shall receive credit for their periods of service to Granville.

         GRANVILLE OPTIONS. Under the Agreement at the Effective Time, all rights with respect to Granville Options which are outstanding at the Effective Time, whether or not then exercisable, will be converted into and will become rights with respect to Triangle Stock, and Triangle will assume Granville's obligations with respect to each such Granville Option, in accordance with the terms of the applicable Granville Option Plan and the related option agreements. From and after the Effective Time, (i) each Granville Option assumed by Triangle may be exercised solely for shares of Triangle Stock, (ii) the number of shares of Triangle Stock subject to each Granville Option will be equal to the number of shares of Granville Stock subject to such Granville Option immediately prior to the Effective Time multiplied by the Exchange Rate, and (iii) the per share exercise price under each such Granville Option will be adjusted by dividing the per share exercise price thereunder by the Exchange Rate and rounding up to the nearest cent, provided that the number of shares of Triangle Stock subject to each Granville Option and the per share exercise price will, in accordance with the terms of the Granville Option and the per share exercise price, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time.

         INDEMNIFICATION. Pursuant to the Agreement, Triangle will indemnify the present and former officers and directors of Granville against liabilities from actions in their official capacities as directors and officers of Granville to the same extent Triangle indemnifies its directors and officers.

EXPENSES AND FEES

The Agreement provides that Granville, Triangle and Triangle Bank each will pay its own legal, accounting and financial advisory fees and all its other costs and expenses (including filing fees, printing costs and travel expenses) incurred or to be incurred in connection with the performance of its obligations under the Agreement or otherwise in connection with the Merger. In addition, fees paid by Granville to Equity Research, Granville's accountants and Granville's legal counsel shall not exceed $20,000 for each entity.

DISTRIBUTION OF TRIANGLE CERTIFICATES

         First-Citizens Bank & Trust Company, Raleigh, North Carolina, will serve as the Exchange Agent to effect the exchange of certificates in connection with the Merger. Immediately prior to the Effective Time, Triangle shall deposit with the Exchange Agent the number of shares of Triangle Stock and the amount of cash necessary to consummate the Merger. Promptly after the Effective Time, the Exchange Agent will forward to each holder of record certificates that immediately prior to that date represented outstanding shares of Granville Stock (other than dissenting shareholders) a letter of transmittal and instructions for the record holder's use in effecting the surrender of the certificates in exchange for certificates representing shares of Triangle Stock. SHAREHOLDERS OF GRANVILLE SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS IS RECEIVED. Upon surrender of any certificate for exchange and cancellation, together with a duly endorsed letter of transmittal, if applicable, the holder of such certificate shall be entitled to receive in exchange therefor (i) certificates evidencing the number of whole shares of Triangle Stock into which their shares of Granville Stock will have been converted, together with cash for any fractional share, or (ii) in the case of a shareholder properly exercising dissenters' rights, the amount of cash determined as provided in Article 13 of the NCBCA.

         Until surrendered as described above, each Granville certificate will be deemed for all corporate purposes to evidence only the right to receive the number of shares of Triangle Stock to which the shareholder has become entitled. However, after the Effective Time and regardless of whether they have surrendered their Granville certificates, Granville shareholders shall be entitled to vote and to receive any dividends or other distributions (for which the record date is after the Effective Time) on the number of whole shares of Triangle Stock into which their Granville Stock has been converted; provided, however, that no such dividends or other distributions will be paid to the holders of such Granville certificates unless and until their Granville certificates are surrendered. Upon surrender of each Granville certificate, there will be paid the amount, without interest thereon, of dividends and other distributions, if any, that became payable on the shares of Triangle Stock represented by such certificate after the Effective Time but had not been paid to the record owner thereof.

         Shareholders whose Granville certificates have been lost, stolen or destroyed will be required to furnish evidence satisfactory to Triangle of ownership of such Granville certificates and of such loss, theft or destruction, and to furnish appropriate and customary indemnification (which may include an indemnity bond), in order to receive the Triangle certificates or cash to which they are entitled.

         If any certificates for shares of Triangle Stock are to be issued in a name other than that in which the certificates surrendered for exchange are issued, the certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer. The person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificates surrendered, provide funds for such purpose, or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

         After the Effective Time, there will be no transfers on the transfer books of Granville of the shares of Granville Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they will be cancelled and exchanged for a certificate representing shares of Triangle Stock pursuant to the terms of the Agreement.

         Neither Granville, Triangle, the Exchange Agent nor any other person will be liable to former holders of Granville Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar law. RESALE OF TRIANGLE STOCK

         Although the shares of Triangle Stock to be issued in the Merger have been registered under the Securities Act, such shares may not be traded freely and without restriction by those shareholders deemed to be "affiliates" of Granville prior to the Effective Time. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with Granville and generally include directors, executive officers, and any current shareholder of Granville who owns an amount of Granville Stock equal or greater than 10% of the issued and outstanding shares of Granville Stock. Persons deemed to be affiliates of Granville may not resell shares of Triangle Stock received by them in connection with the Merger unless (i) sales are made pursuant to an effective registration statement under the Securities Act, (ii) sales are made in compliance with Rule 145 promulgated under the Securities Act, or (iii) sales are made pursuant to another exemption from registration under the Securities Act. In addition, as a condition of treating the Merger as a pooling-of-interests for accounting purposes, affiliates of Triangle and Granville will be prohibited from selling or transferring any shares of Triangle Stock from the date generally 30 days prior to consummation of the Merger and until Triangle shall have published results of its operations for a period covering at least 30 days following the Effective Time. The stock certificates representing the shares of Triangle Stock issued to persons deemed to be affiliates of Granville in the Merger will bear a legend summarizing the above restrictions, and Triangle will instruct its transfer agent to impose stop orders with respect to such certificates.

         This Prospectus/Proxy Statement may not be used for the resale of any shares of Triangle Stock received in connection with the Merger.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         The following is only a summary of the rights of a dissenting Granville shareholder under Article 13 of the NCBCA. Any Granville shareholder who intends to dissent to the Merger should carefully review the text and comply with the requirements of Article 13 of the NCBCA included herein as Appendix III, and should also consult with his or her attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Granville shareholders and no notice of approval of the Merger will be given to a dissenting shareholder.

         Article 13 of the NCBCA, the text of which is attached as Appendix III, provides in detail the procedure which must be followed by any Granville shareholder objecting to the Merger and desiring to be paid the fair value of his or her shares. The Merger gives rise to shareholder dissenter's rights under such statute which, in summary, provides as follows:

         (a) Any Granville shareholder may give to Granville before the vote is taken on the Merger written notice of his or her intent to demand payment for his or her shares if the Merger is effected. A dissenting shareholder's notice to Granville should be mailed to Billy N. Quick, Sr., President, Granville United Bank, 109 Hillsboro Street, Oxford, North

                  Carolina 27565-3211,  telephone (919) 693-9000. A vote against
                  the  Merger   will  not  be  deemed  to  satisfy   the  notice
                  requirement.

         (b) Such shareholder must not vote his or her shares in favor of the Merger. ANY HOLDER OF GRANVILLE STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS OF APPRAISAL.

         (c) No later than ten days after the Merger is effected, Granville must send to such shareholder by registered or certified mail, return receipt requested, a written dissenter's notice stating when the payment demand must be sent and where certificates for certificated shares must be deposited, informing holders of such shares as to the restrictions on transfer of such shares, supplying a form for demanding payment and setting a date by which Granville must receive the payment demand, which shall not be fewer than 30 nor more than 60 days after the date such notice is mailed. The shareholder must also be provided a copy of Article 13. The shareholder sent such notice must demand payment and deposit certificates in accordance with the terms of the notice.

         (d) As soon as the Merger is effected, or upon receipt of a payment demand, Granville shall offer to pay each dissenter who has complied with the requirements of the statute, the amount Granville estimates to be the fair value of his or her shares, plus interest accrued to the date of payment, in full satisfaction of the demand of each dissenting shareholder who agrees in writing to accept the same. The offer of payment must be accompanied by Granville's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, the latest available interim financial statements, if any, a statement of Granville's estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenting shareholder's rights to demand payment and a copy of Article 13.

         (e) If the shareholder believes the amount offered by Granville is less than the fair value of his or her shares or the interest was incorrectly calculated or Granville fails to make payment within 30 days after the dissenting shareholder accepts its offer, the dissenting shareholder must notify, in writing, Granville of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of the same, or notify Granville of its failure to act promptly. Such notice must be given within 30 days after Granville offers payment or fails to perform.

         (f) If demand for payment remains unsettled, the shareholder may, within 60 days after the date of his or her payment demand, petition the court to determine the fair value of the shares and accrued interest. If the dissenting shareholder does not commence the proceeding within the 60 day period, he or she shall have an additional 30 days to either: (i) accept in writing Granville's offer or (ii) assume the status of a nondissenting shareholder.

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (Unaudited)

         The following unaudited pro forma combined condensed balance sheets as of March 31, 1996 and the unaudited pro forma combined condensed statements of income for the three months ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993 combine the historical financial statements of Triangle and Granville and are presented under the "pooling-of-interests" method of accounting for business combinations. The pro forma combined condensed balance sheets give effect to the Merger as if the Merger had occurred on March 31, 1996. The pro forma combined condensed statements of income give effect to the Merger as if the Merger had occurred at the beginning of each of the periods presented. The "pooling-of-interests" method of accounting requires all assets and liabilities to the carried at their book values. The Merger represents a stock exchange whereby Granville shareholders will receive 1.75 shares of Triangle Stock for each share of Granville Stock.

         The pro forma statements are provided for informational purposes. The unaudited pro forma financial information presented is not necessarily indicative of what the actual financial position or results of operations would have been had such transactions been completed as of March 31, 1996 or as of the beginning of each of the periods presented and is not indicative of future financial position or future results. The unaudited pro forma financial information does not reflect any non-recurring expenses which may be realized in connection with the Merger. Current estimates of non-recurring expenses for 1996 are $300,000. The cost savings associated with the possible operating efficiencies and synergies have not been quantified, nor are any such savings assured. The pro forma financial statements should be read in conjunction with the audited financial statements and the notes thereto of Triangle and Granville and their unaudited interim financial statements incorporated herein by reference.

                             TRIANGLE BANCORP, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                AT MARCH 31, 1996
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                             TRIANGLE           GRANVILLE    ADJUSTMENTS COMBINED   PRO FORMA
Assets

Cash and Due From Banks..........          $   33,424        $    2,094       $        --          $   35,518

Investment Securities............             194,039            30,300                --             224,339

Federal Funds Sold...............                  --             2,065                --               2,065

Loans............................             566,142            23,508                --             589,650

Premises and Equipment...........              16,135               626                --              16,761

Intangible Assets................              11,812               492                --              12,304

Other Assets.....................              15,749             1,007                --              16,756
                                           ----------         ----------      -----------          ----------

Total Assets.....................          $  837,301        $   60,092       $        --          $  897,393
                                           ==========        ==========       ===========          ==========


Liabilities

Demand Deposits..................          $  202,857        $    5,087       $        --          $  207,944

Savings Deposits.................             147,343            18,224                --             165,567

Time Deposits....................             359,561            30,019                --             389,580
                                           ----------         ----------      -----------          ----------


Total Deposits...................             709,761            53,330                --             763,091
                                           ----------         ----------      -----------          ----------


Borrowed Money...................              43,441                --                --              43,441

Other Liabilities ...............               9,817               455                --              10,272
                                           ----------         ----------      -----------          ----------


Total Other Liabilities..........              53,258               455                --              53,713
                                           ----------         ----------      -----------          ----------



Shareholders' Equity

  Common Stock...................              56,824             2,150          2,539(1)              61,513

  Surplus........................                  --             2,539        (2,539)(1)                  --

  Retained Earnings  ............              17,651             1,439                --              19,090

  Unrealized Loss on
   Securities AFS................               (193)               179                --                (14)
                                           ----------         ----------      -----------          ----------

Total Stockholders'
  Equity.........................              74,282             6,307                --              80,589
                                           ----------         ----------      -----------          ----------

Total Liabilities and
  Capital........................           $ 837,301         $  60,092        $       --          $  897,393
                                            =========         =========        ==========          ==========


(1) Adjustment reflects the movement of surplus to common stock as Triangle Stock has no par value.

                             TRIANGLE BANCORP, INC.
                          PRO FORMA COMBINED CONDENSED
                              STATEMENTS OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                   (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                                                                     PRO FORMA
                                               TRIANGLE         GRANVILLE       ADJUSTMENTS          COMBINED

Interest Income

  Loans...........................           $   13,260       $       535         $       -         $   13,795
  Federal Funds Sold..............                   28                 6                 -                 34
  Investment Securities...........                2,631               512                 -              3,143
                                             ----------       -----------         ---------         ----------


Total Interest Income.............               15,919             1,053                 -             16,972


Interest Expense

  Deposits........................                6,563               546                 -              7,109
  Borrowed Funds..................                  419                 2                 -                421
                                             ----------       -----------         ---------         ----------


Total Interest Expense............                6,982               548                 -              7,530
                                             ----------       -----------         ---------         ----------


Net Interest Income before
Provision for Loan Losses.........                8,937               505                 -              9,442


Provision for Loan Losses.........                  310                 2                 -                312
                                             ----------       -----------         ---------         ----------


Net Interest Income after
Provision for Loan Losses.........                8,627               503                 -              9,130


Other Operating Income............                1,977                71                 -              2,048


Other Operating Expenses..........                6,810               335                 -              7,145
                                             ----------       -----------         ---------         ----------


Net Income Before
  Income Taxes....................                3,794               239                 -              4,033


Income Taxes......................                1,410                76                 -              1,486
                                             ----------       -----------         ---------         ----------


Net Income........................           $    2,384       $       163         $       -         $    2,547
                                             ==========       ===========         =========         ==========

Earnings Per Share................           $     0.24       $      0.38         $       -         $     0.24
                                             ==========       ===========         =========         ==========

                                     TRIANGLE BANCORP, INC.
                                  PRO FORMA COMBINED CONDENSED
                                      STATEMENTS OF INCOME
                              FOR THE YEAR ENDED DECEMBER 31, 1995
                                           (UNAUDITED)
                               (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                          PRO FORMA
                                         TRIANGLE       GRANVILLE     ADJUSTMENTS         COMBINED

Interest Income

  Loans........................        $   48,215      $    1,911        $      -        $   50,126
  Federal Funds Sold...........               383              88               -               471
  Investment Securities........             9,729           1,915               -            11,644
                                      -----------    ------------        --------      ------------

Total Interest Income..........            58,327           3,914               -            62,241
                                      -----------    ------------        --------      ------------



Interest Expense

  Deposits.....................            23,546           2,122               -            25,668
  Borrowed Funds...............             1,472               -               -             1,472
                                      -----------    ------------        --------      ------------

Total Interest Expense.........            25,018           2,122               -            27,140
                                      -----------    ------------        --------      ------------


Net Interest Income
 before Provision
 for Loan Losses...............            33,309           1,792               -            35,101


Provision for
 Loan Losses...................               275             153               -               428

                                      -----------    ------------        --------      ------------



Net Interest Income
  after Provision for
  Loan Losses..................            33,034           1,639               -            34,673


Other Operating Income.........             7,650             442               -             8,092


Other Operating Expenses.......            29,346           1,400               -            30,746

                                      -----------    ------------        --------      ------------



Net Income Before
  Income Taxes.................            11,338             681               -            12,019

Income Taxes...................             3,950             212               -             4,162
                                      -----------    ------------        --------      ------------


Net Income ....................        $    7,388    $        469        $      -        $    7,857
                                       ==========    ============        ========        ==========

Earnings Per Share.............        $     0.77    $       1.12               -        $     0.76
                                       ==========    ============        ========        ==========

                                         TRIANGLE BANCORP, INC.
                            PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                  FOR THE YEAR ENDED DECEMBER 31, 1994
                                               (UNAUDITED)
                                  (IN THOUSANDS EXCEPT PER SHARE DATA)






                                                                                                 PRO FORMA
                                                TRIANGLE       GRANVILLE     ADJUSTMENTS         COMBINED
Interest Income

  Loans..................................       $ 38,707       $   1,312        $      -          $ 40,019
  Federal Funds Sold.....................            466              43               -               509
  Investment Securities..................          8,735           1,202               -             9,937
                                                --------       ---------        --------          --------

Total Interest Income....................         47,908           2,557               -            50,465
                                                --------       ---------        --------          --------



Interest Expense

  Deposits...............................         16,986           1,271               -            18,257
  Borrowed Funds.........................          1,606               1               -             1,607
                                                --------       ---------        --------          --------

Total Interest Expense...................         18,592           1,272               -            19,864
                                                --------       ---------        --------          --------


Net Interest Income
 before Provision
 for Loan Losses.........................         29,316           1,285               -            30,601


Provision for
 Loan Losses.............................          1,218              32               -             1,250
                                                --------       ---------        --------          --------



Net Interest Income
  after Provision for
  Loan Losses............................         28,098           1,253               -            29,351


Other Operating Income...................          5,560             198               -             5,758

Other Operating Expenses.................         27,760             958               -            28,718
                                                --------       ---------        --------          --------



Net Income Before
  Income Taxes...........................          5,898             493               -             6,391


Income Taxes.............................          2,057             152               -             2,209
                                                --------       ---------        --------          --------


Net Income ..............................       $  3,841       $     341         $     -          $  4,182
                                                ========       =========         =======          ========


Earnings Per Share.......................       $   0.41       $    1.03         $     -          $   0.42
                                                ========       =========         =======          ========


                                         TRIANGLE BANCORP, INC.
                            PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                  FOR THE YEAR ENDED DECEMBER 31, 1993
                                               (UNAUDITED)
                                   (IN THOUSANDS EXCEPT PER SHARE DATA)


                                               PRO FORMA      TRIANGLE     GRANVILLE        ADJUSTMENTS COMBINED

Interest Income

  Loans..................................       $ 25,676       $  1,165        $      -          $  26,841
  Federal Funds Sold.....................            234             44               -                278
  Investment Securities..................          6,944          1,213               -              8,157
                                                --------       --------        --------          ---------

Total Interest Income....................         32,854          2,422               -             35,276
                                                --------       --------        --------          ---------



Interest Expense

  Deposits...............................         12,159          1,176               -             13,335
  Borrowed Funds.........................            726              2               -                728
                                                --------       --------        --------          ---------

Total Interest Expense...................         12,885          1,178               -             14,063
                                                --------       --------        --------          ---------


Net Interest Income
 before Provision
 for Loan Losses.........................         19,969          1,244               -             21,213


Provision for
 Loan Losses.............................          2,069             78               -              2,147
                                                --------       --------        --------          ---------

Net Interest Income
  after Provision for
  Loan Losses............................         17,900          1,166               -             19,066


Other Operating Income...................          6,141            137               -              6,278

Other Operating Expenses.................         19,630            862               -             20,492
                                                --------       --------        --------          ---------



Net Income Before
  Income Taxes...........................          4,411            441               -              4,852


Income Taxes.............................            912             85               -                997
                                                --------       --------        --------          ---------


Net Income...............................       $  3,499       $    356        $      -          $   3,855
                                                ========       ========        ========          =========


Earnings Per Share.......................       $   0.46       $   1.08        $      -          $    0.47
                                                ========       ========        ========          =========


                                                               CAPITALIZATION

         The following table sets forth: (i) the unaudited historical capitalization of Triangle as of March 31, 1996; (ii) the unaudited historical capitalization of Granville of March 31, 1996; and (iii) the unaudited pro forma capitalization of Triangle and Granville assuming the Merger had been consummated on March 31, 1996. This information has been based on, and should be read in conjunction with, Triangle's and Granville's interim unaudited financial statements, including the related notes thereto, which are incorporated by reference in this Prospectus/Proxy Statement. (See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.")



                                                                                                       Pro Forma
                                                       Triangle         Granville     Adjustments      Combined1

                                                                             (In thousands)
Shareholders' Equity
  Capital stock                                         $ 56,824          $ 2,150         $ 2,539       $ 61,513
  Additional paid-in capital                                   0            2,539         (2,539)              0
  Retained earnings                                       17,651            1,439               -         19,090
  Unrealized loss on securities AFS                        (193)              179               -            (14)
                                                       ----------        --------         -------       --------
    Total shareholders' equity                           $74,282           $6,307               -       $ 80,589
                                                         =======           ======         =======       ========

- --------------------------------
         1 Assumes that the Merger became effective March 31, 1996 and that all 430,000 currently outstanding shares of Granville Stock were converted into 752,500 shares of Triangle Stock at the Exchange Rate. A total of 9,685,291 shares of Triangle Stock were outstanding at March 31, 1996.



                  INFORMATION ABOUT TRIANGLE AND TRIANGLE BANK

GENERAL

         Triangle is a business corporation incorporated on November 27, 1991, under the laws of the State of North Carolina for the purpose of becoming a one-bank holding company. Triangle acquired Triangle Bank in August 1992 as part of the reorganization of Triangle Bank into a one-bank holding company structure. Pursuant to the reorganization, the former shareholders of Triangle Bank became shareholders of Triangle. Triangle Bank is Triangle's only subsidiary and Triangle holds all of the outstanding stock of Triangle Bank. To date, Triangle has not engaged in any material activities independent of the activities of Triangle Bank.

         Triangle Bank, headquartered in Raleigh, North Carolina, is chartered as a state bank under the laws of the State of North Carolina and is a member of the Federal Reserve. Deposit insurance is provided by the FDIC. The sole business of Triangle Bank is to provide banking services to businesses and individuals through its 38 offices in 31 cities located in the Triangle area and throughout the eastern region of North Carolina. Triangle also offers securities and insurance products to its customers. Triangle Bank primarily serves small and medium-sized businesses as well as consumers within its markets. Triangle Bank began business on January 4, 1988. On June 30, 1991, Enterprise Bancorp, Inc., a North Carolina bank holding company, and its wholly-owned subsidiary, Enterprise Bank, National Association, a national bank, merged into Triangle Bank. On December 28, 1993, New East Bancorp and its five subsidiary state banks merged into Triangle Bank. On February 23, 1995, Columbus National Bank, a national bank headquartered in Whiteville, North Carolina, merged into Triangle Bank. On March 31, 1995, Standard Bank and Trust Company, a North Carolina-chartered commercial bank headquartered in Dunn, North Carolina, merged into Triangle Bank. Also, on March 31, 1995, Atlantic Community Bancorp, Inc.("Atlantic"), a North Carolina corporation and registered bank holding company headquartered in Rocky Mount, North Carolina, merged with and into Triangle. Atlantic's wholly-owned subsidiary, Unity Bank & Trust Company, a North Carolina-chartered commercial bank also headquartered in Rocky Mount, North Carolina, merged into Triangle Bank on May 11, 1995. On November 1, 1995, The Village Bank, a North Carolina-chartered commercial bank headquartered in Chapel Hill, North Carolina, merged into Triangle Bank.

TRIANGLE STOCK

         For information regarding Triangle Stock, the market therefor and other matters, see "SUMMARY - Triangle Stock and Granville Stock."

         Triangle has outstanding warrant agreements acquired upon its merger with Atlantic in March 1995. Triangle has reserved 12,000 shares of Triangle Stock for such warrants. Each warrant entitles the holder to purchase a number of shares of Triangle Stock at a purchase price of $9.17 per share. The warrants expire on December 31, 2000.

         In April 1995, Triangle's Board of Directors authorized the repurchase of up to 1% of the shares of Triangle Stock oustanding at that time which represented approximately 88,000 shares of Triangle Stock. The repurchase was principally undertaken to fund Triangle's various stock benefit plans. Through March 31, 1996, Triangle had repurchased 15,000 shares pursuant to this authorization. The repurchase is expected to be effected in small amounts by June 1999.

SECURITY OWNERSHIP OF MANAGEMENT

         Information regarding the ownership of Triangle Stock by management of Triangle is incorporated herein by reference to Triangle's Annual Report on Form 10-K for the year ended December 31, 1995.

                           INFORMATION ABOUT GRANVILLE

GENERAL

Granville is a North Carolina-chartered, commercial bank under the supervision of the Commissioner and the FDIC. Granville was incorporated on July 2, 1990 and commenced operations on July 5, 1990. Granville conducts business from its main office located at 109 Hillsboro Street, Oxford, North Carolina with additional full service branches located at 703 Linden Avenue in Oxford and 608 North Main in Creedmoor, all in Granville County, North Carolina. Granville's primary market area is Granville County, North Carolina. Granville provides full service commercial and consumer banking services.

GRANVILLE STOCK

         Granville Stock is not traded on any exchange or in the over-the-counter market and, accordingly, no established public trading market exists. To date, Granville has not paid any cash dividends. See, "SUMMARY - Triangle Stock and Granville Stock."

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         As of March 31, 1996, the following shareholder identified in the following table beneficially owned more than 5% of Granville Stock.


                NAME AND ADDRESS OF                           AMOUNT AND NATURE OF
                BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP (1)         PERCENT OF CLASS (2)
                -----------------------                       ------------------------         --------------------
                Billy N. Quick, Sr. (3)                       24,076                           5.48%
                Oxford, NC

                Harold L. Sherman (3)                         31,666                           7.33%
                Oxford, NC
- -------------

(1) To the best  knowledge  of  management  of Granville  the above  individuals exercise  sole voting and  investment  power with respect to all shares shown as
beneficially   owned.   The  description  of  the  amount  and  nature  of  such
individuals'  beneficial ownership is based on information provided to Granville by the individuals.

(2) The calculation of the percentage of class beneficially owned by each individual is based on a number of total outstanding shares equal to 430,000 shares currently outstanding plus the number of shares capable of being issued to that individual within 60 days of March 31, 1996, upon the exercise of stock options held by the individual.

(3) See footnote 1 to the following table for information regarding more detailed ownership of Granville Stock by Mr. Quick and Mr. Sherman.

         As of March 31, 1996, the beneficial ownership of Granville Stock by current directors individually, and by current directors and executive officers as a group, was as follows:

                                      -53-




                                          AMOUNT AND
                                           NATURE OF
    NAME OF                               BENEFICIAL            PERCENT OF
    BENEFICIAL OWNER                    OWNERSHIP(1)              CLASS(2)
    -----------------------             ------------            ----------
    Joseph K. Bryan, Jr.                      11,169                 2.58%
    Johnsie C. Cunningham                      1,916                   .44
    Nancy W. Darden                            3,766                   .87
    Ronnie S. Elliott                          4,416                  1.02
    Joseph C. Hamme                           12,366                  2.86
    William L. Hopper                          2,766                   .64
    William Bobbitt Jenkins                    2,266                   .52
    Billy N. Quick, Sr.                       24,076                  5.48
    Harold L. Sherman                         31,666                  7.33
    F. Wayne Yancey                            8,692                  2.01

    All current directors
      and executive officers
      as a group (10 persons)                103,099                22.72%
- ---------------

(1) Except as otherwise noted, to the best knowledge of Granville's management the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared and as to which such shares are disclaimed: Mr. Bryan - 7,453 shares; Mr.
         Elliott -1,500 shares; Mr. Hamme - 4,100 shares; Mr. Jenkins - 100 shares; Mr. Quick - 1,165 shares; Mr. Yancey - 2,122 shares; all current directors and executive officers as a group -16,440 shares. The shares shown as beneficially owned also include 1,666 shares which could be purchased under currently exercisable stock options held by each current director (and as to which each individual has investment power only) except Mr. Quick who holds 8,712 currently exercisable options; and all current directors and executive officers as a group -
         23,706 shares.

(2)      The calculation of the percentage of class  beneficially  owned by each individual  and by the group is  based,  in each  case,  on a number of
         total  outstanding   shares  equal  to  the  430,000  shares  currently
         outstanding  plus the number of shares  capable of being issued to that individual  or to  individuals  included in the group within 60 days of
         March 31, 1996, upon the exercise of stock options held by each of them and by the group.

                                      -54-



                          COMPARISON OF GRANVILLE STOCK
                               AND TRIANGLE STOCK

         Upon  consummation of the Merger,  the shareholders of Granville (other than those who perfect dissenters' rights of appraisal) will become shareholders of  Triangle,  and their  rights as such will be  determined  by North  Carolina corporation  law and  Triangle's  Articles  of  Incorporation  and  Bylaws.  The
following  is a  summary  of  certain  provisions  of  Granville's  Articles  of
Incorporation  and Bylaws and Triangle's  Articles of Incorporation  and Bylaws,
the relevant  provisions of North  Carolina law and the material  changes in the rights of  shareholders of Granville that would occur as a result of the Merger.
The  following   discussion  is  qualified  in  its  entirety  by  reference  to
Granville's  Articles of  Incorporation  and Bylaws and  Triangle's  Articles of
Incorporation  and Bylaws and the North  Carolina  General  Statutes.  SHARES OF
TRIANGLE STOCK ARE NOT, AND CANNOT BE, INSURED BY THE FDIC.

CAPITAL STRUCTURE

         The authorized  capital stock of Granville consists of 2,000,000 shares of common  stock,  par value  $5.00 per  share,  of which  430,000  shares  were outstanding  as of March 31,  1996.  The  authorized  capital  stock of Triangle consists of 20,000,000  shares of common stock, no par value per share, of which
9,685,291  shares  were  outstanding  as of  March  31,  1996 and of which it is
anticipated   approximately   10,437,791   shares  will  be   outstanding   upon
consummation of the Merger.

GOVERNING LAW

         Triangle is chartered under the laws of the State of North Carolina and
is   subject   to   the   provisions   of  the   NCBCA.   Granville,   a   North
Carolina-chartered,  commercial bank, is subject to the provisions of Chapter 53 of the North Carolina General  Statutes  ("Chapter 53"), and to the extent it is not inconsistent with Chapter 53, the NCBCA. The following is a brief summary of certain  material  provisions  of the  NCBCA,  Chapter 53 and  certain  material differences  between  the  respective  Articles of  Incorporation  and Bylaws of
Granville and the Articles of Incorporation and Bylaws of Triangle.

VOTING

         The holders of Granville Stock and Triangle Stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. The shareholders of Triangle do not have the right to vote cumulatively in the election of directors. As a result of the absence of cumulative voting, the majority of votes represented at a legal quorum may elect all directors and the remaining minority shareholders may not elect any directors. Shareholders of Granville do have the right to vote cumulatively in the election of directors. In the election of directors, every Granville shareholder entitled to vote at such election has the right to vote, in person or by proxy, the number of shares held of record in his or her name for as many persons as there are directors to be elected or for whose election he or she has the right to vote, or to cumulate his or her votes by giving one candidate a number of votes equal to the number of such directors to be elected multiplied by the number of his or her shares, or by distributing such votes on the same principal among any number of such candidates. The right to cumulative voting affords an opportunity to Granville shareholders who hold a minority of outstanding shares of Granville Stock to more easily elect representatives of their choice.

                                      -55-




PREEMPTIVE RIGHTS

         The holders of Granville Stock and Triangle Stock do not have preemptive rights to acquire other or additional shares that may be issued from time to time. As shareholders of Triangle Stock have no preemptive rights, their ownership interest in Triangle Stock may be diluted if Triangle issues additional shares of Triangle Stock in the future.

STATE LAW ANTI-TAKEOVER PROVISIONS

         NORTH  CAROLINA   SHAREHOLDER   PROTECTION   ACT.  The  North  Carolina
Shareholder  Protection Act (the  "Shareholder  Act")  generally  requires that, unless  certain "fair price" and  procedural  requirements  are  satisfied,  the affirmative  vote of 95% of the voting  shares of a  corporation  is required to approve certain business  combination  transactions  with another entity that is the beneficial  owner,  directly or  indirectly,  of more than 20% of the voting shares  of the  corporation  or which is an  affiliate  of the  corporation  and previously has been a 20% beneficial holder of such voting shares.  Granville is subject to the provisions of the  Shareholder  Act but the Merger is not subject to the  provisions  of the  Shareholder  Act.  Triangle  is not  subject  to the provisions  of the  Shareholder  Act  pursuant  to the terms of its  Articles of
Incorporation.

         NORTH  CAROLINA  CONTROL  SHARE  ACQUISITION  ACT.  The North  Carolina
Control Share Acquisition Act (the "Control Act") generally provides that, except as provided below, "Control Shares" will not have any voting rights.
Control Shares are shares acquired by a person under certain circumstances which when added to other shares owned, would give such person effective control over one-fifth, one-third or a majority of all voting power in the election of the corporation's directors. However, voting rights will be restored to Control
Shares by a resolution approved by the affirmative vote of the holders of a majority of the corporation's voting stock (other than shares held by the owner of the Control Shares, officers of the corporation, and directors employed by the corporation). If voting rights are granted to Control Shares which give the holder a majority of all voting power in the election of the corporation's directors, then the corporation's other shareholders may require the corporation to redeem their shares at their fair value. Granville is subject to the provisions of the Control Act but the Merger is not subject to the provisions of the Control Act. Triangle is not subject to the provisions of the Control Act pursuant to the terms of its Articles of Incorporation.

BUSINESS COMBINATIONS AND CHANGES IN CONTROL

         Chapter 53 requires a vote of two-thirds of the shareholders of Granville to approve a merger.

         While Triangle is subject to the NCBCA, Triangle's Articles of Incorporation provide that the affirmative vote of the holders of not less than 80% of the outstanding shares of Triangle Stock is required to approve certain transactions with Triangle or any affiliate of Triangle specified therein, including any merger, consolidation, sale of assets, share exchange, or dissolution. The supermajority provision is inapplicable if the transaction has been approved (or in the case of a dissolution recommended for shareholder approval) by two-thirds of all directors of Triangle then in office or if the other entity is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by Triangle or its affiliates. For purposes of such provision, an "affiliate" is any individual, corporation, partnership, trust, estate, or other entity who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the party specified. Triangle's Articles of Incorporation further


                                      -56-




provide that the Board of Directors, when evaluating the merits of any transaction described in such provision, including any merger, consolidation, sale of assets, or share exchange, or any offer of a party to make a tender or exchange offer for any equity security of Triangle, shall, in connection with the exercise of its judgment in determining what is in the best interest of Triangle and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, depositors, customers, suppliers, and other constituents of Triangle and its affiliates, and on the communities in which Triangle and its affiliates operate or are located.

         The supermajority provision of Triangle's Articles of Incorporation may have the effect of delaying, deferring, or preventing a change in control of Triangle, which some holders of Triangle Stock may deem to be in their best interests.

         The constituency provision of Triangle's Articles of Incorporation may discourage or make more difficult certain acquisition proposals or business combinations and, therefore, may adversely affect the ability of shareholders to benefit from certain transactions opposed by the Board of Directors of Triangle.
The constituency provision would allow the Board of Directors of Triangle to take into account the effects of an acquisition proposal on a broad number of constituencies and to consider any potential adverse effect in determining whether to accept or reject such proposal.

AMENDMENT OF ARTICLES OF INCORPORATION

         Granville is subject to the requirements of the NCBCA with respect to amendments of its Articles of Incorporation. Generally, the NCBCA requires that the votes cast in favor of an amendment to the Articles of Incorporation must exceed the votes cast against such amendment in order for Granville to amend its Articles of Incorporation.

         While Triangle is subject to the NCBCA, Triangle's Articles of Incorporation require the affirmative vote of 75% of all outstanding shares present at a meeting where the issue considered is to amend its Articles of Incorporation. This provision of Triangle's Articles of Incorporation makes it more difficult for amendments to the Articles of Incorporation to be approved by Triangle's shareholders. Accordingly, such provision makes it more difficult for provisions in the Articles of Incorporation to be changed in the event of a hostile takeover attempt.


                                      -57-




AMENDMENT OF BYLAWS

         Granville's bylaws and Triangle's bylaws may be amended or repealed and new bylaws may be adopted by action of the Board of Directors or shareholders of Granville or Triangle, respectively, except as otherwise provided in each company's Articles of Incorporation or by the NCBCA. Under the NCBCA and the bylaws of Granville and Triangle, the Board of Directors may not readopt, amend or repeal a bylaw adopted, amended or repealed by the shareholders if neither the Articles of Incorporation nor a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally. The shareholders may amend or repeal the bylaws of Granville or Triangle, respectively, even though the bylaws may also be amended or repealed by the Board of Directors. Triangle's bylaws further provide that the Board of Directors has no power to adopt a bylaw: (1) changing the statutory requirement for a quorum of directors or action by directors or changing the statutory requirement for a quorum of shareholders or action by shareholders;
(2) providing for management of the company otherwise than by the Board of Directors or the committee thereof; (3) increasing or decreasing the fixed number of the size of the Board of Directors or the range of directors, or changing from a fixed number to a range, or visa versa; or (4) classifying and staggering the election of directors. Granville's bylaws further provide that the Board of Directors has no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; or (2) providing for the management of Granville otherwise than by the Board of Directors or its Executive Committee.

         The bylaws of Triangle provide that the number of directors shall be at least 10 but no more than 24. The Board of Directors may set the number of directors in this range without shareholder approval. In addition, the bylaws require the affirmative vote of 75% of the outstanding shares of Triangle to increase or decrease the range and prohibit the Board of Directors from changing the range without shareholder approval.

         The supermajority requirement for a shareholder vote to change the range of the number of directors makes it more difficult for Triangle's shareholders to increase the size of the Board of Directors and elect directors to fill the vacancies created thereby. Accordingly, one or more shareholders seeking to gain control of the Board (for example, a tender offeror or entity attempting a hostile takeover) would find its task more difficult. This requirement makes it more difficult for the size of the Board of Directors to be increased without the existing Board of Directors' consent.

SHARE PURCHASE AND OPTION PLANS FOR AFFILIATES

         The affirmative vote of two-thirds of the issued and outstanding shares of Granville and the approval of the Commissioner pursuant to Chapter 53 is required for Granville to issue rights, options, or warrants for the purchase of shares of its capital stock, with the Board of Directors of Granville determining the terms upon which the rights, options or warrants are issued and their form and content. Shares of capital stock of Granville may not be issued for less than 85% of the fair market value of the shares on the date the purchase price is fixed and options may not be granted at less than 100% of the fair market value on the date of grant. The foregoing rights, options, warrants or shares of capital stock of Granville may generally be issued to or for the benefit of officers, directors, and employees of Granville free of restrictions, except as noted above or, as required under the Securities Act. See "THE MERGER
- - Resale of Triangle Stock."


                                      -58-




         Under the NCBCA,  Triangle may issue rights,  options,  or warrants for the  purchase of shares of its capital  stock,  with the Board of  Directors  of
Triangle  determining  the terms upon which the rights,  options or warrants are issued,  their form and content,  and the consideration for which the shares are
to  be  issued.   Shares  of  capital  stock  of  Triangle  may  be  issued  for consideration determined by the Board of Directors to be adequate. The foregoing rights,  options,  warrants or shares of capital stock of Triangle may generally be issued  to or for the  benefit  of  officers,  directors,  and  employees  of
Triangle or its subsidiaries free of restrictions,  except as set forth above or as  required  under the  Securities  Act.  See "THE  MERGER - Resale of Triangle
Stock."

REDEMPTION OF STOCK

         Triangle may repurchase shares of Triangle Stock, provided that certain requirements as to the effect of the repurchase on Triangle solvency and the relationship between its assets and liabilities are fulfilled.

         As a bank  holding  company,  Triangle  is required to give the Federal
Reserve Bank of Richmond (the "Federal Reserve Bank") prior written notice of any purchase or redemption of any shares of its outstanding equity securities if the gross consideration to be paid for such purchase or redemption, when aggregated with the net consideration paid by Triangle for all purchases or redemption of its equity securities during the 12 months preceding the date of notification, equals or exceeds 10% of its consolidated net worth as of the date of such notice. The Federal Reserve Bank must either approve the transaction described in the notice within 30 days of receipt of the notice or refer it to the Federal Reserve for action within 60 days after the Federal Reserve Bank's receipt thereof.

         Under Chapter 53, Granville is generally required to obtain the prior approval of the holders of two-thirds of its outstanding shares before it can repurchase any shares of Granville Stock. Additionally, the prior approval of the Commissioner and the FDIC is required for the redemption or retirement of any shares of Granville Stock.

TRANSFERABILITY BY CERTAIN PERSONS

         Granville  Stock,   unlike  that  of  Triangle,   is  exempt  from  the
registration   requirements  of  the  Securities  Act  and  the  North  Carolina
Securities  Act. The effect of such  exemptions  is to allow  Granville  and its shareholders to sell shares of Granville Stock without  registration  under such laws.  In  contrast,  the public  sale by  Triangle  of its stock and resales of
Triangle Stock by certain persons who are at the time of resale  "affiliates" of
Triangle  must be registered  under the  Securities  Act and the North  Carolina
Securities Act or meet certain statutory and regulatory  requirements to qualify for an exemption from  registration.  The exemption from registration  under the
Securities Act most often used by affiliates of public  corporations is Rule 144 which requires, among other things, that affiliates' shares be sold in "brokers'
transactions" without any solicitation of offers to purchase such shares.


                                      -59-



ASSESSMENTS; IMPAIRMENT OF CAPITAL

         Under Chapter 53, holders of Granville Stock may be assessed for the amount of any impairment in the capital stock of Granville due to losses or any other cause when the surplus and undivided profits of Granville are insufficient to make good such impairment. No such equivalent assessment provisions are contained in North Carolina law with respect to the Triangle Stock or Triangle's shareholders.

NUMBER, ELECTION AND REMOVAL OF DIRECTORS

         The Board of Directors of Triangle is divided into three classes,  with the  number  of  directors  in each  class to be as  nearly  equal in  number as possible.  Directors  of each class are elected to hold office for three  years.
Each director holds office until the annual meeting for the year in which his or her term  expires and until his or her  successor  is elected and  qualified  or
until  his  or  her  earlier   death,   resignation,   retirement,   removal  or
disqualification.

         Triangle's Articles of Incorporation provide that a director may be removed without cause by the shareholders only if (i) the removal without cause is recommended to the shareholders by the Board of Directors pursuant to a vote of not less than 75% of the directors then in office and (ii) the shareholders approve such removal by a vote of 75% of the votes present at the meeting where the issue is considered. Directors also are removable by the shareholders with cause pursuant to a vote of 75% of the outstanding shares of Triangle Stock, but no specific director recommendation is required. The Articles of Incorporation define "cause" as "personal dishonesty, incompetence, mental and physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) based on a conviction for such offense or an opinion of counsel to Triangle to such effect."

         The supermajority provisions of Triangle's Articles of Incorporation discourages hostile takeover attempts so that Triangle will be able to follow through with its business plan which it has developed in the interest of all Triangle shareholders. Management believes that, for a financial institution, allowing Board members to be removed and replaced without cause by the shareholders would open Triangle to acquisition or control by interests that might not follow through with the Board's business plan for Triangle.

         The Board of Directors of Granville is divided into three classes, with the  number  of  directors  in each  class to be as  nearly  equal in  number as possible.  Directors  of each class are elected to hold office for three  years.
Each director holds office until the annual meeting for the year in which his or her term expires and until his or her  successors  are elected and  qualified or
until  his  or  her  earlier   death,   resignation,   retirement,   removal  or
disqualification.  A director may be removed from office, with or without cause, by a vote of  shareholders  holding a majority of the shares entitled to vote at an election  of  directors.  However,  unless the entire  Board is  removed,  an individual  director may not be removed if the number of shares  voting  against the removal  would be  sufficient  to elect a director if such shares were voted cumulatively at the annual meeting.


                                      -60-




INDEMNIFICATION AND ELIMINATION OF DIRECTOR LIABILITY

         The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

         PERMISSIBLE INDEMNIFICATION. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

         MANDATORY INDEMNIFICATION. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

         ADVANCE FOR EXPENSES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

         VOLUNTARY  INDEMNIFICATION.  In addition to and separate and apart from
"permissible"  and "mandatory"  indemnification  described  above, a corporation may, by charter, bylaw, contract or resolution,  indemnify or agree to indemnify any  one or  more  of its  directors,  officers,  employees  or  agents  against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the  corporation  itself)  arising  out of their  status as such or their activities in any of the foregoing  capacities.  However,  the corporation may not indemnify or agree to indemnify a person  against  liability or expenses he may incur on account  of  activities  which  were at the time taken  known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or  resolution  may include  provisions  for recovery  from the  corporation  of
reasonable   costs,   expenses  and  attorneys'  fees  in  connection  with  the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.


                                      -61-




         COURT-ORDERED   INDEMNIFICATION.   Unless  otherwise  provided  in  the
corporation's  charter,  a director or officer of the corporation who is a party to a  proceeding  may apply for  indemnification  to the  court  conducting  the proceeding  or to  another  court of  competent  jurisdiction.  On receipt of an application,  the court, after giving any notice the court deems necessary,  may order  indemnification  if it determines either (i) that the director or officer is entitled to mandatory  indemnification  as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered  indemnification,  or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances,  whether or not such person met the requisite standard of conduct or was adjudged  liable to the corporation in connection with a proceeding by or in the  right of the  corporation  or on the basis  that  personal  benefit  was improperly  received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

         PARTIES ENTITLED TO INDEMNIFICATION. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director.
Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

         INDEMNIFICATION BY TRIANGLE AND GRANVILLE. The Bylaws of Granville provide for indemnification of directors and officers of Granville. The bylaws of Triangle provide for indemnification of its directors and officers to the fullest extent permitted by North Carolina law. Under the NCBCA, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. Triangle and Granville each currently maintains directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers or persons controlling Triangle, Triangle has been informed that, in the opinion of the Commission, such indemnification is against public policy expressed in the Securities Act and is, therefore, unenforceable.

         ELIMINATION OF DIRECTOR  LIABILITY.  The Articles of  Incorporation  of
Granville and Triangle provide for the elimination of personal liability of directors for monetary damage to the fullest extent permitted by applicable law.
The limitation on monetary damages does not preclude other equitable remedies such as injunctive relief or rescission. Further, such limitation may not be available for violations of federal and state banking and securities laws.

DIVIDEND POLICY

         Triangle paid its first cash dividend on September 30, 1994 in the form of a quarterly dividend of $0.04 per share. Prior to the formation of Triangle, Triangle Bank had not declared or paid any dividends since its organization in 1988. Under Chapter 53, Triangle Bank was not permitted to pay dividends until three years after it was organized. Therefore, Triangle Bank was first able to pay dividends under North Carolina law on January 5, 1991.


                                      -62-




         The holders of Triangle Stock are entitled to receive dividends when and if declared by its Board of Directors out of funds legally available therefor. There can be no assurance that after the Merger any dividends will be declared or paid or, if declared and paid, continued in the future. The declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. Subject to the foregoing, it is currently Triangle's intent to pay quarterly cash dividends. The principal sources of funds for the payment of dividends by Triangle are dividends from Triangle Bank. See "CERTAIN REGULATORY MATTERS - Dividends" for information regarding certain restrictions on the payment of dividends by Triangle Bank to Triangle.

         The holders of Granville Stock are entitled to receive dividends when and if declared by its Board of Directors out of funds legally available therefor. To date, Granville has not paid any cash dividends. Like Triangle, the payment of cash dividends by Granville is limited by certain regulatory restrictions and is dependent upon business conditions, operating results, capital and reserve requirements, and its Board of Directors' consideration of other relevant factors.

                           CERTAIN REGULATORY MATTERS

GENERAL

         Bank holding companies and banks are extensively regulated under both federal and state law. The following discussion summarizes some of the statutory and regulatory restrictions imposed upon the operations of Triangle, Triangle
Bank and Granville. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Triangle, Triangle Bank and Granville. Supervision, regulation, and examination of financial institutions by the regulatory agencies are intended primarily for the protection of depositors rather than the holders of Granville Stock or Triangle Stock.

         From time to time bills are  introduced in the United  States  Congress which would  provide for  wide-ranging  proposals  for altering  the  structure,
regulation,   and   competitive   relationships   of  the   nation's   financial
institutions.  Among such bills which have recently been  considered by Congress and which may be introduced  in the future are  proposals to prohibit  financial institutions  and holding  companies  from  conducting  certain  activities,  to
subject   financial   institutions   to  increased   disclosure   and  reporting
requirements,  and  to  further  alter  the  regulatory  structure  relative  to financial institutions.  It cannot be predicted with accuracy whether or in what form any of these  proposals  will be adopted or the extent of their effect upon all financial institutions.

BANK HOLDING COMPANY REGULATION

         Triangle is a bank holding company, registered with the Federal Reserve under the BHC Act, and with the Commissioner under the North Carolina Bank
Holding  Company Act of 1984, as amended (the "North  Carolina  Act").  As such,
Triangle is subject to the supervision, examination, and reporting requirements contained in the BHC Act and the North Carolina Act and the regulations of the Federal Reserve and the Commissioner.


                                      -63-




BANK REGULATION

         As banks, Triangle Bank and Granville are subject to numerous state and federal statutes and regulations that affect their business, activities and operations. Triangle Bank is supervised and examined by the Federal Reserve.
Granville is supervised and examined by the FDIC. In addition, Triangle Bank and Granville are supervised and examined by the Commissioner. The Federal Reserve, the FDIC and the Commissioner are required to regularly examine the operations of banks over which they exercise jurisdiction. They have the authority to approve or disapprove the establishment of branches, mergers, consolidations, and other similar corporate actions, and to prevent the continuance or development of unsafe or unsound banking practices and other violations of law.
The Federal Reserve, the FDIC, and the Commissioner regulate and monitor all areas of the operations of banks and their subsidiaries, including loans, mortgages, issuances of securities, capital adequacy, loss reserves, and compliance with the Community Reinvestment Act and other laws and regulations.
Interest and certain other charges collected and contracted for by the banks are also subject to state usury laws and certain federal laws concerning interest rates.

         The deposit accounts of Triangle Bank and Granville are insured by the BIF of the FDIC up to a maximum of $100,000 per insured depositor. The FDIC issues regulations and conducts periodic examinations, requires the filing of reports, and generally supervises the operations of its insured banks. The approval of the FDIC is required prior to a bank's merger or consolidation, assumption of deposit liabilities, or establishment or relocation of an office facility, unless, as in the case of Triangle Bank, such matters are subject to the jurisdiction of the Federal Reserve. This supervision and regulation is intended primarily for the protection of depositors. Any insured bank that is not operated in accordance with or does not conform to federal regulations, policies, and directives may be sanctioned for noncompliance. Civil and criminal proceedings may be instituted against any insured bank or any director, officer, or employee of such bank for the violation of applicable laws and regulations, breaches of fiduciary duties, or engaging in any unsafe or unsound practice. The
FDIC has the authority to terminate insurance of accounts pursuant to procedures established for that purpose.

DIVIDENDS

         Although Triangle is not subject to any direct legal or regulatory restrictions on dividends (other than the requirements under the NCBCA that a distribution may not be made if after giving it effect the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its liabilities), Triangle's ability to pay cash dividends is dependent upon the amount of dividends paid by Triangle Bank. The ability of Triangle Bank and Granville to pay dividends is subject to statutory and regulatory restrictions on the payment of cash dividends, including the requirement under the North Carolina banking laws that cash dividends be paid only out of undivided profits and only if the bank has surplus of a specified level. Federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payment may be deemed to constitute an unsafe and unsound practice.


                                      -64-



CAPITAL REQUIREMENTS

         Triangle and Triangle Bank are required by federal regulations to maintain certain minimum capital levels. Federal regulators impose capital requirements on federally insured depository institutions and their holding companies to ensure that such institutions have a sufficient capital base to absorb operating losses and to provide a cushion to the federal deposit insurance funds. At March 31, 1996, Triangle and Triangle Bank exceeded their respective capital requirements.

         Upon consummation of the Merger, Triangle and Triangle Bank will continue to remain in compliance with all existing capital requirements as shown in the table below.

                             TRIANGLE BANCORP, INC.
                          PRO FORMA CAPITAL CALCULATION
                              AS OF MARCH 31, 1996



                                                                            PRO FORMA             MINIMUM
                                         TRIANGLE (1)    GRANVILLE     RESULTANT BANK   REGULATORY RATIOS
                                         ------------    ---------     --------------   -----------------
           Tier 1 capital to
            risk weighted assets                9.91%        23.53%            10.45%                4.0%
           Total capital to risk
            weighted assets                    11.13%        24.67%            11.67%                8.0%
           Leverage ratio(2)                    7.52%         9.87%             7.68%                4.0%


(1) Capital ratios for parent and banking subsidiary vary not more than 0.20%.

(2) Leverage ratio is calculated as Tier 1 capital divided by quarterly average assets less goodwill and other disallowed intangibles.

         The capital requirements currently in effect could be increased by the federal regulators. Moreover, the management of Triangle may determine that it is advisable, or banking regulators may require, that Triangle and Triangle Bank raise additional capital as a result of growth, unanticipated losses or inadequate financial performance, or for other reasons. No assurances can be given that any such additional capital would be available to Triangle or Triangle Bank.

LEGISLATION AND GOVERNMENTAL POLICIES

         Legislative and regulatory proposals regarding changes in banking, and the regulation of banks, savings and loan associations, and other financial institutions are considered from time to time by the executive branch of the Federal government, Congress, and various state governments, including North Carolina. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry generally. It cannot be predicted whether any of these proposals will be adopted, and, if adopted, how these will affect Triangle, Triangle Bank or Granville.

         In September 1994, Congress passed the Interstate Banking and Branching Efficiency Act. The Interstate Act permits adequately capitalized bank holding companies to acquire control of banks in any state. States may require the bank being acquired to have been in existence for a certain length of time but not in excess of five years. No bank may acquire more than 10% of nationwide insured deposits or 30% of any state's insured deposits. States have the right to waive the 30% limit. Beginning June 1, 1997, banks may merge under the Interstate Act with other banks across state lines. States may opt-in to such interstate branching earlier or may opt-out of interstate branching by June 1, 1997. Under the Interstate Act, establishing new branches in another state will require that state's specific approval. Legislation to have North Carolina opt in for earlier adoption of interstate branching was passed in 1995. During 1993, North Carolina adopted legislation authorizing interstate mergers. There can be no assurance as to whether or in what form proposed legislation may be enacted by North Carolina in reaction to the Interstate Act or what impact such legislation or the Interstate Act might have upon Triangle and its subsidiaries.

MONETARY POLICY AND ECONOMIC CONTROLS

         Triangle, Triangle Bank and Granville are directly affected by government monetary policy and by regulatory measures affecting the financial services industry in general. Of primary importance is the Federal Reserve, whose actions directly affect the money supply and, in general, affect the lending ability of financial institutions by increasing or decreasing the cost and availability of funds to financial institutions. The Federal Reserve regulates the availability of credit in order to combat recession and curb inflationary pressures in the economy by open market operations in United States government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against bank deposits.

         Deregulation of interest rates paid by banks and savings and loan associations on deposits and the types of deposits that may be offered by such institutions have eliminated minimum balance requirements and rate ceilings on various types of time deposit accounts. The effect of these specific actions and, in general, the deregulation of deposit interest rates have made such institutions much more sensitive to fluctuations in money market rates. In view of the changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand, or the business and earnings of Triangle, Triangle Bank or Granville.

                              LEGAL AND TAX MATTERS

         Moore & Van Allen, PLLC, counsel to Triangle, will deliver an opinion at the Effective Time to the effect that Triangle Stock to be issued to the shareholders of Granville in connection with the Merger, when issued as contemplated in the Agreement, will be validly issued, fully paid, and non-assessable.

         Coopers & Lybrand L.L.P., tax advisors to Triangle, has delivered an opinion to Triangle and Granville concerning certain federal income tax consequences of the Merger as required by the Agreement. See "THE MERGER - Certain Federal Income Tax Consequences."

         Certain other legal matters in connection with the Merger will be passed upon for Triangle by Moore & Van Allen, PLLC, Raleigh, North Carolina, and for Granville by Hopper & Hicks, Oxford, North Carolina.

                                     EXPERTS

         The consolidated balance sheets of Triangle Bancorp, Inc. as of December 31, 1995 and 1994, and the consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The balance sheets of Granville United Bank as of December 31, 1995 and 1994, and the statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance on the report of Langdon & Company, independent accountants, given on the authority of that firm as experts in accounting and auditing.

         Representatives of Langdon & Company are expected to be present at the Special Meeting, and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date of this Prospectus/Proxy Statement, the Board of Directors of Granville did not know of any matters that will be presented for consideration at the Special Meeting other than as described in this Prospectus/Proxy Statement. However, if any other matters shall come before the Special Meeting or any adjournment thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                              SHAREHOLDER PROPOSALS

         If the Merger is not consummated for any reason, Granville expects to hold its 1997 annual meeting of shareholders in April 1997. In such event, any proposal of a shareholder that is intended to be presented at the 1997 annual meeting of shareholders must be received by Granville at its main office in Oxford, North Carolina no later than January __, 1997 in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with such meeting.

         If the Merger is consummated, Triangle expects to hold its 1997 annual meeting of shareholders in April 1997. Any proposal of a shareholder of Triangle which is intended to be presented at the 1997 annual meeting, must be received by Triangle at its principal executive office in Raleigh, North Carolina not later than January __, 1997 in order to be included in Triangle's proxy statement and form of appointment of proxy to be issued in connection with that meeting.

                                   APPENDIX I

                               AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER



                                  By and Among


                              GRANVILLE UNITED BANK

                                       and

                                  TRIANGLE BANK

                                       and

                             TRIANGLE BANCORP, INC.







                                  June 7, 1996

                                TABLE OF CONTENTS



         ARTICLE I.  AGREEMENT TO MERGE.......................................................................... 2

                  1.01.             Names of Merging Corporations................................................ 2
                  1.02.             Nature of Transaction........................................................ 2
                  1.03.             Effect of Merger; Surviving Corporation...................................... 2
                  1.04.             Assets and Liabilities of Granville.......................................... 2
                  1.05.             Conversion and Exchange of Stock............................................. 2
                           a.       Conversion of Granville Stock................................................ 2
                           b.       Exchange Procedures.......................................................... 3
                           c.       Treatment of Fractional Shares............................................... 3
                           d.       Surrender of Certificates.................................................... 4
                           e.       Antidilutive Adjustments..................................................... 4
                           f.       Dissenters................................................................... 5
                           g.       Lost Certificates............................................................ 5
                           h.       Treatment of Granville's Stock Options....................................... 5
                           i.       Outstanding Triangle Stock and Bank Stock.................................... 6
                  1.06.             Articles, By-Laws and Management............................................. 6
                  1.07.             Closing; Plan of Merger; Effective Time...................................... 7

         ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF GRANVILLE...............................................  7

                  2.01.             Organization; Standing; Power...............................................  7
                  2.02.             Capital Stock................................................................ 8
                  2.03.             Principal Shareholders....................................................... 8
                  2.04.             Subsidiaries................................................................  8
                  2.05.             Convertible Securities, Options, Etc......................................... 8
                  2.06.             Authorization and Validity of Agreement...................................... 8
                  2.07.             Validity of Transactions; Absence of Required
                                        Consents or Waivers.....................................................  9
                  2.08.             Granville Books and Records.................................................  9
                  2.09.             Granville Reports........................................................... 10
                  2.10.             Granville Financial Statements.............................................. 10
                  2.11.             Tax Returns and Other Tax Matters........................................... 11
                  2.12.             Absence of Material Adverse Changes or
                                        Certain Other Events.....................................................11
                  2.13.             Absence of Undisclosed Liabilities.......................................... 12
                  2.14.             Compliance with Existing Obligations........................................ 12
                  2.15.             Litigation and Compliance with Law...........................................12
                  2.16.             Real Properties............................................................. 13
                  2.17.             Loans, Accounts, Notes and Other Receivables................................ 14
                  2.18.             Securities Portfolio and Investments........................................ 15
                  2.19.             Personal Property and Other Assets.......................................... 15
                  2.20.             Patents and Trademarks...................................................... 16
                  2.21.             Environmental Matters....................................................... 16
                  2.22.             Absence of Brokerage or Finders Commissions................................. 18
                  2.23.             Material Contracts.......................................................... 18
                  2.24.             Employment Matters; Employee Relations...................................... 18
                  2.25.             Employee Agreements; Employee Benefit Plans................................. 19
                  2.26.             Insurance................................................................... 20
                  2.27.             Insurance of Deposits....................................................... 21
                  2.28.             Affiliates.................................................................. 21
                  2.29.             Obstacles to Regulatory Approval, Accounting
                                         Treatment or Tax Treatment............................................. 21
                  2.30.             Disclosure.................................................................. 22


                                                  - i -




         ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF TRIANGLE AND
                             THE HOLDING COMPANY...............................................................  22

                  3.01.             Organization; Standing; Power............................................... 22
                  3.02.             Capital Stock............................................................... 22
                  3.03.             Authorization and Validity of Agreement..................................... 23
                  3.04.             Validity of Transactions; Absence of Required
                                        Consents or Waivers..................................................... 23
                  3.05              Holding Company Books and Records........................................... 24
                  3.06.             Holding Company Reports..................................................... 24
                  3.07.             Holding Company Financial Statements........................................ 24
                  3.08.             Absence of Material Adverse Changes......................................... 25
                  3.09.             Litigation and Compliance with Law.......................................... 25
                  3.10              Absence of Brokerage or Finders Commissions................................. 26
                  3.11.             Obstacles to Regulatory Approval, Accounting
                                       Treatment or Tax Treatment............................................... 27
                  3.12.             Disclosure.................................................................. 27

         ARTICLE IV.  COVENANTS OF GRANVILLE.................................................................... 27

                  4.01.             Affirmative Covenants of Granville.......................................... 27
                           a.       "Affiliates" of Granville................................................... 27
                           b.       Conduct of Business Prior to Effective Time................................. 28
                           c.       Periodic Information Regarding Loans........................................ 28
                           d.       Notice of Certain Changes or Events......................................... 29
                           e.       Consents to Assignment of Leases............................................ 30
                           f.       Further Action; Instruments of Transfer, etc................................ 30
                  4.02.             Negative Covenants of Granville............................................. 30
                           a.       Amendments to Articles of Incorporation or
                                       Bylaws................................................................... 30
                           b.       Change in Capital Stock..................................................... 30
                           c.       Options, Warrants and Rights................................................ 30
                           d.       Dividends................................................................... 30
                           e.       Employment, Benefit or Retirement Agreements
                                       or Plans................................................................. 31
                           f.       Increase in Compensation;
                                       Additional Compensation.................................................. 31
                           g.       Accounting Practices........................................................ 31
                           h.       Acquisitions; Additional Branch Offices..................................... 31
                           i.       Changes in Business Practices............................................... 31
                           j.       Exclusive Merger Agreement.................................................. 32
                           k.       Acquisition or Disposition of Assets........................................ 32
                           l.       Debt; Liabilities........................................................... 33
                           m.       Liens; Encumbrances......................................................... 33
                           n.       Waiver of Rights............................................................ 33
                           o.       Other Contracts............................................................. 33

         ARTICLE V.  COVENANTS OF TRIANGLE AND THE HOLDING COMPANY.............................................. 34

                  5.01.             Board of Directors.......................................................... 34
                           a.       Appointment of Director..................................................... 34
                           b.       Local Advisory Board ....................................................... 34
                  5.02.             NASDAQ National Market System Notification
                                       of Listing of Additional Shares of
                                       Triangle Stock........................................................... 34
                  5.03              Notice of Certain Changes or Events......................................... 35



                                     - ii -




ARTICLE VI.  MUTUAL AGREEMENTS.................................................................................. 35

                  6.01.             Shareholders' Meeting; Registration
                                     Statement; Proxy Statement/Prospectus...................................... 35
                           a.       Meeting of Shareholders..................................................... 35
                           b.       Preparation and Distribution of Proxy
                                       Statement/Prospectus..................................................... 35
                           c.       Registration Statement and "Blue Sky"
                                       Approvals................................................................ 36
                           d.       Recommendation of Granville's Board of
                                       Directors................................................................ 36
                           e.       Information for Proxy Statement/Prospectus and
                                       Registration Statement................................................... 36
                  6.02.             Regulatory Approvals........................................................ 37
                  6.03.             Access...................................................................... 37
                  6.04.             Costs....................................................................... 38
                  6.05.             Announcements............................................................... 38
                  6.06.             Environmental Studies....................................................... 38
                  6.07.             Employees; Severance Payments; Employee
                                       Benefits................................................................. 39
                           a.       Employment Agreements....................................................... 39
                           b.       Employment of Other Granville Employees..................................... 39
                           c.       Severance Payment........................................................... 40
                           d.       Employee Benefits........................................................... 40
                  6.08.             Confidentiality............................................................. 41
                  6.09.             Reorganization for Tax Purposes............................................. 41
                  6.10.             Accounting Treatment........................................................ 42
                  6.11.             Other Permissible Transactions.............................................. 42

         ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER........................................................... 42

                  7.01.             Conditions to all Parties' Obligations...................................... 42
                           a.       Approval by Governmental or Regulatory
                                       Authorities; No Disadvantageous Conditions............................... 42
                           b.       Adverse Proceedings, Injunction, Etc........................................ 42
                           c.       Approval by Boards of Directors and
                                       Shareholders............................................................. 43
                           d.       Fairness Opinion............................................................ 43
                           e.       Tax Opinion................................................................. 43
                           f.       No Termination or Abandonment............................................... 44
                           g.       NASDAQ National Market System Listing....................................... 44
                  7.02.             Additional Conditions to Granville's
                                       Obligations.............................................................. 44
                           a.       Material Adverse Change..................................................... 44
                           b.       Compliance with Laws........................................................ 44
                           c.       The Holding Company's and Triangle's
                                      Representations and Warranties and
                                      Performance of Agreements; Officers'
                                      Certificate..............................................................  44
                           d.       Legal Opinion of the Holding Company's and
                                      Triangle's Counsel........................................................ 45
                           e.       Other Documents and Information from
                                      the Holding Company and Triangle.......................................... 45
                           f.       Articles of Merger; Other Actions........................................... 45
                           g.       Acceptance by Granville's Counsel........................................... 45
                  7.03.             Additional Conditions to the Holding
                                      Company's and Triangle's Obligations...................................... 45
                           a.       Material Adverse Change..................................................... 45


                                                 - iii -




                           b.       Compliance with Laws; Adverse Proceedings,
                                      Injunction, Etc........................................................... 46
                           c.       Granville's Representations and Warranties
                                      and Performance of Agreements; Officers'
                                      Certificate............................................................... 46
                           d.       Effectiveness of Registration Statement;
                                      Compliance with Securities and Other "Blue
                                      Sky" Requirements......................................................... 46
                           e.       Agreements from Granville Affiliates........................................ 46
                           f.       Accounting Treatment........................................................ 47
                           g.       Legal Opinion of Granville Counsel.......................................... 47
                           h.       Other Documents and Information from
                                      Granville................................................................. 47
                           i.       Consents to Assignment of Real Property
                                      Leases.................................................................... 47
                           j.       Acceptance by the Holding Company's and
                                      Triangle's Counsel........................................................ 47

         ARTICLE VIII.  TERMINATION; BREACH; REMEDIES........................................................... 47

                  8.01.             Mutual Termination.......................................................... 47
                  8.02.             Unilateral Termination...................................................... 48
                           a.       Termination by the Holding Company or
                                       Triangle................................................................. 48
                           b.       Termination by Granville.................................................... 49
                  8.03.             Breach; Remedies............................................................ 49

         ARTICLE IX.  INDEMNIFICATION........................................................................... 50

                  9.01.             Indemnification Following Effective Time.................................... 50
                  9.02              Procedure for Claiming Indemnification...................................... 50

         ARTICLE X.  MISCELLANEOUS PROVISIONS................................................................... 50

                  10.01             "Previously Disclosed" Information; "Material
                                       Adverse Effect".......................................................... 50
                  10.02.            Survival of Representations, Warranties,
                                       Indemnification and Other Agreements..................................... 51
                           a.       Representations, Warranties and Other
                                       Agreements............................................................... 51
                           b.       Indemnification............................................................. 51
                  10.03.            Waiver...................................................................... 51
                  10.04.            Amendment................................................................... 52
                  10.05.            Notices..................................................................... 52
                  10.06.            Further Assurance........................................................... 53
                  10.07.            Headings and Captions....................................................... 53
                  10.08.            Entire Agreement............................................................ 53
                  10.09.            Severability of Provisions.................................................. 53
                  10.10.            Assignment.................................................................. 53
                  10.11.            Counterparts................................................................ 53
                  10.12.            Governing Law............................................................... 53
                  10.13.            Inspection.................................................................. 53

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  By and Among
                              GRANVILLE UNITED BANK
                                       and
                                  TRIANGLE BANK
                                       and
                             TRIANGLE BANCORP, INC.


                  THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter called "Agreement") entered into as of the 7th day of June, 1996, by and among GRANVILLE UNITED BANK ("Granville"), TRIANGLE BANK ("Triangle") and TRIANGLE BANCORP, INC. (the "Holding Company").

                  WHEREAS, Granville is a North Carolina banking corporation with its principal office and place of business located in Oxford, North Carolina; and,

                  WHEREAS, Triangle is a North Carolina banking corporation with its principal office and place of business located in Raleigh, North Carolina; and,

                  WHEREAS, the Holding Company is a North Carolina business corporation with its principal office and place of business located in Raleigh, North Carolina, and is the parent company of Triangle; and,

                  WHEREAS, the Holding Company, Triangle and Granville have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Granville to be merged into Triangle with the effect that each of the outstanding shares of Granville's common stock will be converted into newly issued shares of the Holding Company' common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

                  WHEREAS,  to effectuate  the foregoing,  the Holding  Company,
Triangle  and   Granville   desire  to  adopt  this   Agreement  as  a  plan  of
reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

                  WHEREAS, while Granville's Board of Directors has approved this Agreement, Granville has executed this Agreement subject to the approval of its shareholders and has agreed to call a special meeting of its shareholders for the purpose of voting on the Agreement and will recommend to its shareholders that they approve the Agreement and the transactions described herein; and,

                  WHEREAS, the Holding Company's and Triangle's Boards of Directors have approved this Agreement and the transactions described herein, including the issuance by the Holding Company of shares of its common stock to Granville's shareholders to effectuate such transactions.

                  NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the Holding Company, Triangle and Granville hereby adopt and make this Agreement and mutually agree as follows:


                          ARTICLE I. AGREEMENT TO MERGE

         1.01. Names of Merging Corporations. The names of the corporations proposed to be merged are GRANVILLE UNITED BANK ("Granville") and TRIANGLE BANK ("Triangle").

         1.02. Nature of Transaction. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph 1.07. below), Granville shall be merged into and with Triangle pursuant to N.C. GEN. STAT. ss. 53-12 (the "Merger").

         1.03. Effect of Merger; Surviving Corporation. At the Effective Time and as provided in N.C. GEN. STAT. ss. 53-13, by reason of the Merger the separate corporate existence of Granville shall cease while the corporate existence of Triangle as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Triangle shall continue to operate as the wholly-owned banking subsidiary of the Holding Company and, as a North Carolina banking corporation, will continue to conduct its business at the then legally established branches and main offices of Triangle and Granville. The duration of the corporate existence of Triangle, as the surviving corporation, shall be perpetual and unlimited.

         1.04. Assets and Liabilities of Granville. At the Effective Time and by reason of the Merger, and in accordance with N.C. GEN. STAT. ss.ss. 53-13, 53-17 and 55-11-06, all of Granville's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Granville, whether tangible or intangible) shall be transferred to and vest in Triangle, and Triangle shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Granville, all without any conveyance, assignment or further act or deed; and Triangle shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Granville as of the Effective Time.

         1.05.             Conversion and Exchange of Stock.

                  a. Conversion of Granville Stock. At the Effective Time, all rights of Granville's shareholders with respect to all then outstanding shares of Granville's common stock ($5.00 par value) ("Granville Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below) each such outstanding share of Granville Stock (other than any shares held by Granville as treasury shares or shares held by the Holding Company or as to which rights of dissent and appraisal are properly exercised as provided below) shall be converted, without any action on the part of the holder of such share, the Holding Company, Triangle or Granville, into 1.75 (the "Exchange Rate") newly issued shares of the Holding Company's no par value common stock (the "Triangle Stock").

                  At the  Effective  Time,  and without any action by Granville,
Triangle, the Holding Company or any holder thereof, Granville's stock transfer books shall be closed as to holders of Granville Stock immediately prior to the Effective Time and, thereafter, no transfer of Granville Stock by any such holder may be made or registered; and the holders of shares of Granville Stock shall cease to be, and shall have no further rights as, stockholders of
Granville other than as provided herein. Following the Effective Time, certificates representing shares of Granville Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for,
(i) certificates for the number of whole shares of the Triangle Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, (ii) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the North Carolina Business Corporation Act.

                  b. Exchange Procedures. As promptly as practicable following the Effective Time, the Holding Company shall cause First-Citizens Bank & Trust Company, the transfer agent for Triangle Stock (the "Exchange Agent"), to mail to each former shareholder of Granville of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Granville of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of the Triangle Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

                  c. Treatment of Fractional Shares. No scrip or certificates representing fractional shares of the Triangle Stock will be issued to any former shareholder of Granville, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of the Triangle Stock resulting from the above exchange. In the event the exchange of shares would result in the creation of fractional shares, then, in lieu of the issuance of fractional shares of the Triangle Stock, the Holding Company shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of Granville in accordance with their respective interests. For purposes of this Paragraph 1.05.c., the "aggregate market value" of all fractional shares of the Triangle Stock shall be equal to the total of such fractional shares multiplied by the closing sales priceof Triangle Stock as quoted on the National Market System of the Nasdaq Stock Market, Inc. ("Nasdaq National Market System") (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time (as defined in Paragraph 1.07 below).

                  d. Surrender of Certificates. Subject to Paragraph 1.05.f. below, no certificate for any shares, or cash for any fractional share, of the Triangle Stock shall be delivered to any former shareholder of Granville unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of Granville Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by the Holding Company for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of the Triangle Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s) the Exchange Agent shall pay to the registered holder of the shares of the Triangle Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither the Holding Company, Triangle, Granville, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither the Holding Company, Triangle, Granville, nor the Exchange Agent shall be liable to a former holder of Granville Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                  e.  Antidilutive  Adjustments.  If, following the date of this
Agreement, the Holding Company shall change the number of outstanding shares of Triangle Stock as a result of a dividend payable in shares of Triangle Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment will be made to increase or decrease the number of shares of Triangle Stock to be issued in exchange for each of the shares of Granville Stock.

                  f. Dissenters. Any shareholder of Granville who has and properly exercises the right of dissent and appraisal with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Granville Stock in the manner and pursuant to the procedures provided therein. Shares of Granville Stock held by persons who exercise Dissenters Rights shall not be converted into Triangle Stock as provided in Paragraph 1.05.a. above. However, if any shareholder of Granville who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of Granville Stock, at the Holding Company's sole option, shall be deemed to have been converted into the right to receive Triangle Stock as of the Effective Time as provided in Paragraph 1.05.a. above.

                  g. Lost Certificates. Any shareholder of Granville whose certificate evidencing shares of Granville Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Triangle Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or the Holding Company pursuant to the provisions of N.C. GEN. STAT. ss. 25- 8-405 and N.C. GEN. STAT. ss. 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and the Holding Company).

                  h. Treatment of Granville's Stock Options. (i) At the Effective Time, each option or other right to purchase shares of Granville Stock pursuant to stock options ("Granville Options") granted by Granville under the Granville United Bank Incentive Stock Option Plan for Employees and the
Granville United Bank Stock Option Plan for Directors (collectively, the "Granville Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Triangle Stock, and Triangle shall assume each Granville Option, in accordance with the terms of the Granville Stock Plans and stock option agreement by which it is evidenced, except that from after the Effective Time (A) Triangle and its Compensation Committee shall be substituted for Granville and the Committee of Granville's Board of Directors (including, if applicable, the entire Board of Directors of Granville) administering the Granville Stock Plans, (B) each Granville Option assumed by Triangle may be exercised solely for shares of Triangle Stock, (C) the number of shares of Triangle Stock subject to such Granville Option shall be equal to the number of shares of Granville Stock subject to such Granville Option immediately prior to the Effective Time multiplied by the Exchange Rate, and (D) the per share exercise price under each such Granville Option shall be adjusted by dividing the per share exercise price under each such Granville Option by the Exchange Rate and rounding up to the nearest cent. Notwithstanding the provisions of clause (C) of the preceding sentence, Triangle shall not be obligated to issue any fraction of a share of Triangle

Stock upon exercise of Granville Options and any fraction of a share of Triangle Stock that otherwise would be subject to a converted Granville Option shall represent the right to receive a cash payment upon exercise of such converted Granville Option equal to the product of such fraction and the difference between the market value of one share of Triangle Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Triangle Stock at the time of exercise of an Option shall be the closing sales price of Triangle Stock on the Nasdaq National Market System on the last trading day preceding the date of exercise.

         (ii) As soon as practicable after the Effective Time, Triangle shall deliver to the participants in the Granville Stock Plans an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the Granville Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Paragraph 1.05.a. after giving effect to the Merger. At or prior to the Effective Time, the Holding Company shall take all corporate action necessary to reserve for issuance sufficient shares of Triangle Stock for delivery upon exercise of Granville Options assumed by it in accordance with this Paragraph 1.05.h. As soon as practicable after the Effective Time, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Triangle Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         (iii) All restrictions or limitations on transfer with respect to Granville Stock awarded under the Granville Stock Plans or any other plan, program, or arrangement of Granville, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plans, program, or arrangement, shall remain in full force and effect with respect to shares of Triangle Stock into which such restricted stock is converted pursuant to this Agreement.

         (iv) Notwithstanding the foregoing provisions of this Paragraph 1.05.h., in no event shall options to purchase more than 44,270 shares of Granville Stock be converted into options to purchase Triangle Stock in connection with the transactions contemplated by this Agreement. Granville agrees to cooperate with Triangle to insure the implementation of this Paragraph 1.05.h.

                  i. Outstanding Triangle Stock and Bank Stock. The status of the shares of Triangle Stock and the shares of the capital stock of Triangle which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

         1.06. Articles, By-Laws and Management. The Articles of Incorporation and By-Laws of Triangle in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of Triangle as the surviving corporation. The officers and directors of Triangle in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

         1.07. Closing; Articles of Merger; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Moore & Van Allen, PLLC in Raleigh, North Carolina, or at such other place as the Holding Company shall designate, on a date specified by the Holding Company (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than thirty (30) days following the expiration of all such required waiting periods). At the Closing, the Holding Company, Triangle and Granville shall take such actions (including without limitation the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Merger and cause it to become effective, and shall execute Articles of Merger under North Carolina law which shall contain a "Plan of Merger" substantially in the form attached as Schedule A hereto.

         Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of government and regulatory authorities), the Merger shall be effective on the date and at the time (the "Effective Time") designated in the Articles of Merger executed at the Closing and filed with the North Carolina Secretary of State in accordance with law; provided, however, that the date and time so specified as the Effective Time shall in no event be more than ten (10) days following the Closing Date. If the Articles of Merger do not designate a date or specific time as the Effective Time, then the Effective Time shall be that date and time when the Articles of Merger are properly filed with the North Carolina Secretary of State.

             ARTICLE II. REPRESENTATIONS AND WARRANTIES OF GRANVILLE

         Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to Triangle, Granville hereby makes the following representations and warranties to Triangle and the Holding
Company:

                  2.01. Organization; Standing; Power. Granville (i) is duly organized and incorporated, validly existing and in good standing as a banking corporation under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Granville; and
(iv) is not
transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Granville.

                  2.02. Capital Stock. Granville's authorized capital stock consists of 2,000,000 shares of common stock, $5.00 par value per share. As of March 31, 1996, 430,000 shares of Granville Stock were issued and outstanding, which constitute Granville's only issued and outstanding securities. Granville has 7,030 shares of Granville Stock available for issuance under the Granville Stock Plans and options to purchase 44,270 shares of Granville Stock are outstanding.

                  Each outstanding share of Granville Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent assessable under applicable North Carolina banking law), (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

                  The  Granville  Stock  is  registered   under  the  Securities
Exchange Act of 1934 (the "Exchange Act"); Granville is subject to the periodic reporting requirements of the Exchange Act.

                  2.03. Principal Shareholders. No person or entity is known to Granville to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Granville Stock.

                  2.04.  Subsidiaries.   Granville  does  not  have  any  active
subsidiary (direct or indirect), and does not own any stock or other equity interest in any corporation, service corporation, joint venture, partnership or other entity.

                  2.05. Convertible Securities, Options, Etc.. With the exception of options to purchase an aggregate of 44,270 shares of Granville Stock which have been issued and are outstanding under the Granville Stock Plans, Granville does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Granville Stock or any other securities of Granville,
(ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Granville Stock or any other securities of Granville, or (iii) plan, agreement or other arrangement pursuant to which shares of Granville Stock or any other securities of Granville, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

                  2.06. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by Granville's Board of Directors and executed and delivered on Granville's behalf. Subject only to approval of this Agreement by the shareholders of

Granville in the manner required by law (as contemplated by Paragraph 6.01.a. below), (i) Granville has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize Granville to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement has been executed on behalf of Granville and constitutes a valid and binding agreement of Granville enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  2.07. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on Granville, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Granville with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Granville's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Granville is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Granville's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Granville; or (v) interfere with or otherwise adversely affect Granville's ability to carry on its business as presently conducted.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with Granville's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Granville's shareholders as described in Paragraph 7.01.c. below and of governmental or regulatory authorities as described in Paragraph 7.01.a. below.

                  2.08. Granville Books and Records. Granville's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Granville's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of Granville accurately reflect in all material respects the corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Triangle and its representatives.

                  2.09. Granville Reports. Since January 1, 1991, and where the failure to file has had or could have a material and adverse effect on Granville, Granville has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Deposit Insurance Corporation (the "FDIC"), (ii) the North Carolina Commissioner of Banks (the "Commissioner"), or
(iii) any other governmental or regulatory authorities having jurisdiction over Granville. All such reports, registrations and statements filed by Granville with the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Granville Reports." As of their respective dates, each Granville Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and Granville has not been notified that any such Granville Report was deficient in any material respect as to form or content. Following the date of this Agreement, Granville shall deliver to the Holding Company, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by it with the FDIC, the Commissioner or any other such regulatory authority.

                  2.10. Granville Financial Statements. Granville has delivered to Triangle a copy (i) of its balance sheets as of December 31, 1994 and December 31, 1995, and its statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1993, December 31, 1994 and December 31, 1995, together with notes thereto (the "Granville Financial Statements"), and (ii) a copy of its balance sheet as of March 31, 1996 and its statement of operations for the three months ended March 31, 1996 (the "Granville Interim Financial Statements"); and, following the date of this Agreement, Granville promptly will deliver to Triangle all other annual or interim financial statements prepared by or for Granville. The Granville Financial Statements and the Granville Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with Granville's books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly in all material respects Granville's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Granville Financial Statements have been audited and certified by Granville's independent certified public accountants, Langdon and Company.

                  2.11. Tax Returns and Other Tax Matters. (i) Granville has timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the best knowledge and belief of management of Granville, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Granville or its property have been become fully paid, and, with respect to any such taxes to become due from Granville for any period or periods through and including March 31, 1996, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Granville Financial Statements; (iii) Granville's tax returns and reports have been examined or closed by applicable statutes of limitations through the tax year ended December 31, 1991, and Granville has not received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (iv) Granville has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Granville have been provided for in the Granville Financial Statements in all material respects.

                  2.12. Absence of Material Adverse Changes or Certain Other Events.

                                  (i) Since  December  31, 1995,  Granville  has
conducted its business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of Granville, there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition of Granville or in its results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

                                  (ii) Since  December 31, 1995,  and other than
in the ordinary course of its business, including its normal salary review for 1996, Granville has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

                  2.13. Absence of Undisclosed Liabilities. Granville has no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due
(including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Granville Financial Statements and the Granville Interim Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since March 31, 1996, and which are not, individually or in the aggregate, material to Granville.

                  2.14. Compliance with Existing Obligations. Granville has performed in all material respects all obligations required to be performed by it under, and it is not in default in any respect under, or in violation in any respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which Granville is bound or by which it, its business, capital stock or any of its properties or assets may be affected.

                  2.15. Litigation and Compliance with Law.

                                  (i) There are no actions, suits, arbitrations,
controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Granville, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of Granville threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Granville or any of its properties or assets which, if determined adversely, could result in liability on the part of Granville for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a material adverse effect on Granville's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of Granville to consummate the Merger;

                                  (ii)  Granville  has  all  licenses,  permits,
orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Granville, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                                  (iii)   Granville   is  not   subject  to  any
supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Granville which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Granville; and Granville has not been advised and has no reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                                  (iv)  Granville is not in violation or default
in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Granville) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have any material adverse effect on the financial condition of Granville.

                  2.16. Real Properties. Granville has Previously Disclosed to Triangle a listing of all real property owned or leased by Granville (including Granville's banking facilities and all other real estate or foreclosed properties owned by Granville) (the "Real Property") and all leases, if any, pertaining to any such Real Property to which Granville is a party (the "Real Property Leases"). With respect to all Real Property owned by Granville, Granville has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Granville or its lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Granville's lessor, each such Real Property Lease may be assigned to Triangle and the execution and delivery of this Agreement does not constitute an event of default thereunder.

                           To the best of the knowledge and belief of management
of Granville, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

                           All improvements  and fixtures  included in or on the
Real Property are in good condition and repair, ordinary wear and tear excepted, and, except as may have been Previously Disclosed under Paragraph 2.21 below, there does not exist any condition which interferes with Granville's use or affects the economic value thereof.

                  2.17. Loans, Accounts, Notes and Other Receivables.

                         (i) All loans,  accounts,  notes and other  receivables
reflected as assets on Granville's books and records (A) have resulted from bona fide business transactions in the ordinary course of Granville's operations, (B) in all material respects were made in accordance with Granville's standard loan policies and procedures, and (C) are owned by Granville free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

                         (ii) All records of Granville regarding all outstanding
loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which Granville's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Granville's records of such loan.

                         (iii) To the best knowledge of management of Granville,
each loan reflected as an asset on Granville's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

                         (iv) Granville has  Previously  Disclosed to Triangle a
listing of (A) each loan, extension of credit or other asset of Granville which, as of March 31, 1996, is classified by the FDIC, the Commissioner or by Granville as "Loss", "Doubtful", "Substandard" or "Special Mention" (or otherwise by words of similar import), or which Granville has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (B) each loan or extension of credit of Granville which, as of March 31, 1996, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

                         (v) To the best  knowledge  and  belief of  Granville's
management, each of Granville's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of Granville's business in an amount which is not less than the amount at which it is carried on Granville's books and records.

                         (vi) Granville's  reserve for possible loan losses (the
"Loan Loss Reserve") shown in the Granville Interim Financial Statements has been established in conformity with GAAP, sound banking practices and all applicable requirements of the FDIC and rules and policies of the Commissioner and, in the best judgment of Granville's management, is reasonable in view of the size and character of Granville's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Granville's loan portfolio and other real estate owned.

                  2.18. Securities Portfolio and Investments. All securities owned by Granville (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Granville to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of Granville's business to secure public funds deposits and in connection with repurchase agreements with customers). There are no voting trusts or other agreements or undertakings to which Granville is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Granville has "purchased" securities under agreement to resell (if any), Granville has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Granville which is secured by such collateral.

Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since March 31, 1996, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Granville's securities portfolio.

                  2.19. Personal Property and Other Assets. All assets of Granville (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of Granville or otherwise used by Granville in the operation of its business) are owned by Granville free and clear of all liens, leases, encumbrances, title defects or exceptions to title. All of Granville's banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

                  2.20. Patents and Trademarks. Granville owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted; and Granville has not violated, and is not currently in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

                  2.21.   Environmental   Matters.   Granville  has   Previously
Disclosed and provided to Triangle copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Real Property, any Loan Collateral or otherwise involving Granville.

         To the best of the knowledge and belief of management of Granville:

                                  (i)   there   has  been  no   presence,   use,
production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up, in a reportable or regulated quantity, of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from or relating to any parcel of the Real Property;

                                  (ii)  Granville  has not violated any federal,
state or  local  law,  rule,  regulation,  order,  permit  or other  requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders and other requirements being herein collectively referred to as "Environmental Laws"), and, there has been no violation of any Environmental Laws (including any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Granville is or may be responsible or liable;

                                  (iii)  Granville is not subject to any claims,
demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the Real Property or any Loan Collateral, by Granville or any other person or entity; and,

                                  (iv) no facts,  events or conditions  relating
to the Real Property or any Loan Collateral, or the operations of Granville at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

                  For purposes of this Agreement, "Environmental Laws" shall include:

                                  (i) all  federal,  state and  local  statutes,
regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                                  (ii) all contractual agreements, and

                                  (iii) all common law,

concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control or clean-up of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources

Act and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective Time) be defined or in effect.

                  2.22. Absence of Brokerage or Finders Commissions. (i) All negotiations relative to this Agreement and the transactions described herein have been carried on by Granville directly with Triangle and the Holding Company; (ii) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Granville or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and, (iii) Granville has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  2.23. Material Contracts. Except for leases on Granville's branch offices, Granville is not a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $50,000 (i) which is not to be performed in full prior to December 31, 1996, (ii) which calls for the provision of goods or services to Granville and cannot be terminated without material penalty upon written notice to the other party thereto, (iii) which is material to Granville and has not entered into in the ordinary course of business, (iv) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (v) which commits Granville to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of Granville's business), (vi) which involves the purchase or sale of any assets of Granville, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Granville, or (vii) with any director, officer or principal shareholder of Granville (including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of Granville's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

                  Granville is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Granville.

                  2.24. Employment Matters; Employee Relations. Granville (i) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when Granville has a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in compliance with all federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the knowledge of management of Granville, asserted that Granville is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

                           There is no action,  suit or proceeding by any person
pending or, to the best knowledge of management of Granville, threatened, against Granville (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

                           Granville   is  not  a  party  to  or  bound  by  any
collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Granville and any of its employees, or any pending or threatened proceeding in which it is asserted that Granville has committed an unfair labor practice; and Granville is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

                  2.25. Employment Agreements; Employee Benefit Plans.

                           (i)  Granville  is not a  party  to or  bound  by any
employment agreements with any of its directors, officers or employees.

                           (ii)  Granville  has  Previously  Disclosed  and  has
delivered or made available to Triangle prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Granville for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Granville Benefit Plans"). Any of the Granville Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Granville ERISA Plan." No

Granville ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA. Neither Granville nor any affiliate of Granville has ever been required to contribute to a multi-employer plan, as defined in Section 3(37) of ERISA.

                  (iii) All Granville Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable laws, rules or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a material adverse effect on Granville. Each Granville ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Granville is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the knowledge of Granville, Granville has not engaged in a transaction with respect to any Granville Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Granville to a tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a material adverse effect on Granville.

                  (iv) Granville has no liability for retiree health and life benefits under any of the Granville Benefit Plans and there are no restrictions on the rights of Granville to amend or terminate any such Plan without incurring any liability thereunder, which liability is reasonably likely to have a material adverse effect on Granville.

                  (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Granville from Granville under any Granville Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Granville Benefit Plan or otherwise, or (C) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a material adverse effect on Granville.

                  (vi) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Granville and their respective beneficiaries have been fully reflected on the Granville Financial Statements to the extent required by and in accordance with GAAP.

                           2.26. Insurance.  Granville has in effect a "banker's
blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to Triangle (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in Granville's business or as is required by applicable law or regulation; and, in the reasonable opinion of management of Granville, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for Granville. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and Granville has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Granville is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and Granville is not aware of any facts which would form the basis of any such claim), and Granville has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

                  2.27. Insurance of Deposits. All deposits of Granville are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Granville to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of Granville's executive officers, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

                  2.28. Affiliates. Granville has Previously Disclosed to Triangle a listing of those persons deemed by Granville and its counsel as of the date of this Agreement to be "Affiliates" of Granville (as that term is defined in Rule 405 promulgated under the Securities Act of 1933), including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Granville.

                  2.29. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the best of the knowledge and belief of management of Granville, there exists no fact or condition (including Granville's record of compliance with the Community Reinvestment Act) relating to Granville that may reasonably be expected to (i) prevent or materially impede or delay the Holding Company, Triangle or Granville from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or (iii) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to Granville, Granville shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of the Holding Company.

                  2.30. Disclosure. To the best of the knowledge and belief of Granville, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Granville at any time to the Holding Company or Triangle in connection with this Agreement (including without limitation information "Previously Disclosed" by Granville), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Granville to the Holding Company or Triangle is or will be a true and complete copy of such document, unmodified except by another document delivered by Granville.

             ARTICLE III. REPRESENTATIONS AND WARRANTIES OF TRIANGLE
                             AND THE HOLDING COMPANY

          Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to Granville, Triangle and the Holding Company each hereby makes the following representations and warranties to Granville.

                  3.01. Organization; Standing; Power. Triangle and the Holding Company each (i) is duly organized and incorporated, validly existing and in good standing (as a banking corporation and a business corporation, respectively) under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise.

                  3.02. Capital Stock. The Holding Company's authorized capital stock consists of 20,000,000 shares of Triangle Stock. As of March 31, 1996, an aggregate of 9,685,291 shares of Triangle Stock were issued and outstanding. The Holding Company's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of Triangle Stock issued to Granville's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable.

                  All outstanding shares of Triangle's common stock ("Bank Stock") have been validly issued and are owned by the Holding Company.

                  3.03. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by the Holding Company's and Triangle's Boards of Directors and executed and delivered on the Holding Company's and Triangle's behalf. (i) The Holding Company and Triangle each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize the Holding Company and Triangle to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of the Holding Company and Triangle enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  3.04. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by the Holding Company or Triangle with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Holding Company's or Triangle's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which the Holding Company or Triangle is bound or by which it, its business, capital stock or any of its properties or assets may be affected;
(ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the Holding Company's or Triangle's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of the Holding Company or Triangle; or (v) interfere with or otherwise adversely affect the Holding Company's or Triangle's ability to carry on its business as presently conducted.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with the Holding Company's or Triangle's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for the required approvals of governmental or regulatory authorities described in Paragraph 7.01.a. below.

                  3.05. Holding Company Books and Records. The Holding Company's and Triangle's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects the Holding Company's and Triangle's respective items of income and expense and all of their respective assets, liabilities and stockholders' equity. The minute books of the Holding Company and Triangle accurately reflect in all material respects the corporate actions which their respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Granville and its representatives.

                  3.06. Holding Company Reports. Since January 1, 1991, and where the failure to file has had or could have a material and adverse effect on the Holding Company and its subsidiaries considered as one enterprise, the Holding Company and its consolidated subsidiaries have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (i) the Securities and Exchange Commission (the "SEC"), (ii) the Board of Governors of the Federal Reserve System (the "FRB"), (iii) the FDIC, (iv) the Commissioner, and (v) any other governmental or regulatory authorities having jurisdiction over the Holding Company or its subsidiaries. All such reports and statements filed with the SEC, the FRB, the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Holding Company Reports." As of their respective dates, the Holding Company Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Holding Company has not been notified that any such the Holding Company Reports were deficient in any material respect as to form or content. Following the date of this Agreement, the Holding Company shall deliver to Granville upon its request a copy of any report, registration, statement or other regulatory filing made by the Holding Company or Triangle with the SEC, the FRB, the FDIC, the Commissioner or any other such regulatory authority.

                  3.07. Holding Company Financial Statements. The Holding Company has delivered to Granville (i) a copy of the Holding Company's consolidated balance sheets as of December 31, 1994 and December 31, 1995, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1993, December 31, 1994 and December 31,

1995 (the "Holding Company Financial Statements"), and 1995 (the "Holding Company Financial Statements") and (ii) a copy of the Holding Company's balance sheet as of March 31, 1996 and its statement of operations for the three months ended March 31, 1996 (the "Holding Company Interim Financial Statements"). The Holding Company Financial Statements and the Holding Company Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and have been audited and certified by the Holding Company's independent accountants, KPMG Peat Marwick LLP, and the Holding Company Financial Statements present fairly in all material respects the Holding Company's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates and for the periods specified therein.

                  3.08. Absence of Material Adverse Changes. Since March 31, 1996 there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of the Holding Company or Triangle, there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the Holding Company's consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations.

                  3.09. Litigation and Compliance with Law.

                                  (i) There are no actions, suits, arbitrations,
controversies or other proceedings or investigations (or, to the best knowledge and belief of management of the Holding Company or Triangle, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of the Holding Company or Triangle, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting the Holding Company or Triangle or any of their properties or assets which, if determined adversely, could result in liability on the part of the Holding Company or Triangle for, or subject it to, monetary damages, fines or penalties, an injunction, and which could have a material adverse change, in or affecting the Holding Company's consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of the Holding Company or Triangle to consummate the Merger;

                                  (ii) the Holding Company and Triangle each has
all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of the Holding Company or Triangle, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                                  (iii) neither the Holding Company nor Triangle
is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC, the FRB or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against the Holding Company or Triangle which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of the Holding Company or Triangle; and, neither the Holding Company nor Triangle has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                                  (iv) Neither the Holding  Company nor Triangle
is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Triangle) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have any material effect on the consolidated financial condition of the Holding Company.

                  3.10. Absence of Brokerage or Finders Commissions.

(i) All negotiations relative to this Agreement and the transactions described herein have been carried on by the Holding Company and Triangle directly with Granville; (ii) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, the Holding Company or Triangle or their respective Boards of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and, (iii) neither the Holding Company nor Triangle has agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  3.11. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the best of the knowledge and belief of the executive officers of the Holding Company and Triangle, no fact or condition (including Triangle's record of compliance with the Community Reinvestment Act) relating to the Holding Company or Triangle exists that may reasonably be expected to (i) prevent or materially impede or delay the Holding Company, Triangle or Granville from obtaining the regulatory approvals required in order to consummate the transactions described herein, (ii) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or (iii) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to the executive officers of the Holding Company or Triangle, it promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Granville.

                  3.12. Disclosure. To the best of the knowledge and belief of the Holding Company and Triangle, no written statement, certificate, schedule, list or other written information furnished by or on behalf of the Holding Company or Triangle at any time to Granville in connection with this Agreement (including without limitation information "Previously Disclosed" by the Holding Company and Triangle), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by the Holding Company or Triangle to Granville is or will be a true and complete copy of such document, unmodified except by another document delivered by the Holding Company or Triangle.

                       ARTICLE IV. COVENANTS OF GRANVILLE

         4.01. Affirmative Covenants of Granville. Granville hereby covenants and agrees as follows with the Holding Company and Triangle.

                  a. "Affiliates" of Granville. Granville will use its best efforts to cause each person who shall be deemed by the Holding Company or its counsel, in their sole discretion, to be an Affiliate of Granville (as defined in Paragraph 2.28 above), to execute and deliver to the Holding Company at least thirty (30) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Triangle Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to the Holding Company and substantially in the form attached as Schedule B to this Agreement. Certificates for the shares of Triangle Stock issued to Affiliates of Granville shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

                  b. Conduct of Business Prior to Effective Time. While the parties recognize that the operation of Granville until the Effective Time is the responsibility of Granville and its Board of Directors and officers, Granville agrees that, between the date of this Agreement and the Effective Time, Granville will carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Granville agrees that it will:

                         (i) preserve intact its present business  organization,
keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                         (ii)  maintain  all its  properties  and  equipment  in
customary repair, order and condition, ordinary wear and tear excepted;

                         (iii)  maintain its books of account and records in the
usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                         (iv)  comply  with  all  laws,  rules  and  regulations
applicable to it, its properties and to the conduct of its business;

                         (v) continue to maintain in force  insurance such as is
described in Paragraph 2.26. above; will not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and will not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

                         (vi)  promptly  provide  to  the  Holding  Company  and
Triangle such information about Granville and its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as they reasonably shall request.

                  c. Periodic Information Regarding Loans. All new extensions of credit in excess of $250,000 will be submitted by Granville to Triangle on an after-the-fact basis for Triangle's review within ten (10) business days of the date of the extension of credit.

                           Additionally, Granville agrees to make available and
provide to the Holding Company and Triangle the following information with respect to Granville's loans and other extensions of credit (such assets herein referred to as "Loans") as of March 31, 1996, and each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of Granville's business and to be furnished within twenty (20) days of the end of each month ending after the date hereof:

                         (i) a list of Loans past due for sixty (60) days or more as to principal or interest;

                        (ii) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan;

                       (iii)     a list of Loans in nonaccrual status;

                        (iv) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

                         (v) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

                        (vi) a list of reworked or restructured Loans over $50,000 and still outstanding, including original terms, restructured terms and status; and

                       (vii) a list of any actual or threatened litigation by or against Granville pertaining to any Loans or credits, which list shall contain a description of circumstances  surrounding  such litigation,
                                 its   present   status   and    management's
                                 evaluation of such litigation.

                  d. Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, Granville promptly will notify Triangle in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or
(ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Granville herein, or any information that has been Previously Disclosed by Granville to Triangle, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of Granville's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.03. below.

                  e. Consents to Assignment of Leases. Granville will obtain all required consents of its landlords to the assignment to Triangle of Granville's rights and obligations under the Real Property Leases, each of which consents shall be in such form as shall be specified by Triangle.

                  f. Further Action; Instruments of Transfer, etc. Granville covenants and agrees with the Holding Company and Triangle that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to the Holding Company and Triangle all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested by either of them in consummating such transactions, and, (iii) will cooperate with the Holding Company and Triangle in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

         4.02. Negative Covenants of Granville. Granville hereby covenants and agrees that, between the date hereof and the Effective Time, Granville will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of the Holding Company.

                  a.  Amendments  to  Articles  of   Incorporation   or  Bylaws.
Granville will not amend its Articles of Incorporation or Bylaws.

                  b. Change in Capital Stock. Except for Granville Stock to be issued under the Granville Stock Plans, Granville will not (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

                  c. Options, Warrants and Rights. Granville will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

                  d. Dividends. Granville will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

                  e. Employment, Benefit or Retirement Agreements or Plans. Except as required by law and except as may occur under the Granville Stock Plans, Granville will not (i) enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by Granville without cost or other liability on no more than thirty (30) days notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute", stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or
(iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

                  f. Increase in Compensation; Additional Compensation. Except as otherwise provided herein, Granville will not increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of Granville's directors, officers, employees or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph 4.02.f. shall not prohibit annual merit increases in the salaries of its employees or other payments made to employees or directors in connection with existing compensation or benefit plans, so long as such increases or payments are effected at such times and in such manner and amounts as shall be consistent with Granville's past compensation policies and practices and, in the case of payments made pursuant to compensation or benefit plans, consistent with the terms of those plans and provided that if the Merger occurs prior to such compensation or benefit plans' normal anniversary date, payments made pursuant to those compensation or benefit plans shall be made on a pro rata basis for the appropriate portion of the fiscal year prior to the Merger.

                  g. Accounting Practices. Granville will not make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by generally accepted accounting principles or governmental regulations).

                  h. Acquisitions; Additional Branch Offices. Granville will not directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

                  i. Changes in Business Practices. Except as may be required by the FDIC, the Commissioner or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, Granville will not (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or
(iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraph 4.01.b. above).

                  j. Exclusive Merger Agreement. Granville will not, directly or indirectly, through any person (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than the Holding Company or Triangle) relating to a merger or other acquisition of Granville, or the purchase or acquisition of any Granville Stock, any branch office of Granville or all or any significant part of Granville's assets; or provide assistance to any person in connection with any such offer;
(ii) disclose to any person or entity any information not customarily disclosed to the public concerning Granville or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer any branch office of Granville or all or any significant part of its assets to any other person or entity, or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

                  k. Acquisition or Disposition of Assets. Granville will not, without the prior written consent of Triangle, which consent shall not be unreasonably withheld:

                         (i) sell or lease (as lessor),  or enter into or become
bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a value on Granville's books or a fair market value, whichever is greater, of more than $50,000 for any individual item or asset, or more than $100,000 in the aggregate for all such items or assets;

                         (ii)  purchase or lease (as  lessee),  or enter into or
become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $50,000 for any individual item or asset, or more than $100,000 in the aggregate for all such items or assets;

                         (iii) enter into any purchase  commitment  for supplies
or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Granville for a period longer than twelve (12) months;

                         (iv) sell,  purchase  or  repurchase,  or enter into or
become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable (with the exception of investment securities and residential mortgage loans sold in the ordinary course of Granville's business); or

                         (v) sell or dispose  of, or enter into or become  bound
by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset of Granville (whether tangible or intangible, and including without limitation any trade name, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under Granville's corporate name or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright or intellectual property right.

                  l. Debt; Liabilities. Except in the ordinary course of its business consistent with its past practices (including routine borrowings for liquidity purposes from the Federal Home Loan Bank of Atlanta and other correspondent banks), Granville will not (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

                  m. Liens; Encumbrances. Granville will not mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, securities repurchase agreements or other similar operating matters).

                  n. Waiver of Rights. Granville will not waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

                  o. Other Contracts. Granville will not enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Paragraph 4.02.) (i) for or with respect to any charitable contributions; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Granville would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person; (iv) which is entered into other than in the ordinary course of its business; and (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Granville to make expenditures of more than $50,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Granville's lending operations).

            ARTICLE V. COVENANTS OF TRIANGLE AND THE HOLDING COMPANY

         Triangle and the Holding Company each hereby covenants and agrees as follows with Granville.

                  5.01. Board of Directors.

                  a.   Appointment   of  Director.   Subject  to  any  necessary
regulatory and shareholder approval, as soon as practicable following the Effective Time, the Holding Company and Triangle shall take such steps as shall be necessary to appoint one individual, selected in Triangle's sole discretion, who serves as a member of Granville's Board of Directors as of the date of this Agreement and at the Effective Time, or to cause such individual to be elected, as a member of Triangle's Board of Directors. Such individual's continued service as a director of Triangle shall be subject to Triangle's Board service policies and to nomination (in conformity with Triangle's bylaws) and re-election by Triangle's shareholders, and, for such service, such individual shall be compensated in accordance with Triangle's standard arrangements for the compensation of its directors (except that such individual shall not receive any compensation for his services as a director of Triangle if and during the time he serves as an employee of Triangle).

                  b. Local Advisory Board. Each of the members of Granville's Board of Directors at the Effective Time (other than directors who also are employees of Granville or who do not desire to serve as such) shall be appointed to serve at Triangle's pleasure as members of Triangle's Granville County advisory board for a period of two (2) years after the Effective Time. Each such director's service as an advisory director shall be at the pleasure of Triangle and shall be subject to Triangle's corporate policies relating to the appointment, compensation and service of such directors. Notwithstanding the foregoing, Granville directors who accept appointment as Triangle advisory directors will receive $100.00 per meeting attended during the two (2) years after the Effective Time, subject to a maximum of one meeting per month.

                  5.02. NASDAQ National Market System Notification of Listing of Additional Shares of Triangle Stock. On or before the fifteenth day prior to the Effective Time, the Holding Company shall file with the NASDAQ National Market System such notifications and other materials (and shall pay such fees) as shall be required for the listing on the NASDAQ National Market

System of the shares of Triangle Stock to be issued to Granville's shareholders at the Effective Time.

         5.03 Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, the Holding Company and Triangle promptly will notify Granville in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or
(ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of the Holding Company or Triangle herein, or any information that has been Previously Disclosed by the Holding Company or Triangle to Granville, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of the Holding Company's or Triangle's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.02. below.

                          ARTICLE VI. MUTUAL AGREEMENTS

         6.01.    Shareholders'   Meeting;    Registration   Statement;    Proxy
Statement/Prospectus.

                  a. Meeting of Shareholders. Granville shall cause a meeting of its shareholders (the "Shareholder Meeting", which may be a regular annual meeting or a specially called meeting) to be held as soon as reasonably possible (but in no event less than twenty (20) days following the mailing to Granville's shareholders of the "Proxy Statement/Prospectus" described below) for the purpose of Granville's shareholders voting on the approval of the Agreement and the Merger. In connection with the call and conduct of and all other matters relating to the Shareholder Meeting (including the solicitation of proxies), Granville shall fully comply with all provisions of applicable law and regulations and with Granville's Articles of Incorporation and By-laws.

                  b. Preparation and Distribution of Proxy Statement/Prospectus. The Holding Company and Granville jointly will prepare a "Proxy Statement/Prospectus" for distribution to Granville's shareholders as Granville's proxy statement relating to Granville's solicitation of proxies for use at the Shareholder Meeting and as the Holding Company's prospectus relating to the offer and distribution of Triangle Stock as described herein. The Proxy Statement/ Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Shareholder Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by the Holding

Company and Granville. The Holding Company shall include the Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below, and Granville shall cause the Proxy Statement/Prospectus to be filed with the FDIC for review; and, each party hereto will cooperate with the other in good faith and will use their best efforts to cause the Proxy
Statement/Prospectus to comply with any comments of the SEC and the FDIC thereon.

                  The Holding Company and Granville will mail the Proxy Statement/Prospectus to Granville's shareholders not less than twenty (20) days prior to the scheduled date of the Shareholder Meeting; provided, however, that no such materials shall be mailed to Granville's shareholders unless and until the Holding Company shall have determined to its own satisfaction that the conditions specified in Paragraph 7.03.d. below have been satisfied and shall have approved such mailing.

                  c. Registration Statement and "Blue Sky" Approvals. As soon as practicable following the execution of this Agreement, the Holding Company will prepare and file with the SEC a registration statement on Form S-4 (or on such other form as the Holding Company shall determine to be appropriate) (the
"Registration Statement") covering the Triangle Stock to be issued to shareholders of Granville pursuant to this Agreement. Additionally, the Holding Company shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,
(ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

                  d. Recommendation of Granville's Board of Directors. Unless, due to a material change in circumstances or for any other reason Granville's Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Granville or to its shareholders, Granville's Board of Directors will recommend to and actively encourage Granville's shareholders that they vote their shares of Granville Stock at the Shareholder Meeting to ratify and approve this Agreement and the Merger, and the Proxy Statement/Prospectus mailed to Granville's shareholders will so indicate and state that Granville's Board of Directors considers the Merger to be advisable and in the best interests of Granville and its shareholders.

                  e. Information for Proxy Statement/Prospectus and Registration Statement. The Holding Company, Triangle and Granville each agrees to respond promptly, and to use its best efforts to cause its directors, officers, accountants and affiliates to respond promptly, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. The Holding Company, Triangle and Granville each hereby covenants with the others that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing to Granville's shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         6.02. Regulatory Approvals. Promptly following the date of this Agreement, Triangle, the Holding Company and Granville each shall use their respective best efforts in good faith to (i) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FRB, the Commissioner and the North Carolina State Banking Commission, and to any other applicable federal or state banking, securities or other regulatory authority), and (ii) obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefore, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

         6.03. Access. Following the date of this Agreement and to and including the Effective Time, Granville shall provide the Holding Company and Triangle and their employees, accountants and counsel, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants, for purposes of the conduct of such reasonable investigation and review as they shall, in their sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by the Holding Company and Triangle shall be performed in such a manner as will not interfere unreasonably with Granville's normal operations, or with Granville's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

         6.04. Costs. Subject to the provisions of Paragraph 8.03. below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Granville, the Holding Company and Triangle each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of Granville, all fees owed to Equity Research
Services, Inc. ("Equity Research") for the cost of Granville's "Fairness Opinion" described in Paragraph 7.01.d. below, and, in the case of the Holding Company and Triangle, the cost of the "Environmental Survey" described in Paragraph 6.06. below). However, subject to the provisions of Paragraph 8.03. below, all costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by Granville and fifty percent (50%) by the Holding Company. Granville agrees that the fees paid by it to Equity Research for the Fairness Opinion and to Langdon and Company and to Hopper & Hicks for accounting and legal services, respectively, shall not exceed $20,000 for each entity.

         6.05. Announcements. Granville, the Holding Company and Triangle each agrees that no person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to the Holding Company any such disclosure by the Holding Company or Triangle is required by law or otherwise is prudent.

         6.06. Environmental Studies. At its option Triangle may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Holding Company or Triangle shall deem necessary or desirable (collectively, the "Environmental Survey"). Triangle shall complete all such Phase I environmental assessments within sixty (60) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within sixty (60) days following completion of all Phase I environmental assessments. Subject to the provisions of Paragraph 8.03. below, the costs of the Environmental Survey shall be paid by the Holding Company and Triangle. If (i) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would or may constitute a violation of any Environmental Laws, and if, (ii) based on the advice of their legal counsel or other consultants, the Holding Company or Triangle believes that Granville could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Granville could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Granville could incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of their legal counsel or other consultants, the Holding Company or Triangle believes the amount of expenses or liability which Granville could incur or for which Granville could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $100,000, then the Holding Company or Triangle shall give Granville written notice thereof (together with all information in its possession relating thereto) within fifteen (15) days of the completion of the Environmental Survey and, at the Holding Company's or Triangle's sole option and discretion, at any time thereafter and up to the Effective Time, the Holding Company or Triangle may terminate this Agreement without further obligation or liability to Granville or its shareholders.

         6.07. Employees; Severance Payments; Employee Benefits.

                  a. Employment Agreements. Provided he remains employed by Granville at the Effective Time in his current position, Triangle shall enter into an employment agreement and a deferred compensation agreement with Billy N. Quick, Sr. as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same forms as are attached as Schedule C to this Agreement.

                  b. Employment of Other Granville Employees. Provided they remain employed by Granville at the Effective Time, Triangle will attempt in good faith, but shall have no obligation, to locate suitable positions for and to offer employment to, all other employees of Granville. Any employment so offered by Triangle to an employee of Granville shall be in such a position, at such location within Triangle's branch system, and for such rate of compensation as Triangle shall determine in its sole discretion. Each such person's employment with Triangle shall be on an "at- will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate Triangle to employ any such person for any specific period of time or in any specific position or to restrict Triangle's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

                  c. Severance Payment. At the Effective Time, Triangle will pay to each individual employed by Granville at the Effective Time who has been continuously employed as a full-time employee by Granville for at least one (1) year prior to the Effective Time, but who is not offered employment with Triangle following the Effective Time, a severance payment in an amount equal to one week's salary or wages for each year of full prior continuous service with Granville, provided that any severance payment shall consist of a minimum of three (3) weeks' salary or wages, but in no event shall (i) an employee who is not an officer receive less than one (1) month's salary or wages and (ii) an officer receive less than two (2) months' salary or wages. Each individual employed by Granville at the Effective Time who has not been continuously employed as a full-time employee by Granville for at least one (1) year prior to the Effective Time and who is not offered employment with Triangle following the Effective Time shall receive a severance payment in an amount equal to two week's salary or wages. Notwithstanding anything contained herein to the contrary, no payment of severance compensation shall be made to any person who does not remain an employee of Granville at the Effective Time. To the extent Granville maintains any plan or arrangement for the payment of severance or salary continuation benefits to employees, such plan or arrangement (unless specifically provided to the contrary hereunder) shall be terminated at the Effective Time.

                  d. Employee Benefits. Except as otherwise provided in this Paragraph 6.07, the benefit plans of Granville ("Granville Benefit Plans") will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that the employees of Granville (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of Triangle, (ii) in the event a Granville Benefit Plan is terminated, the rights and benefits of Granville's employees thereunder shall become fully vested, with each participating Granville employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate Triangle benefit plan ("Triangle Benefit Plan"), on the same basis and applying the eligibility standards as would apply to the employees of Triangle as if such employee's prior service to Granville had been performed on behalf of Triangle for qualification, participation and vesting, but not for funding, purposes, and (iii) in the event a Granville Benefit Plan is merged into a Triangle Benefit Plan, shall be entitled to participate in such Triangle Benefit Plan on the same basis and applying the same eligibility standards as would apply to employees of Triangle. Granville and Triangle agree that the overall level of benefits offered or provided to the employees of Granville under the Triangle Benefit Plans will be no less than that offered or provided to the present employees of Triangle, and that for purposes of qualification, participation and vesting, the employees of Granville shall receive credit for their periods of service to Granville.

         6.08. Confidentiality. The Holding Company, Triangle and Granville each agrees that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.08), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or regulatory authorities in connection with the transactions described herein, or
(iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

                  In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties.

                  The  parties'   obligations  of  confidentiality   under  this
Paragraph 6.08 shall survive and remain in effect following any termination of this Agreement

         6.09. Reorganization for Tax Purposes. The Holding Company, Triangle and Granville each undertakes and agrees to use its best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

     6.10. Accounting Treatment. The Holding Company, Triangle and Granville each undertakes and agrees to use its best efforts to cause the Merger to qualify to be treated as a "pooling-of-interests" for accounting purposes and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

     6.11. Other Permissible Transactions. The Holding Company, Triangle and Granville agree that the Holding Company and Triangle may offer to acquire, enter into agreements to acquire and acquire financial institution holding companies and their subsidiaries, financial institutions and their subsidiaries, and/or the assets and liabilities of such entities prior to the Effective Time.

                   ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

         7.01. Conditions to all Parties' Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  a. Approval by Governmental or Regulatory Authorities; No Disadvantageous Conditions. (i) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the FRB, the Commissioner and the North Carolina State Banking Commission, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions, (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by the Holding Company or Triangle to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement to the Holding Company and Triangle as to render it inadvisable for them to consummate the Merger; (iii) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of the waiting period following approval by the FRB, no unwithdrawn objection to the Merger shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

                  b. Adverse  Proceedings,  Injunction,  Etc. There shall not be
(i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction; or (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Granville, the Holding Company or Triangle from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against Granville, the Holding Company or Triangle or any of their officers or directors which shall reasonably be considered by Granville, the Holding Company or Triangle to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

                  c. Approval by Boards of Directors and Shareholders. The Boards of Directors of Granville, the Holding Company and Triangle shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of Granville and Triangle shall have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and ByLaws.

                  d. Fairness Opinion. Granville shall have received from Equity Research a written opinion (the "Fairness Opinion"), dated as of a date preceding the mailing of the Proxy Statement/Prospectus to Granville's shareholders in connection with the Shareholder Meeting, to the effect that the terms of the Merger are fair, from a financial point of view, to Granville and its shareholders; and Equity Research shall have delivered a letter to Granville, dated as of a date within five (5) days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to Granville and its shareholders.

                  e. Tax Opinion. The Holding Company and Granville shall have received, in form and substance satisfactory to them, an opinion of Coopers & Lybrand, LLP substantially to the effect that: (i) for federal income tax purposes, consummation of the Merger will constitute a "reorganization" as defined in ss. 368(a)(1)(A) of the Code; (ii) that no taxable gain will be recognized by a shareholder of Granville upon such shareholder's receipt of Triangle Stock in exchange for his or her Granville Stock; (iii) that the basis of the Triangle Stock received by the shareholder in the Merger will be the same as his or her Granville Stock surrendered in exchange therefor; (iv) that, if Granville Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the Triangle Stock received by the shareholder in the Merger will include the holding period of

Granville Stock surrendered in exchange therefor; and (v) a shareholder who receives cash in lieu of a fractional share of Triangle Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest. In rendering its opinion, Coopers & Lybrand, LLP may rely on representations contained in certificates of officers of the Holding Company, Triangle and Granville.

                  f. No Termination or Abandonment. This Agreement shall not have been terminated by any party hereto.

                  g. NASDAQ Natonal Market System Listing. The Holding Company shall have satisfied all requirements for the shares of Triangle Stock to be issued to the shareholders of Granville in connection with the Merger to be listed on the NASDAQ National Market System as of the Effective Time.

         7.02. Additional Conditions to Granville's Obligations. Notwithstanding any other provision of this Agreement to the contrary, Granville's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  a. Material Adverse Change. There shall not have been any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

                  b. Compliance with Laws. The Holding Company and Triangle shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise.

                  c. The Holding Company's and Triangle's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by Granville as provided in Paragraph 10.03. below, each of the respective representations and warranties of the Holding Company and Triangle contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and the Holding Company and Triangle each shall have performed in all material respects all its respective obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                           Granville shall have received a certificate dated as
of the Closing Date and executed by the Holding Company and Triangle and their respective Presidents and Chief Financial Officers to the foregoing effect.

                  d. Legal Opinion of the Holding Company and Triangle Counsel. Granville shall have received from Moore & Van Allen, PLLC, counsel to the Holding Company and Triangle, a written opinion dated as of the Closing Date and substantially in the form of Schedule D attached hereto or otherwise in form and substance reasonably satisfactory to Granville.

                  e. Other Documents and Information from the Holding Company and Triangle. The Holding Company and Triangle shall have provided to Granville correct and complete copies of their respective Bylaws, Articles of Incorporation and board resolutions (all certified by their respective Secretaries), together with certificates of the incumbency of their respective officers and such other closing documents and information as may be reasonably requested by Granville or its counsel.

                  f. Articles of Merger; Other Actions. Articles of Merger in the form described in Paragraph 1.07. above shall have been duly executed and delivered by Triangle as provided in that Paragraph.

                  g. Acceptance by Granville's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Granville's legal counsel.

         7.03. Additional Conditions to the Holding Company's and Triangle's Obligations. Notwithstanding any other provision of this Agreement to the contrary, the Holding Company's and Triangle's separate obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  a. Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Granville, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

                  b. Compliance with Laws; Adverse Proceedings, Injunction, Etc. Granville shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Granville.

                  c. Granville's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by the Holding
Company or Triangle as provided in Paragraph 10.03. below, each of the representations and warranties of Granville contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Granville, and (ii) as otherwise contemplated by this Agreement; and Granville shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                           The Holding Company and Triangle shall have received
a certificate dated as of the Closing Date and executed by Granville and its President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by the Holding Company and Triangle.

                  d. Effectiveness of Registration Statement; Compliance with Securities and Other "Blue Sky" Requirements. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. The Holding Company shall have taken all such other actions, if any, as it shall consider to be required by applicable state securities laws (i) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

                  e. Agreements from Granville Affiliates. The Holding Company shall have received the written Affiliates' Agreements in form and content satisfactory to the Holding Company and signed by all persons who are deemed by the Holding Company or its counsel to be Affiliates of Granville as provided in Paragraph 4.01.a. above.

                  f. Accounting Treatment. (i) The Holding Company shall have received assurances from Coopers & Lybrand, LLP, in form and content satisfactory to it, to the effect that the Merger will qualify to be treated as a "pooling-of-interests" for accounting purposes; (ii) if requested by the Holding Company, Granville's independent public accountants shall have delivered to the Holding Company a letter in form and content satisfactory to it to the effect that such accountants are not aware of any fact or circumstance that might cause the Merger not to qualify for such treatment; and (iii) it shall not have come to the attention of management of the Holding Company that any event has occurred or that any condition or circumstance exists that makes it likely that the Merger may not so qualify.

                  g. Legal Opinion of Granville Counsel. The Holding Company and Triangle shall have received from Granville's counsel, Hopper & Hicks, a written opinion, dated as of the Closing Date and substantially in the form of Schedule E attached hereto or otherwise in form and substance reasonably satisfactory to the Holding Company and Triangle.

                  h. Other Documents and Information from Granville. Granville shall have provided to the Holding Company and Triangle correct and complete copies of Granville's Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Granville's Secretary), together with certificates of the incumbency of Granville's officers and such other closing documents and information as may be reasonably requested by the Holding Company or Triangle or its counsel.

                  i. Consents to Assignment of Real Property Leases. Granville shall have obtained all required consents to the assignment to Triangle of its rights and obligations under the Real Property Leases, under the terms, rates and conditions of such Real Property Leases in effect as of the date of this Agreement, and such consents shall be in such form and substance as shall be satisfactory to the Holding Company and Triangle; and, each of Granville's lessors shall have confirmed in writing that Granville is not in default under the terms and conditions of the Real Property Lease between such lessor and Granville.

                  j. Acceptance by the Holding Company's and Triangle's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to the Holding Company's and Triangle's legal counsel.

                   ARTICLE VIII. TERMINATION; BREACH; REMEDIES

         8.01. Mutual Termination. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Granville), this Agreement may be terminated by the mutual agreement of the Holding Company, Triangle and Granville. Upon any such mutual termination, all obligations of Granville, the Holding Company and Triangle hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04. above.

         8.02. Unilateral Termination. This Agreement may be terminated by either the Holding Company, Triangle or Granville (whether before or after approval hereof by Granville's shareholders) upon written notice to the other parties and under the circumstances described below.

                  a. Termination by the Holding Company or Triangle. This Agreement may be terminated by the Holding Company or Triangle by action of its respective Board of Directors or Executive Committee:

                                  (i) if Granville shall have violated or failed
to fully perform any of its  obligations,  covenants or agreements  contained in
Article IV or Article VI herein in any material respect;

                                  (ii)  if  the  Holding   Company  or  Triangle
determines at any time that any of Granville's representations or warranties contained in Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                                  (iii)   if,    notwithstanding   the   Holding
Company's satisfaction of its obligations under Paragraphs 6.01.b., 6.01.c. and 6.01.e. above, Granville's shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholder Meeting;

                                  (iv)  under  the  circumstances  described  in
Paragraph 6.06. above; or,

                                  (v)  if  any   of   the   conditions   of  the
obligations of the Holding Company or Triangle (as set forth in Paragraph 7.01. or 7.03. above) shall not have been satisfied or effectively waived in writing by the Holding Company and Triangle, or if the Merger shall not have become effective, on or before March 31, 1997, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                  However, before the Holding Company or Triangle may terminate this Agreement for any of the reasons specified above in (i) or (ii) of this Paragraph 8.02.a., it shall give written notice to Granville as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by the Holding Company or Triangle shall not become effective if, within thirty (30) days following the giving of such notice, Granville shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of the Holding Company and Triangle.

                  b. Termination by Granville. This Agreement may be terminated by Granville by action of its Board of Directors:

                                  (i) if the Holding  Company or Triangle  shall
have violated or failed to fully perform any of their respective obligations, covenants or agreements contained in Article V or VI herein in any material respect;

                                  (ii) if Granville  determines  that any of the
Holding Company's or Triangle's respective representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                                  (iii) if, subject to Granville's  satisfaction
of its obligations contained in Paragraphs 6.01.a., 6.01.b., 6.01.d. and 6.01.e above, its shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholder Meeting; or,

                                  (iv)   if  any  of  the   conditions   of  the
obligations of Granville (as set forth in Paragraph 7.01. or 7.02. above) shall not have been satisfied or effectively waived in writing by Granville, or if the Merger shall not have become effective, on or before March 31, 1997, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                           However,   before   Granville  may   terminate   this
Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.b., it shall give written notice to the Holding Company and Triangle as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Granville shall not become effective if, within thirty (30) days following the giving of such notice, the Holding Company or Triangle shall cure such breach, default or violation or satisfy such condition the reasonable satisfaction of Granville.

         8.03.    Breach; Remedies.

                  a. In the event of a breach by Granville of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then the Holding Company's and Triangle's sole right and remedy shall be to terminate this

Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

                  Likewise, in the event of a breach by the Holding Company or Triangle of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Granville's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

                  b. Notwithstanding anything contained herein to the contrary, if any party to this Agreement breaches this Agreement by wilfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other party(ies) described in Paragraph 6.04., together with other damages recoverable at law or in equity.

                           ARTICLE IX. INDEMNIFICATION

         9.01. Indemnification Following Effective Time. Following the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and officer liability insurance coverage for Granville and its directors or officers, Triangle agrees that it will indemnify Granville's former officers and directors to the same extent it indemnifies Triangle's directors and officers against liabilities arising from actions in their official capacities as officers and directors of Granville.

         9.02. Procedure for Claiming Indemnification. Any party seeking to be indemnified hereunder promptly shall give written notice and furnish adequate documentation to the other party of any claims in respect of which indemnity is sought. The indemnifying party, through its own counsel and at its own expense, shall defend any such claim and shall have exclusive control over the investigation, preparation, and defense of such claim and all negotiations relating to its settlement or compromise. The obligations of either party to indemnify the other hereunder apply only if the party seeking to be indemnified cooperates with and assists the indemnifying party in all reasonably necessary respects in the conduct of the suit.

                       ARTICLE X. MISCELLANEOUS PROVISIONS

         10.01.   "Previously Disclosed" Information; "Material
Adverse Effect".

                  (a) "Previously Disclosed" shall mean, as to Granville or as to the Holding Company and Triangle, the disclosure of information in a letter delivered by such party to the other prior to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs and items of this Agreement applicable thereto, all of which documents are incorporated herein by reference.

                  Information disclosed in either party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph or item of this Agreement only to the extent that information is expressly set forth in such party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph or item.

                  (b) Where used in this Agreement, the terms "material adverse event" and "material adverse change" shall mean any event, matter, item or circumstance (other than as a result of changes (a) in banking or other financial institution laws or regulations of general applicability or interpretations thereof by the courts or governmental entities, (b) in GAAP, or
(c) in interest rates) that in and of itself, or when combined with all similar events, matters, items or circumstances, reasonably would be expected to have, now or in the future, a negative impact in an amount equal to (a) $500,000 of assets and $35,000 of projected 1996 earnings, in the case of Granville or (b) $7,250,000 of assets and $1,000,000 of projected 1996 earnings, in the case of the Holding Company and Triangle, on a consolidated basis.

         10.02. Survival of Representations, Warranties, Indemnification and Other Agreements.

                  a. Representations, Warranties and Other Agreements. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Paragraphs 6.07. and 6.08. and Articles VIII and IX above, and the Holding Company's representations and warranties contained in Paragraph 3.02. above, shall survive the effectiveness of the Merger.

                  b. Indemnification. Triangle's indemnification agreements and obligations pursuant to Paragraph 9.01. above shall become effective only at the Effective Time, and Triangle shall not have any obligation under that Paragraph prior to the Effective Time or in the event of or following termination of this Agreement prior to the Effective Time.

         10.03. Waiver. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

         10.04. Amendment. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Granville, by an agreement in writing approved by a majority of the Board of Directors of the Holding Company, Triangle and Granville executed in the same manner as this Agreement; provided however, that, except with the further approval of Granville's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of Granville no change may be made in the number of shares of Triangle Stock into which each share of Granville Stock will be converted.

         10.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

                  a.       If to Granville, to:

                           Granville United Bank
                           109 Hillsboro Street
                           Oxford, North Carolina  27565-3211

                           Attention:       Billy N. Quick, Sr., President and
                                            Chief Executive Officer

                             With copy to:  William L. Hopper
                                            Hopper & Hicks
                                            111 Gilliam Street
                                            Oxford, NC 27565

                  b.       If to either the Holding Company or Triangle, to:

                           Triangle Bancorp, Inc.
                           4300 Glenwood Avenue
                           Raleigh, North Carolina  27605

                           Attention:     Michael S. Patterson, President and
                                          Chief Executive Officer

                             With copy to:  Alexander M. Donaldson, Esq.
                                            Moore & Van Allen, PLLC
                                            One Hannover Square, Suite 1700
                                            Raleigh, NC  27601


         10.06. Further Assurance. Granville, the Holding Company and Triangle each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

         10.07. Headings and Captions. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

         10.08. Entire Agreement. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

         10.09. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

         10.10. Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

         10.11. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

         10.12. Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

         10.13. Inspection. Any right of the Holding Company, Triangle or Granville hereunder to investigate or inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that the Holding Company, Triangle or Granville should have conducted any investigation or that such right has been exercised by the Holding Company,

Triangle, Granville, their respective agents, representatives or others. Any investigations or inspections that have been made by the Holding Company, Triangle or Granville or their respective agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of the Holding Company, Triangle or Granville in this Agreement.

         IN WITNESS WHEREOF, Granville, the Holding Company and Triangle each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                             TRIANGLE BANK



                             By: /s/ Michael S. Patterson
                                     Michael S. Patterson
                                     President and Chief Executive Officer
ATTEST:

/s/ Susan C. Gilbert
       Secretary

                             TRIANGLE BANCORP, INC.



                             By: /s/  Michael S. Patterson
                                      Michael S. Patterson
                                      President and Chief Executive Officer
ATTEST:

/s/ Susan C. Gilbert
       Secretary

                             GRANVILLE UNITED BANK



                             By: /s/  Billy N. Quick, Sr.
                                      Billy N. Quick, Sr.
                                      President and Chief Executive Officer
ATTEST:

/s/ Lionel B. Burnette
       Secretary

                                   SCHEDULE A
               to Agreement and Plan of Reorganization and Merger
                               dated June 7, 1996


                                 Plan of Merger


                                 PLAN OF MERGER
                                       OF
                              GRANVILLE UNITED BANK
                                  WITH AND INTO
                                  TRIANGLE BANK


         A. Names of Merging Corporations. The names of the corporations proposed to be merged are GRANVILLE UNITED BANK, a North Carolina banking corporation ("Granville") and TRIANGLE BANK, a North Carolina banking corporation ("Triangle").

         B. Nature of Transaction. Subject to the provisions of this Plan of Merger, Granville shall be merged into and with Triangle pursuant to N.C. GEN. STAT. ss. 53-12 (the "Merger") and with the effect provided under N.C. GEN. STAT. ss.ss. 55-11-06 and 53-13.

         C. Name of Surviving Corporation. Triangle shall be the surviving corporation in the Merger and shall exist under the name
"Triangle Bank."

         D. Terms and Conditions of the Merger.

                  1. The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger and of the Agreement and Plan of
Reorganization and Merger dated as of June 7, 1996, by and among Triangle Bancorp, Inc. (the "Holding Company"), Granville and Triangle (the "Agreement"). As provided herein and in the Agreement, except insofar as the same may be continued by law and except as continued in and merged into Triangle, at the effective time of the Merger (the "Effective Time") the separate corporate existence of Granville shall cease and the corporate existence of Triangle shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

                  2. At the Effective Time and by reason of the Merger, all of Granville's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Granville, whether tangible or intangible) shall be transferred to and vest in Triangle, and Triangle shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Granville, all without any conveyance, assignment or further act or deed; and, Triangle shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Granville as of the Effective Time.

                  3. The Articles of Incorporation and Bylaws of Triangle in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of Triangle as the surviving corporation in the Merger and shall continue in full force and effect following the Effective Time until amended in accordance with applicable laws. The officers and directors of Triangle in office at the Effective Time shall continue to hold such offices as the officers and directors of Triangle as the surviving corporation until removed as provided by law or until their respective successors have been elected or appointed.

         E.       Conversion and Exchange of Shares.

                  1. At the Effective Time, all rights of Granville's shareholders with respect to all then outstanding shares of Granville's common stock ($5.00 par value) ("Granville Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below), each such outstanding share of Granville Stock (other than any shares held by Granville as treasury shares or shares held by the Holding Company or as to which rights of dissent and appraisal are properly exercised as provided below) shall be converted, without any action on the part of the holder of such share, the Holding Company, Triangle or Granville, into 1.75 (the "Exchange Rate") newly issued shares of the Holding Company's no par value common stock ("Triangle Stock").

                  2. At the Effective Time, and without any action by Granville,
Triangle, the Holding Company or any holder thereof, Granville's stock transfer books shall be closed as to holders of Granville Stock immediately prior to the Effective Time and, thereafter, no transfer of Granville Stock by any such holder may be made or registered; and the holders of shares of Granville Stock shall cease to be, and shall have no further rights as, stockholders of
Granville other than as provided herein. Following the Effective Time, certificates representing shares of Granville Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for,
(a) certificates for the number of whole shares of Triangle Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, (b) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the North Carolina Business Corporation Act.

                  3. As promptly as practicable following the Effective Time, the Holding Company shall cause First-Citizens Bank & Trust Company, the transfer agent for Triangle Stock (the "Exchange Agent"), to mail to each former shareholder of Granville of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Granville of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of Triangle Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

                  4. (i) At the Effective Time, each option or other right to purchase shares of Granville Stock pursuant to stock options ("Granville Options") granted by Granville under the Granville United Bank Incentive Stock Option Plan for Employees and the Granville United Bank Stock Option Plan for Directors (collectively, the "Granville Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Triangle Stock, and Triangle shall assume each Granville Option, in accordance with the terms of the Granville Stock Plans and stock option agreement by which it is evidenced, except that from after the Effective Time (A) Triangle and its Compensation Committee shall be substituted for Granville and the Committee of Granville's Board of Directors (including, if applicable, the entire Board of Directors of Granville) administering the Granville Stock Plans, (B) each Granville Option assumed by Triangle may be exercised solely for shares of Triangle Stock, (C) the number of shares of Triangle Stock subject to such Granville Option shall be equal to the number of shares of Granville Stock subject to such Granville Option immediately prior to the Effective Time multiplied by the Exchange Rate, and (D) the per share exercise price under each such Granville Option shall be adjusted by dividing the per share exercise price under each such Granville Option by the Exchange Rate and rounding up to the nearest cent. Notwithstanding the provisions of clause (C) of the preceding sentence, Triangle shall not be obligated to issue any fraction of a share of Triangle Stock upon exercise of Granville Options and any fraction of a share of Triangle Common Stock that otherwise would be subject to a converted Granville Option shall represent the right to receive a cash payment upon exercise of such converted Granville Option equal to the product of such fraction and the difference between the market value of one share of Triangle Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Triangle Stock at the time of exercise of an Option shall be the closing sales price of Triangle Stock on the NASDAQ National Market System on the last trading day preceding the date of exercise.

         (ii) All restrictions or limitations on transfer with respect to Granville Stock awarded under the Granville Stock Plans or any other plan, program, or arrangement of Granville, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Triangle Stock into which such restricted stock is converted pursuant to the Merger.

         (iii) Notwithstanding the foregoing provisions of this Paragraph E.4, in no event shall options to purchase more than 44,270 shares of Granville Stock be converted into options to purchase Triangle Stock in connection with the Merger.

                  5. No scrip or certificates representing fractional shares of Triangle Stock will be issued to any former shareholder of Granville, and, except as provided herein, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of Triangle Stock resulting from the above exchange. In lieu of the issuance of fractional shares of Triangle Stock, at the Effective Time the Holding Company shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and, following the Effective Time, the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of Granville in accordance with their respective interests therein. The "aggregate market value" of all fractional shares of Triangle Stock shall be equal to the total of such fractional shares multiplied by $ .

                  6. No certificate for any shares, or cash for any fractional share, of Triangle Stock shall be delivered to any former shareholder of Granville unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of Granville Stock, together with properly completed transmittal materials in such form as shall be provided to the shareholder by the Holding Company for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Triangle Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s), the Exchange Agent shall pay to the registered holder of the shares of Triangle Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither the Holding Company, Triangle, Granville, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

                  7. Any shareholder of Granville who properly exercises the right of dissent and appraisal with respect to the merger as provided in Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Granville Stock in the manner and pursuant to the procedures provided therein. Shares of Granville Stock held by persons who exercise Dissenters Rights shall not be converted into Triangle Stock. However, if any shareholder of Granville who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of Granville Stock, at the Holding Company's sole option, shall be deemed to have been converted into the right to receive Triangle Stock as of the Effective Time as provided above.

                  8. Any shareholder of Granville whose certificate evidencing shares of Granville Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Triangle Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or the Holding Company pursuant to the provisions of N.C. GEN. STAT. ss. 25-8-405 and N.C. GEN. STAT. ss. 25-8-104.

                  9. The status of the shares of Triangle Stock and the shares of the capital stock of Triangle which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.


         F. Abandonment. This Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time upon termination of the Agreement as provided therein.

                                   SCHEDULE B
               to Agreement and Plan of Reorganization and Merger
                               dated June 7, 1996


                               Affiliate's Letter




                                              _________________, 1996





Triangle Bancorp, Inc.
4300 Glenwood Avenue
Raleigh, North Carolina  27605

Dear Sirs:

Pursuant to the terms of that certain Agreement and Plan of Reorganization and Merger dated June 7, 1996 (the "Agreement") by and among Triangle Bancorp, Inc. (the "Holding Company"), Triangle Bank ("Triangle") and Granville United Bank ("Granville"), (i) Granville will be merged into and with Triangle (the "Merger"), and (ii) each outstanding share of Granville's common stock ("Bank Stock") (other than shares held by shareholders who exercise their right of dissent and appraisal under North Carolina law) will be converted into and exchanged for a fraction (determined as provided in the Agreement) of a newly issued share of the Holding Company's no par value common stock ("Triangle Stock").

Based upon the list of persons submitted by Granville and approved by the Holding Company, the undersigned "Affiliate" is considered an "affiliate" of Granville as that term is defined and used for purposes of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As required by the Agreement, this Affiliates' Agreement is being delivered to the Holding Company in connection with and as a condition of its execution and delivery of the Agreement.

The undersigned (jointly and severally if more than one) hereby represents and warrants to the Holding Company as follows:

         A. The names of all "Persons", if any, having a relationship to the Affiliate as described under the definition of "Person" attached as Exhibit A hereto and who may receive shares of the Triangle Stock in connection with the Merger (the Affiliate's "Related Persons") are listed on the signature page hereto and also have signed this letter agreement;

         B. The Affiliate and each of the Related Persons, if any, have carefully read this letter and have discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of Triangle Stock to be received by them in connection with the Merger, to the extent they deem necessary, with their own legal counsel;

As an inducement for Triangle and the Holding Company to enter into the Agreement and to consummate the Merger and for the Holding Company to issue the Triangle Stock as provided in the Agreement, the undersigned (jointly and severally if more than one) hereby covenants and agrees with Triangle and the Holding Company as follows:

         A. The Affiliate and each of the Related Persons, if any, has been informed that, since at the time the Merger is to be submitted to a vote of Granville's shareholders the Affiliate and each such Related Person will be considered to be an "affiliate" of Granville, any resale by the Affiliate or a Related Person of any such Triangle Stock would require either (i) the registration under the Act of the Triangle Stock to be sold, (ii) compliance by the Affiliate or such Related Person with the requirements of Rule 145(d) promulgated under the Act, or (iii) the availability of another exemption from the registration requirements of the Act;

         B. Neither the Affiliate nor any of the Related Persons, if any, (i) will make any sale, transfer or other disposition of Triangle Stock during the 30 days prior to the date of the Merger, or, (ii) following the date of the Merger, will make any sale, transfer or other disposition of Triangle Stock acquired by them in connection with the Merger except in compliance with the requirements of the Act and the rules and regulations of the Commission (including Rule 145) promulgated thereunder;

         C. Notwithstanding compliance with the requirements of the Act, neither the Affiliate nor any of the Related Persons, if any, shall make any sale, transfer or other disposition of the Triangle Stock acquired by them in connection with the Merger until such time as consolidated financial statements covering the Holding Company's operations for a period of at least thirty (30) days following the Merger either have been (i) filed with the Commission in a Quarterly Report on Form 10-Q,
                  (ii) sent to the shareholders of the Holding Company, or
                  (iii) published in newspapers of general circulation in accordance with the Holding Company's normal practices for releasing financial information to the general public;

         D. The Affiliate and each of the Related Persons, if any, understands and agrees that the Holding Company is under no obligation to register the sale, transfer or other disposition of the Triangle Stock for them or on their behalf or to take any other action necessary in order to render available an exemption from the registration requirements of the Act. Therefore, they may be compelled to hold such shares for a period of at least three years after which such shares may be sold, transferred, or otherwise disposed of without restriction, provided that at the time of any such sale, transfer or other disposition they are not considered to be "affiliates" of the Holding Company. However, for the period that the sale, transfer or other disposition of such shares is so restricted, it is understood and agreed that the Holding Company will file on a timely basis with the Commission all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder; and,

         E. The Holding Company may place stock transfer restrictions on the shares of Triangle Stock held by the Affiliate and each of the Related Persons, if any, which are subject to this Agreement, and there will be placed on the certificates evidencing such shares, and any substitutions therefor, a legend stating in substance as follows:

                           "The shares represented by this certificate were issued pursuant to a business combination which was accounted for as a "pooling-of-interests" and may not be sold, nor may the owner hereof reduce the owner's risk relative hereto in any way, until Triangle Bancorp, Inc. ("Triangle") has published financial results covering at least thirty (30) days of combined operations after ___________, 1996. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Triangle) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Triangle) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Triangle that such sale or transfer is otherwise exempt from the registration requirements of such
                           Act."

                  The legend may be removed from the certificates evidencing the Triangle Stock to which this letter agreement applies by the delivery of new certificates without such legend in substitution therefor if the holder thereof delivers to the Holding Company an opinion of legal counsel acceptable to the Holding Company, and in form and substance acceptable to the Holding Company, to the effect that the restrictions described above are no longer applicable to such person and that such legend is not or is no longer required for purposes of the Act.

                                    Yours very truly,



                                           By:






                           "Related Persons", if any:



                                                                    (Seal)




                                                                    (Seal)




                                                                    (Seal)




                                                                    (Seal)

                                    EXHIBIT A

Rule 145 of the Securities Act of 1933, as amended, incorporates by reference the definition of "person" set forth under Paragraph (a)(2) of Rule 144, as follows:

         "(2) The term "person" when used with reference to a person for whose account securities are to be sold in reliance upon this rule includes, in addition to such person, all of the following persons:

                           (A) Any relative or spouse of such person, or any relative of such spouse, any of whom has the same home as such person;

                           (B) Any trust or estate in which such person or any of the persons specified in (A) collectively own ten percent (10%) or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; and,

                           (C) Any corporation or other organization (other than the issuer) in which such person or any of the persons specified in (A) are the beneficial owners collectively of ten percent (10%) or more of any class of equity securities or ten percent (10%) or more of the equity interest."

                                   SCHEDULE C
               to Agreement and Plan of Reorganization and Merger
                               dated June 7, 1996


             Form of Employment Agreements with Billy N. Quick, Sr.

STATE OF NORTH CAROLINA
COUNTY OF WAKE
                                                          EMPLOYMENT AGREEMENT
                  THIS AGREEMENT entered into as of __________, 1996, by
and between TRIANGLE BANK (hereinafter referred to as "Triangle")
and BILLY N. QUICK, SR. (hereinafter referred to as "Quick")
                              W I T N E S S E T H:
                  WHEREAS, Quick heretofore has been employed as the President and Chief Executive Officer of Granville United Bank (the "Bank") and in such position has provided continued leadership and guidance in the Bank's growth and development; and,
                  WHEREAS, as of the date hereof, the Bank has been
acquired by and merged into Triangle; and,
                  WHEREAS, Triangle desires to retain the advantage of Quick's knowledge of the Bank's operations and affairs, and his knowledge of and experience, standing and reputation in Triangle's market area formerly served by the Bank; and,
                  WHEREAS, for the reasons described above, Triangle desires to retain Quick's services as an employee of Triangle for the period specified herein, and Quick is willing to serve as an employee of Triangle for such period; and the parties desire to enter into this Agreement to set forth the terms and conditions of Quick's employment with Triangle.
                  NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, Triangle and Quick hereby agree as follows:
                  1. Employment. Triangle hereby agrees to employ Quick, and Quick hereby agrees to serve as an employee of Triangle, all upon the terms and conditions stated herein. As an employee of Triangle, Quick will (i) serve as an Executive Vice President of Triangle, (ii) provide such assistance to Triangle as it may reasonably request from time to time regarding matters involving the former customers and employees of the Bank, loan quality control and review, product conversion and other tasks relating to the former operations of the Bank, (iii) promote the business of Triangle, and advise Triangle on strategic direction, local board cultivation and business development activities in the Bank's former market area, and (iv) have such other duties and responsibilities, and render to Triangle such other management services, as are customary for persons in Quick's position with Triangle or as shall otherwise be reasonably assigned to him from time to time by Triangle.
                  Quick shall faithfully and diligently discharge his duties and responsibilities under this Agreement and shall use his best efforts to implement the policies established by Triangle.
                  Quick hereby agrees to devote such number of hours of his working time and endeavors to the employment granted hereunder as Quick and Triangle shall deem to be necessary to discharge his duties hereunder, and, for so long as employment hereunder shall exist, Quick shall not engage in any other occupation which requires a significant amount of Quick's personal attention during Triangle's regular business hours or which otherwise interferes with Quick's attention to or performance of his duties and responsibilities as an employee of Triangle hereunder except with the prior written consent of Triangle. However, subject to Paragraph 5(a) below, nothing herein contained shall restrict or prevent Quick from personally, and for Quick's own account, trading in stocks, bonds, securities, real estate or other forms of investment for Quick's own benefit so long as said activities do not interfere with Quick's attention to or performance of his duties and responsibilities as an employee of Triangle hereunder.
                  During the term of this Agreement, Quick shall be allowed, in his sole discretion, to maintain his primary work location as Granville County, North Carolina.
                  2. Compensation. For all services rendered by Quick to Triangle under this Agreement, Triangle shall pay Quick a base salary at a rate of One Hundred Five Thousand and No/100 Dollars ($105,000.00) per annum. Salary paid under this Agreement shall be payable in cash not less frequently than monthly. All compensation hereunder shall be subject to customary withholding taxes and such other employment taxes as are required by law.
                  3. Participation in Retirement and Employee Benefit Plans; Fringe Benefits. Subject to the terms and conditions of this Agreement and of that certain Agreement and Plan of Reorganization and Merger dated June __, 1996 among the Bank, Triangle Bancorp, Inc. and Triangle, Quick shall be entitled to participate in any and all employee benefit programs and compensation plans from time to time maintained by Triangle and available to all employees of Triangle, all in accordance with the terms and conditions (including eligibility requirements) of such programs and plans of Triangle, resolutions of Triangle's Board of Directors establishing such programs and plans, and Triangle's normal practices and established policies regarding such programs and plans. Quick shall be entitled to paid vacation leave in accordance with the policy of Triangle for similarly positioned employees now or hereafter in effect. During the Employment Term, Quick also shall be entitled to participate in Triangle's Management Incentive Compensation Plan which provides for an annual incentive opportunity of 15% of base salary.
                  In addition to the other compensation and benefits described in this Agreement, Triangle shall promptly reimburse Quick for all reasonable expenses incurred by him in the performance of his duties under this Agreement and documented to the reasonable satisfaction of Triangle or appropriate officers of Triangle pursuant to established procedures. Triangle shall provide Quick an automobile for use by Quick on business of Triangle. Quick may use the automobile for personal reasons provided Quick prepares and provides to Triangle the appropriate documentation so that the personal use can be reported for state and federal income tax purposes.
                  4. Term. Unless extended or sooner terminated as provided in this Agreement and subject to the right of either Quick or Triangle to terminate Quick's employment at any time as provided herein, the term of this Agreement and Quick's employment with Triangle hereunder shall be for a period commencing on the date hereof and continuing for a period of five (5) years. At each anniversary date of this Agreement (i.e., ____ of each year, beginning ____, 2001), the term automatically shall be extended for an additional one (1) year on the same terms and conditions set forth herein, unless either party hereto shall give written notice to the other of their intention not to extend this Agreement for an additional one (1) year, which notice shall be given at least three (3) months prior to the next anniversary date. For example, if neither party has given notice of its intention not to extend by ____, 2001, then the term of this Agreement would automatically be extended by one (1) year to _____, 2002. Such extension shall not exceed a total of five (5) years.
                  5. Noncompetition; Confidentiality. Quick hereby acknowledges and agrees that (i) the Bank has made a significant investment in the development of its business in the geographic area identified below as the "Relevant Market" and that, by virtue of Triangle's acquisition of the Bank, Triangle has a valuable economic interest in its and the Bank's business in the Relevant Market which it is entitled to protect; (ii) in the course of his service as an officer of the Bank and Triangle, he has gained and will gain substantial knowledge of and familiarity with the Bank's and Triangle's customers and their dealings with them, and other information concerning the Bank's and Triangle's business, all of which constitutes valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and (iii) in order to protect Triangle's interest in and to assure it the benefit of its succession to the Bank's business, it is reasonable and necessary to place certain restrictions on Quick's ability to compete against Triangle and on his disclosure of information about Triangle's and the Bank's business and customers. For that purpose, and in consideration of Triangle's agreements contained herein, Quick covenants and agrees as provided below.

                           (a)  Covenant Not to Compete.  During any period
during which Quick is receiving any compensation from Triangle, whether pursuant to this Agreement or any other agreement, plan or other arrangement, Quick will not "Compete" (as defined below), directly or indirectly, with Triangle in the geographic area consisting of (i) Granville County, North Carolina, and (ii) any county contiguous to Granville County, North Carolina (the "Relevant Market").
                           Quick acknowledges and agrees that the Relevant
Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect Triangle's economic interest.
                           For the purposes of this Paragraph 5(a), the
following terms shall have the meanings set forth below:
                                    Compete.  The term "Compete" means: (i)
soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) inducing or attempting to induce any Person who was a Customer of the Bank on the date of its acquisition by Triangle, or who was a Customer of Triangle on the date of termination of this Agreement or Quick's employment with Triangle, to change such Customer's depository, loan and/or other banking relationship from the Bank or Triangle to another Financial Institution; (iv) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, business or operation of any office of such Financial Institution located in the Relevant Market; or (v) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of the Bank at the date of its merger with Triangle, or who was a

Customer of Triangle at the date of the termination of this Agreement or Quick's employment with Triangle for any reason except as required by law or any regulatory agency or in the performance of his duties or responsibilities of employment.
                                    Customer.  The term "Customer" means any
Person with whom, as of the effective date of termination of this Agreement or Quick's employment with Triangle for any reason, Triangle has or has had a depository, loan and/or other banking relationship.
                                    Financial Institution.  The term "Financial
Institution" means any federal or state chartered bank, savings bank, savings and loan association or credit union, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits, other than Triangle.
                                    Person.  The term "Person" means any natural
person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.
                           (b)  Confidentiality Covenant.     Quick covenants
and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to Bank or Triangle and their respective banking businesses, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of Bank's customers and information regarding their accounts and business dealings with Bank), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are proprietary to Triangle and are valuable, special and unique assets of Triangle's business to which Quick has had access as an officer of the Bank and will have access during his employment with Triangle. Quick agrees that (i) all such Confidential
Information shall be considered and kept as the confidential, private and privileged records and information of Triangle, and

(ii) at all times during the term of his employment with Triangle and following the termination of this Agreement or his employment with Triangle for any reason, and except as shall be required in the course of the performance by Quick of his duties on behalf of Triangle or otherwise pursuant to the direct, written authorization of Triangle, Quick will not: divulge any such Confidential Information to any other Person or Financial Institution; remove any such Confidential Information in written or other recorded form from Triangle's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person or Financial Institution other than Triangle. However, following the termination of this Agreement or Quick's employment with Triangle, this subparagraph (b) shall not apply to any Confidential Information which then is in the public domain (provided that Quick was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without Triangle's consent), or which is obtained by Quick from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.
                           (c)  Remedies for Breach.  Quick understands and
agrees that a breach or violation by him of the covenants contained in Paragraphs 5(a) and 5(b) of this Agreement will be deemed a material breach of this Agreement and will cause irreparable injury to Triangle, and that it would be difficult to ascertain the amount of monetary damages that would result from any such violation. In the event of Quick's actual or threatened breach or violation of the covenants contained in either such Paragraph, Triangle shall be entitled to bring a civil action seeking an injunction restraining Quick from violating or continuing to violate those covenants or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Quick agrees that, if Triangle institutes any action or proceeding against Quick seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Quick shall be deemed to have waived the claim or defense that Triangle has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by Triangle of any such right, remedy, power or privilege shall not preclude Triangle or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of Triangle.
                           Notwithstanding anything contained herein to the
contrary, Quick agrees that the provisions of Paragraph 5(b) above and the remedies provided in this Paragraph 5(c) for a breach by Quick shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of Triangle under the Trade Secrets Protection Act contained in Article 24, Chapter 66 of the North Carolina General Statutes, or any other state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.
                           (d)  Survival of Covenants.  Quick's covenants and
agreements and Triangle's rights and remedies provided for in this Paragraph 5 shall survive any termination of this Agreement or Quick's employment with Triangle.
                  6. Standards. Quick, in the execution of his duties under this Agreement, shall at all times and in all respects comply with the Triangle Bank Code of Business Conduct (the "Code of Conduct") and the Triangle Bank Code of Ethics (the "Code of Ethics"), as each of the same is in effect as of the date hereof and as each shall be amended or supplemented subsequent hereto), and with all applicable statutes, rules, regulations, administrative orders, statements of policy and other pronouncements or standards promulgated thereunder.
                  7. Termination and Termination Pay.
                           (a)      Quick's employment under this Agreement may
be terminated at any time by Quick upon sixty (60) days' written notice to Triangle. Upon such termination, Quick shall be entitled to receive compensation through the effective date of such termination; provided, however, that Triangle, in its sole discretion, may elect for Quick not to serve out part or all of said notice period.
                           (b)     Quick's employment under this Agreement shall
be terminated upon the death of Quick during the term of this Agreement. If Quick's death occurs between _____, 1996 and _____, 1997, Triangle shall pay to Quick's estate an amount equal to Seventy-One Thousand Three Hundred and no/100 Dollars ($71,300.00). If Quick's death occurs between ______, 1997 and ______, 1998, Triangle shall pay to Quick's estate an amount equal to Thirty-Five Thousand Seven Hundred and no/100 dollars ($35,700.00). If Quick's death occurs after ____, 1998, Quick's estate shall be entitled to receive any compensation that Quick shall have earned prior to the date of his death but which remains unpaid.
                           (c)      In the event Quick becomes disabled during
the term of his employment hereunder and it is determined by Triangle that Quick is permanently unable to perform his duties under this Agreement, Triangle shall continue to compensate Quick at the level of compensation described in Paragraph 2 above, and shall continue to provide Quick each of the other benefits set forth or described in this Agreement, for the remaining term of this Agreement, less any other payments provided under any disability income plan of Triangle which is applicable to Quick. In the event of any disagreement between Quick and Triangle as to whether Quick is physically or mentally incapacitated such as will result in the termination of Quick's employment pursuant to this Paragraph 7(c), the question of such incapacity shall be submitted to an impartial and reputable physician for determination, selected by mutual agreement of Quick and Triangle or, failing such agreement, by two (2) physicians (one (1) of whom shall be selected by Triangle and the other by Quick), and such determination of the question of such incapacity by such physician or physicians shall be final and binding on Quick and Triangle. Triangle shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 7(c).
                           (d)      Triangle may terminate Quick's employment at
any time for any reason with or without "Cause" (as defined below), but any termination by Triangle other than termination for "Cause" (as defined below) shall not prejudice Quick's right to compensation or other benefits under this Agreement for its remaining term. Following any termination of Quick's employment by Triangle for "Cause", Quick shall have no further rights under this Agreement (including any right to receive compensation or other benefits for any period after such termination).
                  For purposes of this Paragraph 7(d), Triangle shall have "Cause" to terminate Quick's employment upon:
                                          (i)  A  determination   by  Triangle's
Board of Directors or its Executive Committee, in good faith, that Quick (A) has breached in any material respect any of the terms or conditions of this Agreement or of the Code of Conduct or the Code of Ethics, or (B) is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of Triangle or which has had or likely will have a material adverse effect on Triangle's business or reputation. Prior to any termination by Triangle of Quick's employment for a breach, failure to perform or conduct described in this subparagraph (i), Triangle shall give Quick written notice which describes such breach, failure to perform or conduct and if during a period of five (5) days following such notice Quick cures or corrects the same to the reasonable satisfaction of Triangle, then this Agreement shall remain in full force and effect. However, notwithstanding the above, if Triangle has given written notice to Quick on a previous occasion of the same or a substantially similar breach, failure to perform or conduct, or of a breach, failure to perform or conduct which Triangle's Board of Directors or its Executive Committee determines in good faith to be of substantially similar import, or if Triangle's Board of Directors or its Executive Committee determines in good faith that the then current breach, failure to perform or conduct is not reasonably curable, then termination under this subparagraph (i) shall be effective immediately and Quick shall have no right to cure such breach, failure to perform or conduct.
                                          (ii)  The  violation  by  Quick of any
applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over Triangle or any of its affiliates or subsidiaries (a "Regulatory Authority", including without limitation the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, the Federal Reserve Board or any other banking regulator), which results from Quick's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to Triangle or any of its affiliates or subsidiaries or to Triangle's reputation;
                                          (iii) The  commission in the course of
Quick's employment with Triangle of an act of fraud, embezzlement, theft or proven personal dishonesty (whether or not resulting in criminal prosecution or conviction);
                                          (iv)  The  conviction  of Quick of any
felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Quick from serving as an employee or executive officer of, or a party affiliated with, Triangle or its bank holding company;
                                          (v) Quick becomes  unacceptable to, or
is removed, suspended or prohibited from participating in the conduct of Triangle's affairs (or if proceedings for that purpose are commenced) by, any Regulatory Authority; and,
                                          (vi)  The   occurrence  of  any  event
believed by Triangle, in good faith, to have resulted in Quick being excluded from coverage, or having coverage limited as to Quick as compared to other covered officers or employees, under Triangle's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees.

                  8. Additional Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that Bank (or its successors in interest) shall not be required to make any payment or take any action under this Agreement if (a) Triangle is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner, or if (b) in the opinion of counsel to Triangle such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to Triangle, including without limitation the Federal Deposit Insurance Act and Chapter 53 of the North Carolina General Statutes as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or
(iii) otherwise would be prohibited by any Regulatory Authority.
                  9.       Successors and Assigns.
                           (a)      This Agreement shall inure to the benefit of
and be binding upon any corporate or other successor of Triangle which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of Triangle.
                           (b)      Triangle is contracting for the unique and
personal skills of Quick. Therefore, Quick shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of Triangle.
             10. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this

Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.
             11. Applicable Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.
             12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
                  13. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.
                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal and in such form as to be binding as of the day and year first hereinabove written.

                                            TRIANGLE BANK



                                       By:
                                             Michael S. Patterson, President

ATTEST:



           Secretary



[Corporate Seal]


                                                                    (SEAL)
                                             Billy N. Quick, Sr.

STATE OF NORTH CAROLINA

COUNTY OF WAKE

                                                 DEFERRED COMPENSATION AGREEMENT

          THIS DEFERRED COMPENSATION AGREEMENT is made and entered into as of the ____ day of ___________, 1996 by and between TRIANGLE BANK, Raleigh, North Carolina (hereinafter referred to as "Triangle") and BILLY N. QUICK, a resident of Granville County, North Carolina (hereinafter referred to as "Employee").
                              W I T N E S S E T H:
          WHEREAS, Employee has served as President and Chief Executive Officer of Granville United Bank, Oxford, North Carolina (the "Bank") which, on the date hereof, was merged with and into Triangle pursuant to the terms of an Agreement and Plan of Reorganization and Merger dated June __, 1996, (the "Merger Agreement"); and
          WHEREAS, pursuant to the terms of the Merger Agreement, Employee has entered into a certain Employment Agreement dated as of the date hereof (the "Employment Agreement") whereby Employee will serve as an Executive Vice President of Triangle for a term of five (5) years; and
          WHEREAS, Triangle desires to enter into this Agreement in consideration of the Employee's willingness to serve as an employee of Triangle and in recognition of Employee's knowledge of and experience, standing and reputation in Triangle's market area formerly served by the Bank.
          NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Employee and Triangle have executed the Employment Agreement whereby Employee will serve as an Executive Vice President or in some employment capacity as an employee of Triangle for a term of five (5) years.

           2. Beginning on either (a) the end of the five (5) year term of the Employment Agreement, or (b) Employee's retirement from employment with Triangle after the end of the five (5) year term of the Employment Agreement, but prior to Employee's attaining sixty-five (65) years of age, as elected in Employee's sole discretion, Triangle agrees and promises to pay the sum of Three Hundred Thousand and No/100 Dollars ($300,000.00) at the time and in the manner set forth below in one hundred twenty (120) equal monthly installments of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) to Employee, if living. The initial payment hereunder shall be made within thirty (30) days following such event and shall be made on the same date of each successive month thereafter until paid in full or until the death of the Employee.
          3. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between Triangle and the Employee or any other person.
          4. The amounts subject to the terms of this Agreement shall constitute an unsecured promise of Triangle to be paid to the Employee pursuant to the terms of this Agreement. Such rights shall be no greater than the rights of any unsecured general creditor of Triangle.
          5. The rights of the Employee pursuant to the terms of this Agreement shall not be assigned, transferred, pledged, or encumbered in any manner.
          6. Pursuant to Paragraph 5 of the Employment Agreement, the Employee has agreed not to engage in competition with Triangle and to maintain the confidentiality of Triangle's business. In the event the Employee violates Paragraph 5 of the Employment Agreement, the Employee shall forfeit all right to any and all amounts of deferred compensation remaining unpaid to Employee pursuant to the terms of this Agreement on the date of any such breach.
          7. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina.

          8. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors, and assigns and the masculine gender where used herein shall equally include the feminine.
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                                            TRIANGLE BANK



                                            BY:_______________________________
                                               Michael S. Patterson
                                               President


ATTEST:

- -----------------------
_____________ Secretary


[Corporate Seal]




                                            ____________________________(SEAL)
                                            Billy N. Quick

                                   SCHEDULE D
               to Agreement and Plan of Reorganization and Merger
                               dated June 7, 1996


                    Form of Legal Opinion of Counsel for the
                          Holding Company and Triangle



                                                             , 1996




Granville United Bank
109 Hillsboro Street
Oxford, North Carolina  27565-3211

Gentlemen:

         We have acted as counsel to Triangle Bancorp, Inc. (the "Holding Company") and its bank subsidiary, Triangle Bank ("Triangle") and, in such capacity, we have reviewed that certain Agreement and Plan of Reorganization and Merger dated June 7, 1996, by and among Granville United Bank ("Granville"), Triangle and the Holding Company (the "Agreement", including the Plan of Merger referenced therein). Pursuant to and in accordance with the terms and conditions of the Agreement, Granville is proposed to be merged into and with Triangle (the "Merger") and the outstanding shares of Granville's common stock will be converted into shares of the Holding Company's common stock. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

As counsel to Triangle and the Holding Company, we have examined originals or copies of their Articles of Incorporation, By-Laws and corporate minute books, the Agreement, the Registration Statement (No. ) on Form S-4 (the "Registration Statement") filed by the Holding Company with the Securities and Exchange Commission (the "Commission") and containing the Prospectus/Proxy Statement,
dated           ,  1996,  the corporate  minute books of the Holding Company and
Triangle, certificates and written statements of officers and agents of Triangle and the Holding Company, certificates of public officials, and such other documents and records of the Holding Company and Triangle as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.


In giving certain of the opinions set forth below, we have relied solely upon certifications and letters provided to me by public officials. As to matters of fact set forth below, and matters of fact which form the basis for any opinion set forth below, we have relied solely upon (i) certificates and statements of officers, employees and accountants of the Holding Company and Triangle, (ii) the representations and warranties of the Holding Company and Triangle set forth in the Agreement, and
(iii) a letter dated    , 1996, from the NASDAQ National Market System
("NASDAQ") with respect to approval of the Holding Company's Notification to the NASDAQ with respect to the listing of shares of Triangle Stock to be issued in connection with the Merger. Except as expressly stated herein, we have not independently verified any factual matters in connection with the giving of the opinions set forth below.

Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that, except as described in the Registration Statement or the Agreement or as Previously Disclosed by the Holding Company or Triangle to
Granville:

                  1. Triangle and the Holding Company each (i) is duly organized and incorporated and validly existing (as a banking corporation and a business corporation, respectively) under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, and (iv) to our Actual Knowledge, is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise.

                  2. The Holding Company's authorized capital stock consists of 20,000,000 shares of Triangle Stock. The Holding Company's Board of Directors has reserved and authorized the issuance of the shares of Triangle Stock into which the outstanding shares of Granville Stock will be converted in connection with the Merger and which may be purchased upon the exercise of outstanding options which are converted into rights to purchase Triangle Stock as provided in the Agreement, and such shares (i) have been approved for listing on the NASDAQ and, (ii) when issued as described in the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  3. (i) The Holding Company and Triangle each has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein,
(ii) all corporate proceedings required to be taken to authorize the Holding Company and Triangle to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly taken, and (iii) the Agreement constitutes the valid and binding agreement of the Holding Company and Triangle enforceable in accordance with its terms.

                  4. Except where the same would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by the Holding Company or Triangle with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Holding Company's or Triangle's Articles of Incorporation or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which the Holding Company or Triangle is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the Holding Company's or Triangle's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of the Holding Company or Triangle.

                  5. No consents, approvals or waivers are required to be obtained from any person or entity in connection with the Holding Company's or Triangle's execution and delivery of the Agreement, or the performance of their respective obligations or agreements or the consummation of the transactions described therein, except for required approvals of governmental or regulatory authorities ("Regulatory Approvals").

                  6. All  Regulatory  Approvals  required  to be obtained by the
Holding Company or Triangle for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on the Holding Company or Triangle in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to our Actual Knowledge, all such regulatory approvals are in full force and effect; and, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by the Holding Company or Triangle for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

                  7. (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to our Actual Knowledge, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to our Actual Knowledge, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting the Holding Company or Triangle or any of their properties or assets which, if determined adversely, could result in liability on the part of the Holding Company or Triangle for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse  effect on the Holding  Company's  or  Triangle's  financial  condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations or on the ability of the Holding Company or Triangle to consummate the Merger; and

                           (ii)  neither the Holding Company nor Triangle is
subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB, the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against the Holding Company or Triangle which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of the Holding Company or Triangle; and, to our Actual Knowledge, neither the Holding Company nor Triangle has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

                  8. When Articles of Merger have been duly executed by Granville and Triangle and have been filed with the Secretary of State of North Carolina in accordance with law, the Merger will become effective at the time of such filing or, if later, at the time specified in such Articles of Merger.

Additionally, we have reviewed the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of the Holding Company and Triangle) nothing has come to our attention which would lead me to believe that the Registration Statement at the time it became effective, or the Proxy Statement at the time it was distributed to Granville's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we make no statement regarding any information included in the Registration Statement regarding Granville or regarding any of the Holding Company's or Triangle's financial statements or other financial, accounting or statistical data).

In giving the opinions set forth above, we have assumed, without independent verification, that:

         a. Granville is duly organized, validly existing and in good standing as a commercial bank under the laws of North

                  Carolina and all other applicable laws to which it is subject. Granville has the full power and authority (corporate and otherwise) to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by Granville in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against Granville;

         b. Other than persons executing documents on behalf of the Holding Company or Triangle, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

         c. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

         d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

         e. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

         f. Granville has complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over Granville, the Holding Company, Triangle and the transactions described in the Agreement.

         g. All certificates of public officials have been properly given and are accurate and complete; and

         h. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

         a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

         b. As used in any paragraph of this letter, the phrase "Actual Knowledge" means that, in giving the opinion contain in such paragraph, we have relied with your consent exclusively on certificates of officers of Triangle and the Holding Company, certificates of others as to the existence or non-existence of the circumstances upon which this opinion is predicated, or various representations and warranties contained in the Agreement (and we have not conducted any independent investigation in this regard), and that we have no actual conscious awareness of any information to the contrary.

         c. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

         d. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation

         e. we express no opinion with respect to compliance by the Holding Company or Triangle with any federal, state or local law, rule, regulation, ordinance, order or decree relating to hazardous substances, hazardous wastes, hazardous materials or the protection of the environment, or with respect to any Environmental Law.

         f. These opinions are delivered to you pursuant to Section 7.02.d. of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

         g. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                                  Yours truly,

                                   SCHEDULE E
               to Agreement and Plan of Reorganization and Merger
                               dated June 7, 1996


                 Form of Legal Opinion of Counsel for Granville



                                                             , 1996






Triangle Bancorp, Inc.
4300 Glenwood Avenue
Raleigh, North Carolina  27605

Gentlemen:

         We have acted as special counsel to Granville United Bank ("Granville"), a North Carolina banking corporation, in connection with the transactions described in that certain Agreement and Plan of Reorganization and Merger dated June 7, 1996, by and among Granville, Triangle Bank ("Triangle") and Triangle Bancorp, Inc. (the "Holding Company") (the "Agreement", including the Plan of Merger referenced therein). Pursuant to and in accordance with the terms and conditions of the Agreement, Granville is proposed to be merged into and with Triangle (the "Merger") and the outstanding shares of Granville's common stock will be converted into shares of the Holding Company's common stock. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

         As counsel to Granville, we have examined originals or copies of Granville's Articles of Incorporation, By-Laws and corporate minute books, the Agreement, the Registration Statement (No. ) on Form S-4 (the "Registration Statement") filed by the Holding Company with the Securities and Exchange Commission (the "Commission") and containing the Prospectus/Proxy Statement, dated , 1996, certificates and written statements of officers and agents of Granville, certificates of public officials, and such other documents and records of Granville as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

         In giving certain of the opinions set forth below, we have relied solely upon certifications and letters provided to us by public officials. As to matters of fact set forth below, and matters of fact which form the basis for any opinion set forth below, we have relied solely upon (i) certificates and statements of officers, employees and accountants of Granville, and (ii) the representations and warranties of Granville set forth in the Agreement. Except as expressly stated herein, we have not independently verified any factual matters in connection with the giving of the opinions set forth below.

         Subject to the qualifications and limitations set forth herein, and except as set forth in the Registration Statement or the Agreement or as Previously Disclosed by Granville to Triangle and the Holding Company in connection therewith, we are of the opinion that:

                  1. Granville (i) is duly organized and incorporated and validly existing as a commercial bank under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Granville; and (iv) to our Actual Knowledge, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Granville.

                  2. Granville's authorized capital stock consists of 2,000,000 shares of common stock, $5.00 par value per share ("Granville Stock").

                  Each outstanding share of Granville Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent Granville's stock is assessable under North Carolina banking law), (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

                  3.       Granville has no subsidiary (direct or indirect).

                  4. Except for options to purchase shares of Granville Stock issued and outstanding under the Granville Stock Plans, Granville has no outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Granville Stock or any other securities of Granville, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Granville Stock or any other securities of Granville, or (iii) plan, agreement or other arrangement pursuant to which shares of Granville Stock or any other securities of

Granville, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

                  5. (i) Granville has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings and approvals required to authorize Granville to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly completed or obtained, and (iii) the Agreement constitutes the valid and binding agreement of Granville enforceable in accordance with its terms.

                  6. Except where the same would not have a material adverse effect on Granville, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by Granville with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Granville's Articles of Incorporation or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Granville is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Granville's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of Granville.

                  7. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Granville's execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for approvals of Granville's Board of Directors and shareholders and required approvals of governmental or regulatory authorities ("Regulatory Approvals").

                  8. The Agreement has been duly and validly approved by Granville's Board of Directors and shareholders to the extent and in the manner required by applicable law, and the Agreement has been executed and delivered on Granville's behalf.

                  9. All Regulatory Approvals required to be obtained by Granville for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on Granville in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to our Actual Knowledge, all such regulatory approvals are in full force and effect; and, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by Granville for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

                  10. (i) To our Actual Knowledge,  there are no actions, suits, arbitrations, controversies or other proceedings or investigations (or any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Granville or any of its properties or assets which, if determined adversely, could result in liability on the part of Granville for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on Granville's financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations or on the ability of Granville to consummate the Merger; and

                           (ii)  Granville is not subject to any supervisory
agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC or the
Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Granville which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Granville; and, to our Actual Knowledge, Granville has not been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

         Additionally, we have reviewed the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Granville) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy Statement at the time it was distributed to Granville's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we make no statement regarding any information included in the Registration Statement regarding the Holding Company or Triangle or regarding any of Granville's financial statements or other financial, accounting or statistical data).

         In giving the opinions set forth above, we have assumed, without independent verification, that the following is true:

         a. Triangle and the Holding Company each is duly organized, validly existing and in good standing as a corporation under the laws of North Carolina and all other applicable laws to which it is subject. Triangle and the Holding Company each has the full power and authority to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by Triangle and the Holding Company in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against Triangle and the Holding Company;

         b. Other than persons executing documents on behalf of Granville, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

         c. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

         d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

         e. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

         f. The Holding Company and Triangle have complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over Granville, the Holding Company, Triangle and the transactions described in the Agreement;

         g. All certificates of public officials have been properly given and are accurate and complete; and

         h. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

         In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

         a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

         b. As used in any paragraph of this letter, the phrase "Actual Knowledge" means that, in giving the opinion contain in such paragraph, we have relied with your consent exclusively on certificates of officers of Granville as to the existence or non-existence of the circumstances upon which this opinion is predicated, or various representations and warranties contained in the Agreement (and we have not conducted any independent investigation in this regard), and that we have no actual conscious awareness of any information to the contrary.

         c. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

         d. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation

         e. We express no opinion with respect to compliance by Granville with any federal, state or local law, rule, regulation, ordinance, order or decree relating to hazardous substances, hazardous wastes, hazardous materials or the protection of the environment, or with respect to any Environmental Law.

         f. These opinions are delivered to you pursuant to Section 7.03.f. of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

         h. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                                  Yours truly,

                                   APPENDIX II

                        Equity Research Services, Inc.

June 24, 1996

Board of Directors
Granville United Bank
109 Hillsborough Street
P.O. Box 528
Oxford, NC 27575

Gentlemen:

We were retained by you to provide an opinion as to the fairness, from a financial point of view, of the merger of Granville United Bank ("Granville") with and into Triangle Bank ("Triangle Bank"), the wholly owned subsidiary of Triangle Bancorp, Inc. ("Triangle"). The terms of the merger are set forth in the Agreement and Plan of Reorganization and Merger By and Among Granville United Bank and Triangle Bank and Triangle Bancorp, Inc. ("Granville Agreement") dated as of June 7, 1996. Under the terms of the agreement, Granville will merge with and into Triangle and its shares of common stock outstanding immediately prior to the effective date will be converted into Triangle common stock at an exchange ratio of 1.75 ("Granville Exchange Ratio"). Each Granville shareholder will receive a number of Triangle common shares equal to the number of shares of Granville common stock owned by such shareholder multiplied by the Granville exchange ratio. No fractional shares will be issued but Granville shareholders, in lieu of the issuance of fractional shares, will receive cash as determined in the Granville Agreement. The foregoing summary is qualified in its entirety by reference to the Granville Agreement.

Equity Research Services, Inc. ("Equity Research") is a North Carolina-based corporation primarily engaged in: (i) performing valuations of, and valuations related to, closely held and publicly traded companies and (ii) conducting research on the performance and investment characteristics of publicly-traded companies and publishing such analyses in the form of reports which are made available to the respective companies and the investment community. All reports generated by Equity Research for the purpose of investor relations are designated "Investor Relations Report" and Equity Research receives a fee (from the company whose securities are described) for producing such reports. The reports do not contain a purchase or investment rating but do consider certain investment characteristics of the respective company's securities. In addition, Equity Research regularly responds to inquiries from brokers, shareholders and others who have questions about the respective company.

In connection with the services including and related to the "Investor Relations Reports", the majority of Equity Research's clients are banks which are located in North Carolina. Until September 30, 1995, one of Equity Research's such clients was Triangle. Equity Research's engagement by Triangle began on January 17, 1993 and involved the production of the above mentioned "Investor Relations Reports" as well as responding to questions about the Company as discussed above.


          FINANCIAL ADVISORY, VALUATION AND INVESTOR RELATIONS SERVICES
                         EQUITY RESEARCH SERVICES, INC.
                      P.O. BOX 2942, RALEIGH, NC 27602-2942
                                 (919) 876-8868

Board of Directors
June 24, 1996

Equity Research was selected by Granville as its financial advisor because of its knowledge of and experience in valuations and capital markets and expertise in the commercial banking industry. Equity Research does not trade in the securities of either Granville or Triangle for its own account or for its clients.

In connection with rendering its opinion to Granville's Board of Directors, Equity Research, among other things, (i) reviewed the financial terms of the Agreement; (ii) reviewed drafts of the Joint Proxy-Prospectus; (iii) reviewed and analyzed the financial position and performance of Granville and Triangle as reflected in certain information provided for this purpose by the respective managements; (iv) reviewed historical stock prices of Granville and Triangle as well as, to the extent possible, trading activity in their common stocks; (v) reviewed information including, but not limited to, Annual Reports to shareholders, Annual Reports on Form 10-K and Form F-2, Quarterly Reports to shareholders, Quarterly Reports on Form 10-Q and Form F-4, proxy statements, Uniform Bank Performance Reports, Call Reports and conducted a general and financial comparison of the two companies to one another, as well as to other comparable institutions; and (vi) analyzed the terms of other control transactions involving whole bank mergers of commercial banks in the southeast. Equity Research also analyzed overall market, economic, financial and other considerations as well.

In providing its opinion, Equity Research, without independent verification, relied on the accuracy and completeness of financial and other information provided to us or publicly available and have not independently verified such information. We have not performed or considered any independent appraisal or evaluation of the assets of Granville or Triangle. Additionally, Equity Research made numerous assumptions with respect to business conditions, economic conditions, projections of Granville's and Triangle's performance, as well as other matters, many of which are beyond Granville's and Triangle's control. Any estimates contained in Equity Research's analysis are not necessarily indicative of future results or values, nor do they purport to be appraisals or reflect prices at which securities could actually be bought or sold.

Based on the foregoing, it is our opinion that the Merger is fair, from a financial point of view and as of the date hereof, to the shareholders of Granville United Bank.

Sincerely,

(Signature of Equity Research Services, Inc.)

Equity Research Services, Inc.

                                  APPENDIX III


              EXCERPT FROM NORTH CAROLINA BUSINESS CORPORATION ACT


                                   ARTICLE 13.

                               Dissenters' Rights.

PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

SS. 55-13-01.  DEFINITIONS.

         In this Article:

                  (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                  (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

                  (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

                  (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

                  (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                  (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                  (7)  "Shareholder"   means  the  record   shareholder  or  the
                  beneficial shareholder.

                                     III-1

SS. 55-13-02.  RIGHT TO DISSENT.

(a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                  (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or
                  (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

                  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

                  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

                                     III-2

SS. 55-13-03.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                  (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                  (2) He does so with respect to all shares of which he is the beneficial shareholder.

PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

SS. 55-13-20.  NOTICE OF DISSENTERS' RIGHTS.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

(b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

(c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

SS. 55-13-21.  NOTICE OF INTENT TO DEMAND PAYMENT.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

                  (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                  (2) Must not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.



                                     III-3

SS. 55-13-22.  DISSENTERS' NOTICE.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

(b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Supply a form for demanding payment;

                  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

                  (5) Be accompanied by a copy of this Article.

SS. 55-13-23.  DUTY TO DEMAND PAYMENT.

(a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.


(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

SS. 55-13-24.  SHARE RESTRICTIONS.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

                                   III-4

SS. 55-13-25.  OFFER OF PAYMENT.

(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.

(b)      The offer of payment must be accompanied by:

                  (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's estimate of the fair value of the shares;

                  (3) An explanation of how the interest was calculated;

                  (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

                  (5) A copy of this Article.

SS. 55-13-26.  FAILURE TO TAKE ACTION.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)  If  after  returning   deposited   certificates   and  releasing   transfer
restrictions, the corporation takes the proposed action, it must sent a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

SS. 55-13-28. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH CORPORATION'S OFFER OR FAILURE TO PERFORM.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or reject the corporation's offer under G.S. 55-13-25 and demand payment of the fair value of his shares and interest due, if:

                  (1) The dissenter believes that the amount offered under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

                  (2) The corporation fails to make payment to a dissenter who accepts the corporation's offer under G.S. 55-13-25 within 30 days after the dissenter's acceptance; or



                                     III-5

                  (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation offered payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

PART 3. JUDICIAL APPRAISAL OF SHARES.

SS. 55-13-30.  COURT ACTION.

(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenter the amount offered by the corporation under G.S. 55-13-25.

(a) (1) If the dissenter does not commence the proceeding within the 60-day period, the dissenter shall have an additional 30 days to either (i) accept in writing the amount offered by the corporation under G.S. 55-13-25, upon which the corporation shall pay such amount to the dissenter in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenter who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

(b) Reserved for future codification purposes.

(c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to a trial by jury.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.


                                     III-6

SS. 55-13-31.  COURT COSTS AND COUNSEL FEES.

(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

                  (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.



                                     III-7

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

     PERMISSIBLE INDEMNIFICATION. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests, and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

     MANDATORY INDEMNIFICATION. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

     ADVANCE FOR EXPENSES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

     VOLUNTARY INDEMNIFICATION. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

     COURT-ORDERED INDEMNIFICATION. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

     PARTIES ENTITLED TO INDEMNIFICATION. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

     INDEMNIFICATION BY THE REGISTRANT. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents, and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification.

     Under the NCBCA, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. The Registrant currently maintains a directors' and officers' liability insurance policy.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits and financial statement schedules are filed as part of this Registration Statement.

(a)  Exhibits

Exhibit No.
pursuant to
Item 601 of
Regulation S-K        Description of Exhibit

2                              Agreement and Plan of Reorganization and Merger among Granville United Bank, Triangle
                               Bancorp, Inc. and Triangle Bank dated June 7, 1996 (included as and incorporated by reference from Appendix I to the Prospectus/Proxy Statement filed as a part of the
                               Registration Statement)

5                              Opinion of Moore & Van Allen, PLLC as to the legality of the securities to be registered

8                              Opinion of Coopers & Lybrand L.L.P. as to tax matters

10(a)                          Triangle Bancorp, Inc. 1988 Incentive Stock Option Plan, as amended on December 16, 1993 and May 23, 1995 (incorporated by reference from Exhibit 10(a) of Registrant's Registration
                               Statement on Form S-4 (Registration No. 33-93918)

10(b)                          Triangle Bancorp, Inc. 1988 Non-Qualified Stock Option Plan, as amended on December 16,
                               1993 (incorporated by reference to Exhibit 10(e) to the Registrant's Form 10-K for the
                               fiscal year ended December 31, 1993 as filed with the Commission on March 31, 1994)


                                      II-2



10(c)                          Triangle  Bank  Deferred  Compensation  Plan  for
                               Outside Directors (incorporated by reference to Exhibit 10(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1993 as filed with the Commission on March 31, 1994)

10(d)                          Employment Agreement between Triangle Bank and Michael S. Patterson (incorporated by reference to Exhibit 10(a) to Registrant's Form 10-K for the fiscal year ended December 31,
                               1993 filed with the Commission on March 31, 1994)

10(e)                          Employment Agreement between Triangle Bank and John B. Harris (incorporated by reference to
                               Exhibit 10(b) to Registrant's Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission on March 31, 1994)

10(f)                          Employment Agreement between Triangle Bank and H. Leigh Ballance, Jr. (incorporated by reference to Exhibit 10(j) to the Registrant's Form 10-K for the year ended December 31,
                               1994, as filed with the Commission on March 31, 1995)

10(g)                          Deferred Compensation Agreement between Triangle Bank and Michael S. Patterson
                               (incorporated by reference from Exhibit 10(g) of Registrant's Registration Statement on
                               Form S-4 (Registration No. 33-86226))

10(h)                          Deferred Compensation Agreement between Triangle Bank and John B. Harris (incorporated by reference from Exhibit 10(h) of Registrant's Registration Statement on Form S-4
                               (Registration No. 33-86226))

10(i)                          Deferred Compensation Agreement between Triangle Bank and Debra L. Lee (incorporated by reference from Exhibit 10(i) of Registrant's Registration Statement on Form S-4
                               (Registration No. 33-86226))

10(j)                          Change of Control Agreement dated June 18, 1996 between Triangle Bank and Steven R. Ogburn

10(k)                          Change of Control Agreement dated June 18, 1996 between Triangle Bank and Debra L. Lee

13(a)                          Granville United Bank Annual Report on Form F-2 for fiscal year ended December 31, 1995

13(b)                          Granville United Bank Quarterly Report on Form F-4 for quarter ended
                               March 31, 1996

13(c)                          Granville United Bank Current Report on Form F-3 dated June 18, 1996

23(a)                          Consent of Moore & Van Allen,PLLC (contained in its opinion submitted as Exhibit 5 hereto)

23(b)                          Consent of Coopers & Lybrand L.L.P.

23(c)                          Consent of Langdon & Company

23(d)                          Consent of Equity Research Services, Inc.


                                      II-3




23(e)                          Consent of Coopers & Lybrand L.L.P. regarding tax opinion (contained in its opinion submitted as Exhibit 8 hereto)

24                             Power of Attorney

99                             Form of proxy to be used in connection with the Special Meeting of Shareholders of
                               Granville United Bank

(b)                            Financial Statement Schedules

                               All financial  statement schedules are omitted as
                               substantially   all   required   information   is
                               contained   in   the   Registrants   consolidated
                               financial   statements   which  are  incorporated
                               herein by reference or is not applicable.


ITEM 22.  UNDERTAKINGS

     (A)      The undersigned registrant hereby undertakes:

                      (1) to file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       (2) that,  for the purpose of  determining  any liability
              under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                      (3)  to   remove   from   registration   by   means  of  a
              post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

              In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (D) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (E) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 27, 1996.

                         TRIANGLE BANCORP, INC.


                         BY: /s/ Michael S. Patterson
                             Michael S. Patterson
                            President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                          SIGNATURE                                           TITLE                         DATE

       /s/ Michael S. Patterson
       ------------------------------------------------
       (Michael S. Patterson)                                 President, Chief Executive               June 27, 1996
                                                              Officer and Director
                                                              (Principal Executive
                                                              Officer)

       /s/ Debra L. Lee                                                                                June 27, 1996
       ------------------------------------------------       Chief Financial Officer
                         (Debra L. Lee)                       (Principal Financial Officer
                                                              and Principal Accounting
                                                              Officer)

       /s/ Charles H. Ashford, Jr.                             Chairman and Director                   June 27, 1996
       ------------------------------------------------
                   (Charles H. Ashford, Jr.)


       /s/ H. Leigh Ballance, Jr.                              Director                                June 27, 1996
       ------------------------------------------------
                    (H. Leigh Ballance, Jr.)


       /s/ Edwin B. Borden                                     Director                                June 27, 1996
       ------------------------------------------------
                      (Edwin B. Borden)


       /s/ Robert E. Bryan, Jr.                                Director                                June 27, 1996
       ------------------------------------------------
                  (Robert E. Bryan, Jr.)



                                      II-6

                          SIGNATURE                                           TITLE                         DATE

                                                               Director                                June __, 1996
       ------------------------------------------------
                  (William C. Burkhardt)


                                                               Director                                June __, 1996
       ------------------------------------------------
                    (David T. Clancy)


       /s/ N. Leo Daughtry                                     Director                                June 27, 1996
       ------------------------------------------------
                    (N. Leo Daughtry)


       /s/ Syd W. Dunn, Jr.                                    Director                                June 27, 1996
       ------------------------------------------------
                   (Syd W. Dunn, Jr.)


       /s/ Willie S. Edwards                                   Director                                June 27, 1996
       ------------------------------------------------
                  (Willie S. Edwards)


                                                               Director                                June __, 1996
       ------------------------------------------------
                  (James P. Godwin, Sr.)


       /s/ Robert L. Guthrie                                   Director                                June 27, 1996
       ------------------------------------------------
                    (Robert L. Guthrie)


                                                               Director                                June __, 1996
       ------------------------------------------------
                    (John B. Harris, Jr.)


       /s/ George W. Holt                                      Director                                June 27, 1996
                     (George W. Holt)



                                      II-7




                          SIGNATURE                                           TITLE                         DATE


       /s/ Earl Johnson, Jr.                                   Director                                June 27, 1996
       ------------------------------------------------
                     (Earl Johnson, Jr.)



       /s/ O. A. Keller, III                                   Director                                June 27, 1996
       ------------------------------------------------
                      (O. A. Keller, III)


       /s/ Edythe P. Lumsden                                   Director                                June 27, 1996
       -------------------------------------------
                    (Edythe P. Lumsden)


       /s/ J. L. Maxwell, Jr.                                  Director                                June 27, 1996
       ----------------------------------------------
                     (J. L. Maxwell, Jr.)


       /s/ Wendell H. Murphy                                   Director                                June 27, 1996
       ------------------------------------------
                   (Wendell H. Murphy)


       /s/ N. Johnson Tilghman                                 Director                                June 27, 1996
       -----------------------------------------
                  (N. Johnson Tilghman)


       /s/ Sydnor M. White, Jr.                                Director                                June 27, 1996
       -------------------------------------------
                  (Sydnor M. White, Jr.)


       /s/ J. Blount Williams                                  Director                                June 27, 1996
       ----------------------------------------------
                    (J. Blount Williams)


                                    EXHIBITS
                                  EXHIBIT INDEX

Exhibit Number
Pursuant to
Item 601 of
Regulation S-K                 Description                                                                              Page No.
2                              Agreement and Plan of Reorganization and Merger among Granville United Bank,
                               Triangle Bancorp, Inc. and Triangle Bank dated June 7, 1996 (included as and incorporated by reference from Appendix I to the Prospectus/Proxy Statement filed as part of the Registration Statement)

5                              Opinion of Moore & Van Allen, PLLC as to the legality of the securities to be registered

8                              Opinion of Coopers & Lybrand L.L.P. as to income tax matters

10(a)                          Triangle Bancorp, Inc. 1988 Incentive Stock Option Plan, as amended on
                               December 16, 1993 and May 23, 1995 (incorporated by reference from Exhibit
                               10(a) to the Registrant's Registration Statement on Form S-4 (Registration No.
                               33-93918)

10(b)                          Triangle Bancorp, Inc. 1988 Non-Qualified Stock Option Plan, as amended on
                               December 16, 1993 (incorporated by reference to Exhibit 10(e) to the
                               Registrant's Form 10-K for the fiscal year ended December 31, 1993 as filed with the Commission on March 31, 1994)

10(c)                          Triangle  Bank  Deferred  Compensation  Plan  for
                               Outside Directors (incorporated by reference to Exhibit 10(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1993 as filed with the Commission on March 31, 1994)

10(d)                          Employment Agreement between Triangle Bank and Michael S. Patterson
                               (incorporated by reference to Exhibit 10(a) to Registrant's Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission on March 31,
                               1994)

10(e)                          Employment Agreement between Triangle Bank and John B. Harris (incorporated by reference to Exhibit 10(b) to Registrant's Form 10-K for the fiscal year ended
                               December 31, 1993 filed with the Commission on March 31, 1994)

10(f)                          Employment Agreement between Triangle Bank and H. Leigh Ballance, Jr.
                               (incorporated by reference to Exhibit 10(j) to the Registrant's Form 10-K for the year ended December 31, 1994, filed with the Commission on March 31, 1995)

10(g)                          Deferred Compensation Agreement between Triangle Bank and Michael S. Patterson
                               (incorporated by reference from Exhibit 10(g) of Registrant's Registration
                               Statement on Form S-4 (Registration No. 33-86226))






Exhibit Number
Pursuant to
Item 601 of
Regulation S-K                 Description                                                                              Page No.

10(h)                          Deferred Compensation Agreement between Triangle Bank and John B. Harris
                               (incorporated by reference from Exhibit 10(h) of Registrant's Registration
                               Statement on Form S-4 (Registration No. 33-86226))

10(i)                          Deferred Compensation Agreement between Triangle Bank and Debra L. Lee
                               (incorporated by reference from Exhibit 10(i) of Registrant's Registration
                               Statement on Form S-4 (Registration No. 33-86226))

10(j)                          Change of Control Agreement dated June 18, 1996 between Triangle Bank and
                               Steven R. Ogburn

10(k)                          Change of Control Agreement dated June 18, 1996 between Triangle Bank and
                               Debra L. Lee

13(a)                          Granville United Bank Annual Report on Form F-2 for fiscal year ended December
                               31, 1995

13(b)                          Granville United Bank Quarterly Report on Form F-4 for quarter ended March 31,
                               1996

13(c)                          Granville United Bank Current Report on Form F-3 dated June 18, 1996

23(a)                          Consent of Moore & Van Allen,PLLC (contained in its opinion submitted as
                               Exhibit 5 hereto)

23(b)                          Consent of Coopers & Lybrand L.L.P.

23(c)                          Consent of Langdon & Company

23(d)                          Consent of Equity Research Services, Inc.

23(e)                          Consent of Coopers & Lybrand L.L.P. regarding tax opinion (contained in its opinion submitted as Exhibit 8 hereto)

24                             Power of Attorney

99                             Form of proxy to be used in connection with the Special Meeting of Shareholders of
                               Granville United Bank

(b)                            Financial Statement Schedules

                               All financial  statement schedules are omitted as
                               substantially   all   required   information   is
                               contained   in   the   Registrants   consolidated
                               financial   statements   which  are  incorporated
                               herein by reference or is not applicable.
